Exhibit 10.10c

CERTAIN INFORMATION HAS BEEN EXCLUDED FROM THIS EXHIBIT BECAUSE IT IS BOTH NOT MATERIAL AND IS THE TYPE OF INFORMATION THAT THE REGISTRANT TREATS AS PRIVATE OR CONFIDENTIAL.
[**] INDICATES THAT INFORMATION HAS BEEN REDACTED.
EXECUTION VERSION
SECOND AMENDMENT TO TENTH AMENDED AND RESTATED RECEIVABLES PURCHASE AGREEMENT
THIS SECOND AMENDMENT, dated as of September 25, 2026 (this “Amendment”), to THE TENTH AMENDED AND RESTATED RECEIVABLES PURCHASE AGREEMENT, dated as of September 28, 2022 (as further amended, restated, supplemented or otherwise modified as of the date hereof, the “Receivables Purchase Agreement”), by and among AFC FUNDING CORPORATION, an Indiana corporation (the “Seller”), AUTOMOTIVE FINANCE CORPORATION, an Indiana corporation (the “Servicer”), the Purchasers and Purchaser Agents parties thereto and BANK OF MONTREAL, as the agent (the “Agent”).
WHEREAS, capitalized terms used herein but not otherwise defined shall have the meanings ascribed to them in the Receivables Purchase Agreement;
WHEREAS, the parties hereto desire to amend the Receivables Purchase Agreement as provided herein;
WHEREAS, Truist Bank desires to exit the facility and cease to be a “Purchaser” and “Purchaser Agent” under the Receivables Purchase Agreement; and
WHEREAS, in connection with the exit, the Maximum Commitment of the remaining Purchasers are being adjusted as set forth on the signature pages of Exhibit A to this Amendment.
NOW, THEREFORE, in consideration of the premises and the other mutual covenants contained herein, the parties hereto agree as follows:
SECTION 1.    Amendments. Certain provisions of the Receivables Purchase Agreement are hereby amended as set forth on Exhibit A to this Amendment. Language being inserted into the applicable section of the Receivables Purchase Agreement is evidenced by bold and underline formatting. Language being deleted from the applicable section of the Receivables Purchase Agreement is evidenced by strike-through formatting.
SECTION 2.    Exit of Truist Bank.
(a)     Effective as of the date hereof (the “Truist Exit Date”), Truist Bank’s Maximum Commitment shall be reduced to $0.
(b)    On the Truist Exit Date, the Seller shall pay or cause to be paid to Truist Bank (or its Purchaser Agent) an amount equal to $[**] (the “Truist Payoff Amount”). Upon receipt of the Truist Payoff Amount, Truist Bank shall have no further right to receive any Collections or other amounts under the Receivables Purchase Agreement.

(c)    Effective upon payment in full of the Truist Payoff Amount, (i) Truist Bank shall cease to be a “Purchaser” and a “Purchaser Agent” under the Receivables Purchase Agreement and (ii) Truist Bank shall be released from all of its obligations as a Purchaser and Purchaser Agent under the Receivables Purchase Agreement and the other Transaction Documents (other than obligations that by their terms survive termination).
(d)    Each of the Seller, the Servicer, the Agent and each other Purchaser and Purchaser Agent hereby consents to the exit of Truist Bank and the reduction of Truist Bank’s Maximum Commitment as described in this Section 2.
SECTION 3.    Representations and Warranties. Each of the Seller and Servicer hereby represents and warrants to the Agent, the Purchasers and the Purchaser Agents as follows:
(a)     The execution and delivery by such Person of this Amendment, and the performance of its obligations under this Amendment and the Agreement, as amended hereby, are within its corporate powers and have been duly authorized by all necessary corporate action on its part. This Amendment and the Agreement, as amended hereby, are its valid and legally binding obligations, enforceable in accordance with its terms;
(b)     The representations and warranties of such Person contained in Exhibit III and Exhibit VII to the Receivables Purchase Agreement are true and correct as of the date hereof (unless such representation and warranty relates solely to an earlier date, in which case such representation and warranty was true and correct as of such earlier date);
(c)    No Termination Event or Unmatured Termination Event shall have occurred and be continuing;
(d)     The sum of the aggregate of the Participations does not exceed 100%; and
(e)     The amount on deposit in the Cash Reserve Account is equal to or greater than the Cash Reserve.
SECTION 4.    Effectiveness. This Amendment shall become effective upon the receipt by the Agent of each of the counterparts of this Amendment executed by each of the parties hereto and evidence of payment of the Truist Payoff Amount.
SECTION 5.    Miscellaneous.
(a)    References in the Receivables Purchase Agreement. Upon the effectiveness of this Amendment, each reference in the Receivables Purchase Agreement to “this Agreement”, “hereunder”, “hereof”, “herein”, or words of like import shall mean and be a reference to the Receivables Purchase Agreement as amended hereby, and each reference to the Receivables Purchase Agreement in any other Transaction Document or any other document, instrument or agreement, executed and/or delivered in connection with any Transaction Document shall mean and be a reference to the Receivables Purchase Agreement as amended hereby.
(b)    Effect on the Receivables Purchase Agreement; Integration. Except as specifically amended hereby, the Receivables Purchase Agreement shall remain in full force and effect. The
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Receivables Purchase Agreement (as amended hereby) together with the other Transaction Documents contains the final and complete integration of all prior expressions by the parties hereto with respect to the subject matter hereof, superseding all prior oral or written understandings.
(c)    No Waiver. The execution, delivery and effectiveness of this Amendment shall not operate as a waiver of any right, power or remedy of any Person under the Receivables Purchase Agreement (as amended hereby) or any other document, instrument or agreement executed in connection therewith, nor constitute a waiver of any provision contained therein.
(d)    Successors and Assigns. This Amendment shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and assigns.
(e)    Counterparts. This Amendment may be executed in any number of counterparts, and by the different parties hereto on the same or separate counterparts, each of which shall be deemed to be an original instrument but all of which together shall constitute one and the same agreement. Delivery of an executed counterpart of a signature page by facsimile or other electronic transmission shall be effective as delivery of a manually executed counterpart of this Amendment. Any signature (including, without limitation, (x) any electronic symbol or process attached to, or associated with, a contract or other record and adopted by a person with the intent to sign, authenticate or accept such contract or record and (y) any facsimile or .pdf signature) hereto or to any other certificate, agreement or document related to this transaction, and any contract formation or record-keeping, in each case, through electronic means, shall have the same legal validity and enforceability as a manually executed signature or use of a paper-based record-keeping system to the fullest extent permitted by applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, or any similar state law based on the Uniform Electronic Transactions Act, and the parties hereto hereby waive any objection to the contrary.
(f)    Headings. The descriptive headings of the various sections of this Amendment are inserted for convenience of reference only and shall not be deemed to affect the meaning or construction of any of the provisions hereof.
(g)    Reaffirmation of Performance Guaranty. By signing below, OPENLANE, Inc., f/k/a KAR Auction Services, Inc., reaffirms its obligations under the Performance Guaranty after giving effect to this Amendment.
(h)    Amendments. This Amendment may not be amended or otherwise modified except as provided in the Receivables Purchase Agreement.
(i)    Governing Law. This Amendment shall be governed by, and construed in accordance with, the internal laws of the State of Indiana without reference to conflict of laws principles.
[Signature Pages Follow]

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IN WITNESS WHEREOF, the parties have caused this Amendment to be executed by their respective officers thereunto duly authorized, as of the date first above written.

AFC FUNDING CORPORATION, as Seller

By: /s/ AMY WIRGES
Name: Amy Wirges
Title: Senior Vice President, Finance; Treasurer

AUTOMOTIVE FINANCE CORPORATION,
as Servicer

By: /s/ AMY WIRGES
Name: Amy Wirges
Title: Senior Vice President, Finance; Treasurer

S-1	AFC Amendment No. 2 to Tenth A&R RPA

FAIRWAY FINANCE COMPANY, LLC, as a Purchaser

By: /s/ APRIL GROSSO
Name: April Grosso
Title: Vice President

BMO CAPITAL MARKETS CORP., as Purchaser
Agent for Fairway Finance Company, LLC and Bank of Montreal

By: /s/ LINDSAY BANUELOS
Name: Lindsay Banuelos
Title: Director

S-2	AFC Amendment No. 2 to Tenth A&R RPA

BANK OF MONTREAL, as Agent

By: /s/ KAREN LOUIE
Name: Karen Louie
Title: Managing Director

BANK OF MONTREAL, as Purchaser

By: /s/ KAREN LOUIE
Name: Karen Louie
Title: Managing Director

S-3	AFC Amendment No. 2 to Tenth A&R RPA

ROYAL BANK OF CANADA, as Purchaser Agent for Thunder Bay Funding, LLC

By: /s/ HARMAN MALHI
Name: Harman Malhi
Title: Authorized Signatory

By: /s/ MICHAEL J. THIEM
Name: Michael J. Thiem
Title: Authorized Signatory

THUNDER BAY FUNDING, LLC, as a Purchaser

By: Royal Bank of Canada,
its attorney-in-fact

By: /s/ HARMAN MALHI
Name: Harman Malhi
Title: Authorized Signatory

AFC - Amendment No. 2 to Tenth A&R RPA

PNC BANK, NATIONAL ASSOCIATION,
as Purchaser and Purchaser Agent for itself

By: /s/ LAWRENCE BELLER
Name: Lawrence Beller
Title: Executive Vice President

AFC - Amendment No. 2 to Tenth A&R RPA

TRUIST BANK, as Purchaser and as Purchaser Agent for itself

By: /s/ BRYCE NUGENT
Name: Bryce Nugent
Title: Vice President

AFC - Amendment No. 2 to Tenth A&R RPA

FIFTH THIRD BANK, NATIONAL ASSOCIATION, as Purchaser and as Purchaser Agent for itself

By: /s/ CHARLIE HINKLE
Name: Charlie Hinkle
Title: Director

AFC - Amendment No. 2 to Tenth A&R RPA

JPMORGAN CHASE BANK N.A., as Purchaser Agent for Chariot Funding LLC and Falcon Asset Funding LLC

By: /s/ JOHN M KUHNS
Name: John M Kuhns
Title: Executive Director

CHARIOT FUNDING LLC, as a Purchaser

By: JPMorgan Chase Bank, N.A., its attorney-in-
fact

By: /s/ JOHN M KUHNS
Name: John M Kuhns
Title: Executive Director

FALCON ASSET FUNDING LLC, as a Purchaser

By: JPMorgan Chase Bank, N.A., its attorney-in-
fact

By: /s/ JOHN M KUHNS
Name: John M Kuhns
Title: Executive Director

AFC - Amendment No. 2 to Tenth A&R RPA

U.S. BANK NATIONAL ASSOCIATION, as Purchaser and as Purchaser Agent for itself

By: /s/ PAWEL BANIA
Name: Pawel Bania
Title: Vice President

AFC - Amendment No. 2 to Tenth A&R RPA

Acknowledged and Agreed:

OPENLANE, INC., f/k/a KAR AUCTION SERVICES, INC.,
as provider of the Performance Guaranty

By: /s/ BRADLEY P. HERRING
Name: Bradley P. Herring
Title: Executive Vice President, Chief
Financial Officer, and Treasurer
AFC - Amendment No. 2 to Tenth A&R RPA

EXHIBIT A

[See attached]
Exhibit A

EXECUTION VERSION
Conformed through First Amendment and Joinder, dated September 27, 2024
Conformed through Second Amendment, dated September 25, 2026

TENTH AMENDED AND RESTATED
RECEIVABLES PURCHASE AGREEMENT

dated as of September 28, 2022

among

AFC FUNDING CORPORATION,

as Seller,

AUTOMOTIVE FINANCE CORPORATION,

as Servicer,

The entities from time to time
parties hereto as Purchasers or Purchaser Agents hereunder

and

BANK OF MONTREAL,

as the Agent

(continued)
Page

ARTICLE I.    AMOUNTS AND TERMS OF THE PURCHASES    1
Section 1.1.    Purchase Facility    1
Section 1.2.    Making Purchases    2
Section 1.3.    Participation Computation    4
Section 1.4.    Settlement Procedures    4
Section 1.5.    Fees    8
Section 1.6.    Payments and Computations, Etc    8
Section 1.7.    Legal Final Maturity Date    9
Section 1.8.    Increased Costs    9
Section 1.9.    Dilutions; Application of Payments    10
Section 1.10.    Requirements of Law    11
Section 1.11.    [Reserved]    12
Section 1.12.    Additional and Replacement Purchasers, Increase in Maximum Amount    12
Section 1.13.    Rates    13
Section 1.14.    Inability to Determine Rates; Benchmark Replacement Setting; Illegality    14
ARTICLE II.    REPRESENTATIONS AND WARRANTIES; COVENANTS; TERMINATION EVENTS    17
Section 2.1.    Representations and Warranties; Covenants    17
Section 2.2.    Termination Events    17
ARTICLE III.    INDEMNIFICATION    17
Section 3.1.    Indemnities by the Seller    17
Section 3.2.    Indemnities by AFC    19
Section 3.3.    Indemnities by Successor Servicer    21
ARTICLE IV.    ADMINISTRATION AND COLLECTIONS    22
Section 4.1.    Appointment of Servicer    22
Section 4.2.    Duties of Servicer; Relationship to Backup Servicing
Agreement    23
Section 4.3.    Deposit Accounts; Establishment and Use of Certain Accounts    24
Section 4.4.    Enforcement Rights    25

ii

(continued)
Page

Section 4.5.    Responsibilities of the Seller    26
Section 4.6.    Servicing Fee    27
Section 4.7.    Specified Ineligible Receivables    27
ARTICLE V.    THE AGENTS    27
Section 5.1.    Appointment and Authorization    27
Section 5.2.    Delegation of Duties    28
Section 5.3.    Exculpatory Provisions    28
Section 5.4.    Reliance by Agents    29
Section 5.5.    Notice of Termination Date    30
Section 5.6.    Non-Reliance on Agent, Purchaser Agents and Other
Purchasers    30
Section 5.7.    Agent, Purchaser Agents and Purchasers    30
Section 5.8.    Indemnification    31
Section 5.9.    Successor Agent    31
ARTICLE VI.    MISCELLANEOUS    31
Section 6.1.    Amendments, Etc    31
Section 6.2.    Notices, Etc    32
Section 6.3.    Assignability    32
Section 6.4.    Costs, Expenses and Taxes    33
Section 6.5.    No Proceedings; Limitation on Payments    34
Section 6.6.    Confidentiality    34
Section 6.7.    GOVERNING LAW AND JURISDICTION    35
Section 6.8.    Execution in Counterparts    35
Section 6.9.    Survival of Termination    35
Section 6.10.    WAIVER OF JURY TRIAL    35
Section 6.11.    Entire Agreement    36
Section 6.12.    Headings    36
Section 6.13.    Liabilities of the Purchasers    36
Section 6.14.    Tax Treatment    36

ii

(continued)

EXHIBIT I    DEFINITIONS    I-1
EXHIBIT II    CONDITIONS OF PURCHASES    II-1
EXHIBIT III    REPRESENTATIONS AND WARRANTIES    III-1
EXHIBIT IV    COVENANTS    IV-1
EXHIBIT V    TERMINATION EVENTS    V-1
EXHIBIT VI    PORTFOLIO CERTIFICATE    VI-1
EXHIBIT VII    PERFECTION REPRESENTATIONS, WARRANTIES AND COVENANTS    VII-1

SCHEDULE I    [RESERVED]
SCHEDULE II    DEPOSIT BANKS AND DEPOSIT ACCOUNTS    II-1
SCHEDULE III    NET RECEIVABLES POOL BALANCE CALCULATION    III-1
SCHEDULE IV    [RESERVED]    IV-1
SCHEDULE V    TAX MATTERS    V-1
SCHEDULE VI    COMPETITOR FINANCIAL INSTITUTIONS    VI-1

ANNEX A    FORM OF PURCHASE NOTICE
ANNEX B    FORM OF SERVICER REPORT
ANNEX C    FORM OF JOINDER AGREEMENT

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TENTH AMENDED AND RESTATED
RECEIVABLES PURCHASE AGREEMENT
This TENTH AMENDED AND RESTATED RECEIVABLES PURCHASE AGREEMENT, originally dated as of December 31, 1996, amended and restated as of May 31, 2002, as of June 15, 2004, as of April 20, 2007, as of April 26, 2011, as of June 21, 2013, as of June 16, 2015, as of December 20, 2016, as of December 18, 2018, as of September 29, 2020 and as of September 28, 2022 (as further amended, supplemented or otherwise modified from time to time, the “Agreement”) is entered into among AFC FUNDING CORPORATION, an Indiana corporation, as seller (the “Seller”), AUTOMOTIVE FINANCE CORPORATION, an Indiana corporation (“AFC”), as initial servicer (in such capacity, together with its successors and permitted assigns in such capacity, the “Servicer”), the entities from time to time parties hereto as Purchasers or Purchaser Agents and BANK OF MONTREAL, a Canadian chartered bank, as agent for the Purchasers (in such capacity, together with its successors and assigns in such capacity, the “Agent”).
PRELIMINARY STATEMENTS. Certain terms that are capitalized and used throughout this Agreement are defined in Exhibit I to this Agreement. References in the Exhibits hereto to “the Agreement” refer to this Agreement, as amended, modified or supplemented from time to time.
Certain of the parties hereto are party to that certain Ninth Amended and Restated Receivables Purchase Agreement, dated as of September 29, 2020 (the “Prior Agreement”), pursuant to which the Seller has sold, transferred and assigned an undivided variable percentage interest in a pool of receivables to the Purchasers thereunder.
The parties hereto wish to amend and restate the Prior Agreement in its entirety in order to make certain changes set forth herein.
In consideration of the mutual agreements, provisions and covenants contained herein, the parties hereto agree as follows:
ARTICLE I.

AMOUNTS AND TERMS OF THE PURCHASES
Section 1.1. Purchase Facility. (a) On the terms and conditions hereinafter set forth, each Purchaser hereby agrees to purchase and make reinvestments of undivided percentage ownership interests with regard to its Participation from the Seller from time to time prior to the Termination Date. Under no circumstances shall any Purchaser make any such purchase or reinvestment, if, after giving effect to such purchase or reinvestment, (A) the aggregate Investment of such Purchaser would exceed its Maximum Commitment; or (B) the aggregate outstanding Investment of all Purchasers would exceed the Maximum Amount.
(b)    The Seller may, upon at least 30 days’ notice to the Agent, the Purchaser Agents, the Servicer and the Backup Servicer, terminate the purchase facility provided in Section 1.1(a) in whole or, from time to time, irrevocably reduce in part the unused portion of the Maximum Amount (for purposes of this calculation, any deferred purchase amounts which Purchasers are still

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obligated to fund prior to any applicable Deferred Purchase Date(s) under Section 1.2(a) shall be treated as funded); provided that each partial reduction shall be in the amount of at least $1,000,000, or an integral multiple of $500,000 in excess thereof and shall not reduce the Maximum Amount below $100,000,000. Any such reductions shall be applied to the Maximum Commitments of the Purchasers on a pro rata basis or as otherwise consented to by the Agent.
(c)    On the date hereof, the Seller shall either (1) request a purchase hereunder from the Purchaser Groups increasing their Maximum Commitments on the date hereof (on a non-pro rata basis) and apply the proceeds thereof to solely realign the aggregate Investments of the Purchasers hereunder such that after giving effect to such payments the aggregate Investment is funded by all Purchaser Groups on a pro rata basis based on their Maximum Commitments as a percentage of the Maximum Amount or (2) request a purchase hereunder in the ordinary course but on a non-pro rata basis (to the extent necessary) from the Purchasers such that after giving effect thereto the aggregate Investments of the Purchasers hereunder shall be funded by all Purchaser Groups on a pro rata basis based on their Maximum Commitments as a percentage of the Maximum Amount.
Section 1.2. Making Purchases. (a) Each purchase (but not reinvestment under Section 1.4(c)) of undivided ownership interests with regard to any Participation of any Purchaser hereunder shall be made upon the Seller’s irrevocable written notice in the form of Annex A (a “Purchase Notice”) delivered to the Agent and each Purchaser Agent in accordance with Section 6.2 (which notice must be received by such Purchaser Agents prior to 2:00 p.m., Chicago time) on the Business Day immediately preceding the date of such proposed purchase. Each such notice of any such proposed purchase shall specify the desired amount and date of such purchase. Notwithstanding the foregoing, any Purchaser may, in its sole discretion by written notice to the Seller, Servicer and Agent by 5:00 p.m. on the date of receipt of a Purchase Notice, elect to fund any requested purchase (but not reinvestment under Section 1.4(c)) no later than the [**] day following the requested purchase date (the “Deferred Purchase Date”), rather than on the requested purchase date. Upon receipt of any such notice, the Agent shall forward a copy thereof promptly to all Purchaser Agents. In the event that a Purchaser so elects to defer funding a purchase, subject to the adjustment of the purchase amount payable as described in clause (i) below, the Purchaser shall be obligated to fund such purchase no later than such Deferred Purchase Date so long as all applicable conditions to such purchase pursuant to Exhibit II were satisfied on the related requested purchase date (regardless of whether such conditions to funding are not satisfied thereafter or on the Deferred Purchase Date). A Purchaser which has elected a Deferred Purchase Date and which has not yet funded such purchase in full or otherwise had such unfulfilled purchase reduced to zero pursuant to clause (i) below (a “Deferring Purchaser”) may (in its sole discretion) fund such purchase on any Business Day prior to such Deferred Purchase Date. Subject to the adjustment of the purchase amount payable as described in clause (i) below, the Seller shall be obligated to accept the proceeds of any such purchase on the date funded by the applicable Deferring Purchaser in accordance with this paragraph~~)~~. No non-Deferring Purchaser shall be obligated to fund any amounts required to be funded by a Deferring Purchaser. In addition, if there is a Deferring Purchaser:
all repayments of Investment shall be made on a pro rata basis across all Purchasers (based on each such Purchaser’s Investment (including, for purposes of this calculation, any deferred purchase amounts which such Purchaser is still obligated to fund prior to the applicable Deferred Purchase Date(s)) as a percentage of the aggregate Investment for all Purchasers (including the

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aggregate of all outstanding deferred purchase amounts); provided, that amounts allocated to any Deferring Purchaser shall first be applied to reduce any applicable unfulfilled purchase amounts of that Deferring Purchaser (starting with the most recently deferred purchase) without the payment of cash and then, after all such Deferring Purchaser’s unfulfilled purchase amounts have been reduced to zero, applied to reduce such Deferring Purchaser’s Investment through the payment of cash; and
future purchase requests and reports shall be calculated on a pro forma basis including the unfulfilled purchase of any Deferring Purchasers (e.g., the calculation of the Participation shall include such unfulfilled purchases). For the avoidance of doubt, no unfulfilled purchase shall accrue Discount or be included in the calculation of fees hereunder until funded.
(b)    On the date of each purchase (but not reinvestment under Section 1.4(c)) of undivided ownership interests with regard to the Participation of any Purchaser, each Purchaser shall, subject to Sections 1.1(a) and 1.2(a) and the satisfaction of the applicable conditions set forth in Exhibit II hereto, make available to its Purchaser Agent, in same day funds, an amount equal to its pro rata share (based on the Maximum Commitment of such Purchaser as a percentage of the Maximum Amount) of the amount of such purchase. Upon receipt of such funds, each such Purchaser Agent shall make such funds immediately available to the Seller pursuant to the wire instructions provided on the Purchase Notice. Notwithstanding the foregoing, with respect to any Purchaser Group, each Note Issuer in such Purchaser Group may, in its sole discretion, make available to its Purchaser Agent all or a portion of the pro rata share of such purchase allocated to such Note Issuer’s Purchaser Group. If a Note Issuer elects not to fund its Purchaser Group’s portion in full, such Note Issuer’s related Purchasers with Maximum Commitments shall, subject to Sections 1.1(a) and 1.2(a) and the satisfaction of the applicable conditions set forth in Exhibit II hereto, make available any such shortfall on such date of purchase.
(c)    The Seller hereby sells and assigns to the Agent, for the benefit of the Purchasers, an undivided percentage ownership interest equal to the Aggregate Participation in (i) each Pool Receivable then existing and thereafter arising, (ii) Seller’s right, title and interest in, to and under all Related Security with respect to such Pool Receivables, and (iii) all Collections with respect to, and other proceeds of, such Pool Receivables and Related Security.
(d)    To secure all of the Seller’s obligations (monetary or otherwise) under the Transaction Documents to which it is a party, whether now or hereafter existing or arising, due or to become due, direct or indirect, absolute or contingent, including to secure the obligation of the Servicer to apply Collections as provided in this Agreement, the Seller hereby grants to the Agent, for the benefit of the Secured Parties, a security interest in all of the Seller’s right, title and interest in, to and under all of the following, whether now or hereafter owned, existing or arising: (A) all Pool Receivables, (B) all Related Security with respect to each such Pool Receivable, (C) all Collections with respect to such Pool Receivables and Related Security, (D) the Deposit Accounts, the Liquidation Account and the Cash Reserve Account and all certificates and instruments, if any, from time to time evidencing the Deposit Accounts, the Liquidation Account and the Cash Reserve Account, all amounts on deposit therein, all investments (including any investment property) made with such funds, all claims thereunder or in connection therewith, and all interest, dividends, moneys, instruments, securities and other property from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of the foregoing, (E) all rights of

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the Seller under the Purchase and Sale Agreement, and (F) all proceeds of, and all amounts received or receivable under any or all of, the foregoing. The Agent, for the benefit of the Secured Parties, shall have, with respect to the property described in this Section 1.2(d), and in addition to all the other rights and remedies available under this Agreement, all the rights and remedies of a secured party under any applicable UCC.
Section 1.3. Participation Computation. Each Participation shall be automatically recomputed (or deemed to be recomputed) on each Business Day other than a Termination Day. Each Participation shall remain constant as computed (or deemed recomputed) as of the day immediately preceding the Termination Date until such date that the aggregate Investment and Discount thereon shall have been paid in full, all the amounts owed by the Seller hereunder and under any other Transaction Document to the Purchasers, the Purchaser Agents, the Agent, and any other Indemnified Party or Affected Person are paid in full and the Servicer shall have received the accrued Servicing Fee.
Section 1.4. Settlement Procedures. (a) Collection of the Pool Receivables shall be administered by the Servicer in accordance with the terms of this Agreement. The Seller shall provide to the Servicer on a timely basis all information needed for such administration, including notice of the occurrence of any Termination Date or Paydown Day and current computations of the Participations. The Servicer shall segregate and hold all Collections in trust for the benefit of the Seller, the Purchasers and the other Secured Parties and, within one Business Day of the receipt of Collections of Pool Receivables by the Seller or Servicer, deposit such Collections into a Deposit Account. On each day that is not a Termination Day, the Servicer shall remit to the Liquidation Account from the Deposit Accounts (other than those amounts identified as “cash collateral” with respect to the Deposit Accounts held at [**] (numbered [**] and [**])) an amount at least equal to the amount needed to make the payments set forth in clause (c) below.
(b)    Allocation of Seller’s Share of Collections Prior to Termination Date. If such day is not a Termination Day, the Servicer shall allocate out of the Seller’s Share of Collections and pay or otherwise deposit into the Cash Reserve Account as set forth below the following amounts in the following order:
first, to the Servicer any accrued and unpaid Servicing Fees;
second, deposit into the Cash Reserve Account an amount up to the excess of the Cash Reserve over the amount on deposit in the Cash Reserve Account; and
third, (i) to the extent any Enhancement Build Trigger is in effect, then either, as specified by the Seller or Servicer, (x) to be retained in the Deposit Accounts or Liquidation Account until the following Business Day for distribution pursuant to this Section 1.4(b) or Section 1.4(e), as applicable, on such following Business Day, (y) to be distributed to repay the Investment of the Participation of the Purchasers pursuant to Section 1.4(f) or (z) to the Seller to acquire Eligible Receivables under the Purchase and Sale Agreement (provided that portion of the purchase price paid in cash by the Seller for such Eligible Receivables shall not exceed [**] of the par amount of such Receivables) or (ii) if no Enhancement Build Trigger is in effect, to the Seller.

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(c)    Daily Purchaser Share Allocation. On each Business Day that is not a Termination Day, the Servicer shall allocate from the Purchasers’ Share of Collections and set aside in the Liquidation Account (unless otherwise specified below) the following amounts in the following order:
first, to the Servicer and the Backup Servicer, the Unaffiliated Servicing Fees and Backup Servicing Fees and Transition Expenses accrued through such day and not previously set aside in the Liquidation Account;
second, to each Purchaser, any applicable Discount and Program Fees accrued through such day and not previously set aside in the Liquidation Account;
third, to the Cash Reserve Account, an amount, if any, sufficient to increase the amount on deposit therein to equal the Cash Reserve;
fourth, if a voluntary paydown of Investment is being made, for application in reduction of the Investment in accordance with Section 1.4(f);
fifth, if the Aggregate Participation exceeds 100% or if such day is Paydown Day, for application in reduction of the Investment in accordance with Section 1.4(g);
sixth, to any Indemnified Party, ratably in proportion to the respective amounts owed to each such Person, any amounts owed to such Indemnified Party;
seventh, to the Backup Servicer, any accrued and unpaid Backup Servicing Fees, after giving effect to the distribution in clause (1) above;
eighth, to the Servicer, any accrued and unpaid Servicing Fees, which in the Servicer’s discretion may be netted monthly from Collections, after giving effect to the distribution in clause (1) above;
ninth, to the reinvestment in Pool Receivables and Related Security; provided that if any Enhancement Build Trigger is in effect, that portion of the purchase price paid in cash by the Seller for such Eligible Receivables shall not exceed [**] of the par amount of such Receivables; and
tenth, (i) to the extent any Enhancement Build Trigger is in effect, then either, as specified by the Seller or Servicer, or (x) to be retained in the Deposit Accounts or Liquidation Account until the following Business Day for distribution pursuant to this Section 1.4(c) or Section 1.4(e), as applicable, on such following Business Day, (y) to be distributed to repay the Investment of the Participation of the Purchasers pursuant to Section 1.4(f) or (ii) if no Enhancement Build Trigger is in effect, to the Seller but only to the extent no Paydown Day exists or would result from such distribution.
(d)    Distributions from Liquidation Account. Funds set aside and held on deposit in the Liquidation Account pursuant to Section 1.4(c) above shall be distributed as follows:
(1)    Distribution of Discount, Program Fees and Investment Prior to Termination Date. On each Settlement Date that is not a Termination Day, amounts set aside in the Liquidation Account for a particular Purchaser with respect to Discount, Program Fees and Investment shall be paid to the applicable Purchaser’s Account of such Purchaser;

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Distributions of Indemnified Amounts. On each Settlement Date, Collections held on deposit in the Liquidation Account for the benefit of an Indemnified Party shall be paid to the applicable Indemnified Party as directed by such Indemnified Party;
Distributions of Servicing Fees. On each Settlement Date, Collections held on deposit in the Liquidation Account for the benefit of the Servicer, if any, shall be paid to the Servicer as the Servicer shall direct; and
Distribution of Backup Servicing Fees and Transition Expenses. On each Settlement Date, Collections held on deposit in the Liquidation Account for the benefit of the Backup Servicer shall be paid to the Backup Servicer as the Backup Servicer shall direct.
(e)    Settlement Following Termination Date. On each Settlement Date on and after the Termination Date, all Collections (including the Seller’s Share) in the Deposit Accounts (other than those amounts identified as “cash collateral” with respect to the Deposit Accounts held at [**] (numbered [**] and [**])) shall be transferred into the Liquidation Account and applied as follows:
first, to the Servicer (if not AFC or an Affiliate thereof) and the Backup Servicer (ratably in proportion to the respective amounts owed to each) the sum of accrued and unpaid Unaffiliated Servicing Fees and Backup Servicing Fees and Transition Expenses for the prior calendar month;
second, to the Agent an amount equal to any accrued and unpaid Enforcement Costs (provided that the amount payable pursuant to this clause (2) shall not exceed $200,000 in the aggregate);
third, pro rata (based on amounts due) to each Purchaser’s Account an amount equal to all accrued and unpaid Discount and Program Fees;
fourth, on a pro rata basis in accordance with the provisions of Section 1.2(a)(i), to the applicable Purchaser’s Account until the aggregate Investment is reduced to zero;
fifth, to the Backup Servicer or any applicable successor Servicer, an amount equal to the sum of the invoiced but unpaid Transition Expenses (if any) and any Backup Servicing Fees (if any) for the prior calendar month to the extent not paid pursuant to clause (1) above;
sixth, (i) first, to the Agent an amount equal to any accrued and unpaid Enforcement Costs to the extent not paid pursuant to clause (2) above and (ii) second, to any Indemnified Party, ratably in proportion to the respective amounts owed to each such Person, any amounts owed to such Indemnified Party;
seventh, to the Servicer any accrued and unpaid Servicing Fees due to the Servicer; and
eighth, to the Seller.

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(f)    Voluntary Paydown of Investment. If at any time the Seller shall wish to cause the reduction of the aggregate of the Investment of the Participations of the Purchasers, the Seller shall give each Purchaser Agent, the Agent, the Servicer and the Backup Servicer at least two Business Days’ prior written notice thereof (including the amount of such proposed reduction and the proposed date on which such reduction will commence). Following the delivery of such notice, on the proposed date of commencement of such reduction and on each day thereafter, the Servicer shall cause the remainder of the Purchasers’ Share of Collections (after giving effect to allocations of more senior priority items under Section 1.4(c) above) to be transferred to the Liquidation Account and the Agent shall hold therein such amounts for the benefit of the Purchasers until the aggregate amount thereof not so reinvested shall equal the desired amount of reduction, at which time such amount shall be allocated to repay the outstanding Investment of the Purchasers ratably, with such reduction to be applied to the Investment of the Purchasers (on a pro rata basis in accordance with the provisions of Section 1.2(a)(i)); provided, that upon the occurrence of the Termination Date, all such Collections set aside shall instead be held for distribution in accordance with Section 1.4(e); and provided, further, that, unless otherwise agreed by the Agent, the amount of any such reduction with respect to each Purchaser shall be not less than $1,000,000 and shall be an integral multiple of $100,000, and the entire Investment (if any) of the Participation after giving effect to such reduction shall be not less than $100,000,000.
(g)    Distributions of Investment Upon Paydown Day. On each Paydown Day (including on any day the Aggregate Participation exceeds 100%), the remainder of the Purchasers’ Share of any remaining Collections (after giving effect to allocations of more senior priority items in Section 1.4(c)), shall be transferred by the Servicer from the Deposit Accounts to the Liquidation Account and held therein by the Agent and allocated to repay the outstanding Investment of the Purchasers (with such reduction to be applied to the Investment of the Purchasers on a pro rata basis in accordance with the provisions of Section 1.2(a)(i); provided, that on the first day that is not a Paydown Day or a Termination Day, the Agent shall hold all funds allocated to repay Investment pursuant to this subsection for distribution in accordance with the priorities set forth in Section 1.4(c); and, provided, further, that upon the occurrence of the Termination Date, all Collections allocated to repay Investment pursuant to this subsection shall instead be held for distribution in accordance with Section 1.4(e).
(h)    Withdrawals from Cash Reserve Account. If on any Settlement Date (A) insufficient funds are on deposit in the Liquidation Account to make in full all required distributions of Discount and fees and (B) since the prior Settlement Date funds have been released to the Seller and not used by the Seller to acquire Receivables, the Seller shall deposit into the Liquidation Account on or before such Settlement Date the lesser of the shortfall described in clause (A) and the amount described in clause (B) above for the benefit of the applicable Purchasers. If on any Settlement Date insufficient funds are on deposit in the Liquidation Account (after giving effect to any deposits made by the Seller as described in the preceding sentence) to make in full all required distributions of Discount and fees for such Settlement Date, the Agent shall distribute funds from the Cash Reserve Account in payment of such Discount and fees as if such funds were funds on deposit in the Liquidation Account held for the benefit of the applicable Purchaser. On any Termination Day, to the extent directed by the Majority Purchasers, the Agent shall distribute funds from the Cash Reserve Account pursuant to Section 1.4(e) as if such funds were funds on deposit in the Liquidation Account held for the benefit of the applicable Purchasers and, following the payment in full of all outstanding Investment, any remaining amounts on

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deposit in the Cash Reserve Account shall be distributed as Collections pursuant to Section 1.4(e). If on any Business Day other than a Termination Day, after giving effect to all distributions on such day pursuant to Section 1.4, the amount on deposit in the Cash Reserve Account exceeds the Cash Reserve, such excess shall be released from the Cash Reserve Account and treated as Collections for purposes of Section 1.4 for the following Business Day.
Section 1.5. Fees. (a) The Seller shall pay to the Purchaser Agents certain fees in the amounts and on the dates set forth in a letter dated September 28, 2022 between the Seller, AFC and the Purchaser Agents, as such letter agreement may be amended, supplemented or otherwise modified from time to time in accordance with the terms thereof (the “Fee Letter”).
(b)    The Seller shall pay to the Backup Servicer the Backup Servicing Fees and any Transition Expenses in the amounts and on the dates set forth in the Backup Servicing Agreement or the Backup Servicing Fee Letter, as the same may be amended, supplemented or otherwise modified from time to time with the prior written consent of the Agent.
Section 1.6. Payments and Computations, Etc. (a) All amounts to be paid or deposited by the Seller or the Servicer to, or for the benefit of, any Purchaser Agent, any Purchaser, the Agent or the Backup Servicer hereunder shall be paid or deposited no later than 12:00 noon (Chicago time) on the day when due in same day funds to the Liquidation Account. All amounts received after noon (Chicago time) will be deemed to have been received on the immediately succeeding Business Day.
(b)    The Seller, AFC or Servicer (as applicable) shall, to the extent permitted by law, pay interest on any amount not paid by the respective party to the applicable Person when due hereunder, at an interest rate equal to 2.0% per annum above the Base Rate, payable on demand.
(c)    All computations of interest under subsection (b) above and all computations of Discount, fees and other amounts hereunder shall be made on the basis of a year of 360 days for the actual number of days elapsed (other than calculations with respect to the Base Rate, which shall be based on a year consisting of 365 days or 366 days, as applicable based on the amount of days in such year). Whenever any payment or deposit to be made hereunder shall be due on a day other than a Business Day, such payment or deposit shall be made no later than the next succeeding Business Day and such extension of time shall be included in the computation of such payment or deposit.
Section 1.7. Legal Final Maturity Date. All obligations of the Seller hereunder shall be due and payable in full on the Legal Final Maturity Date (unless due and payable earlier than such date in accordance with the provisions hereof).
Section 1.8. Increased Costs. (a) If any Purchaser Agent, any Purchaser, the Agent, any Liquidity Bank, any other Program Support Provider or any of their respective Affiliates (each an “Affected Person”) determines that the existence of or compliance with (i) any law or regulation or any change therein or in the administration, interpretation, application or implementation thereof by any Governmental Authority or Official Body, in each case adopted, issued, taking effect or occurring after the date hereof or (ii) any request, rule, guideline or directive from any central bank or other Official Body (whether or not having the force of law) issued, occurring or first applied after the date of this Agreement (each, a “Regulatory Change”) (A) affects or would affect the

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amount of capital required or expected to be maintained by such Affected Person and such Affected Person determines that the amount of such capital is increased by or based upon the existence of any commitment to make purchases of or otherwise to maintain the investment in Pool Receivables related to this Agreement or any related liquidity facility or credit enhancement facility and other commitments of the same type, or (B) imposes, modifies or deems applicable any reserve, assessment, fee, tax, insurance charge, special deposit or similar requirement against assets of, deposits with or for the account of, or liabilities of any Affected Person, or credit extended by an Affected Person pursuant to this Agreement or any Liquidity Agreement or Program Support Agreement, the result of which is to increase the cost to an Affected Person of performing its obligations under this Agreement or any Liquidity Agreement or Program Support Agreement, or to reduce the rate of return on an Affected Person’s capital or assets as a consequence of its obligations under this Agreement or any Liquidity Agreement or Program Support Agreement, or to reduce the amount of any sum received or receivable by an Affected Person under this Agreement or any Liquidity Agreement or Program Support Agreement, or to require any payment calculated by reference to the amount of interests or loans held or interest received by it, under this Agreement or any Liquidity Agreement or Program Support Agreement, then, upon written demand by such Affected Person (with a copy to the Agent and the applicable Purchaser Agent (if any)), the Seller shall immediately pay to the Agent, for the account of such Affected Person, from time to time as specified by such Affected Person, additional amounts sufficient to compensate such Affected Person in the light of such circumstances, to the extent that such Affected Person reasonably determines such increase in capital, increase in costs or reduction in sum received or receivable to be allocable to the existence of any of such commitments or maintenance of its investment in the Pool Receivables and such Affected Person requires such compensation from substantially all similarly situated sellers, borrowers or other recipients of credit; provided that within 30 days of an Affected Person’s knowledge of any such circumstance and intent to seek indemnification therefor such Affected Person shall notify the Seller in writing of the same and whether such Affected Person will request that the Seller indemnify it for such circumstance (and the Seller shall not be obligated to indemnify any Affected Person for any period in excess of 30 days prior to receipt of such notice). A certificate as to such amounts shall be submitted to the Seller, the Agent and the applicable Purchaser Agent (if any) by such Affected Person and shall be conclusive and binding for all purposes, absent manifest error. Notwithstanding anything herein to the contrary, (i) the Dodd-Frank Wall Street Reform and Consumer Protection Act and all rules and regulations promulgated thereunder or issued in connection therewith and (ii) all requests, rules, guidelines and directives promulgated by the Bank for International Settlements, the Basel Committee on Banking Supervision (or any successor or similar authority) or the United States or foreign regulatory authorities, shall in each case be deemed to have been introduced as of the date after the date hereof, thereby constituting a Regulatory Change hereunder, regardless of the date enacted, adopted or issued.
(b)    If, due to Regulatory Change, there shall be any increase in the cost to any Affected Person of agreeing to purchase or purchasing, or maintaining the ownership of the related Participation(s) in respect of which Discount is computed by reference to the Benchmark, then, upon written demand by such Affected Person, the Seller shall immediately pay to the Agent, for the account of such Affected Person, from time to time as specified, additional amounts sufficient to compensate such Affected Person for such increased costs; provided that within 30 days of an Affected Person’s knowledge of any such circumstance and intent to seek indemnification therefor such Affected Person shall notify the Seller in writing of the same and whether such Affected

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Person will request that the Seller indemnify it for such circumstance (and the Seller shall not be obligated to indemnify any Affected Person for any period in excess of 30 days prior to receipt of such notice). A certificate as to such increased cost amounts and detailing the nature of or reasons for each increased cost amount shall be submitted to the Seller, the Agent and the applicable Purchaser Agent (if any), by such Affected Person and shall be conclusive and binding for all purposes, absent manifest error.
Section 1.9. Dilutions; Application of Payments.
(a)    If on any day
the Outstanding Balance of any Pool Receivable is reduced or adjusted as a result of any discount, rebate or other adjustment made by the Originator, Seller or Servicer, or any setoff or dispute between the Seller, Originator or the Servicer and an Obligor, the Seller shall be deemed to have received on such day a Collection of such Pool Receivable in the amount of such reduction or adjustment; or
any of the representations or warranties in paragraphs A.(g) or A.(o) of Exhibit III is not true with respect to any Pool Receivable, the Seller shall be deemed to have received on such day a Collection of such Pool Receivable in full;
then any such deemed Collections shall be deposited by the Seller into the Liquidation Account on the first Business Day of the calendar week following deemed receipt thereof.
(b)    Except as otherwise required by applicable law or the relevant Contract, all Collections received from an Obligor of any Receivable shall be applied in accordance with the Contract with such Obligor and the Credit and Collection Policy.
(c)    If and to the extent any Secured Party shall be required for any reason to pay over to an Obligor (or any trustee, receiver, custodian or similar official in any Insolvency Proceeding) any amount received by it hereunder, such amount shall be deemed not to have been so received but rather to have been retained by the Seller and, accordingly, such Secured Party shall have a claim against the Seller for such amount, payable when and to the extent that any distribution from or on behalf of such Obligor is made in respect thereof.
Section 1.10. Requirements of Law. In the event that any Affected Person determines that the existence of or compliance with (i) any law or regulation or any change therein or in the interpretation or application thereof, in each case adopted, issued or occurring after the date hereof or (ii) any request, guideline or directive from any central bank or other Governmental Authority (whether or not having the force of law) issued or occurring after the date of this Agreement:
does or shall subject such Affected Person to any tax of any kind whatsoever with respect to this Agreement, any increase in the applicable Participation(s) or in the amount of Investment relating thereto, or does or shall change the basis of taxation of payments to such Affected Person on account of Collections, Discount or any other amounts payable hereunder (excluding taxes imposed on the overall net income of such Affected Person, and franchise taxes imposed on such Affected Person, by the jurisdiction under the laws of which such Affected Person is organized or doing business or a political subdivision thereof);

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does or shall impose, modify or hold applicable any reserve, special deposit, compulsory loan or similar requirement against assets held by, or deposits or other liabilities in or for the account of, purchases, advances or loans by, or other credit extended by, or any other acquisition of funds by, any office of such Affected Person which are not otherwise included in the determination of the Benchmark or the Base Rate hereunder; or
does or shall impose on such Affected Person any other condition;
and the result of any of the foregoing is (x) to increase the cost to such Affected Person of acting as a Purchaser Agent or Agent or of agreeing to purchase or purchasing or maintaining the ownership of undivided ownership interests with regard to the applicable Participation or any Investment (or interests therein) in respect of which Discount is computed by reference to the Benchmark or the Base Rate or (y) to reduce any amount receivable hereunder (whether directly or indirectly) funded or maintained by reference to the Benchmark or the Base Rate, then, in any such case, upon written demand by such Affected Person the Seller shall pay the Agent, for the account of such Affected Person, any additional amounts necessary to compensate such Affected Person for such additional cost or reduced amount receivable. All such amounts shall be payable as incurred. A certificate from such Affected Person to the Seller certifying, in reasonably specific detail, the basis for, calculation of, and amount of such additional costs or reduced amount receivable shall be conclusive in the absence of manifest error; provided, however, that no Affected Person shall be required to disclose any confidential or tax planning information in any such certificate.
Section 1.11. [Reserved].
Section 1.12. Additional and Replacement Purchasers, Increase in Maximum Amount. (a) Subject to Section 6.1, the Seller shall have the right, at any time and from time to time, with the prior written consent of the Agent to add any entity as a Purchaser hereunder (which addition may increase the Maximum Amount if a Purchaser is added) or increase the Maximum Commitment of any existing Purchaser. No increase in the Maximum Commitment of a Purchaser hereunder shall be effective unless, if the increasing Purchaser is a Note Issuer that requires confirmation by the Rating Agencies, such Note Issuer shall have received written confirmation by its related Rating Agencies that such action shall not cause the rating on the then outstanding Notes of such Note Issuer to be downgraded or withdrawn. Each such addition of a new Purchaser hereunder shall be effected by delivery to the Seller, the Servicer, the Agent and each Purchaser Agent, of a Joinder Agreement executed by the Seller, the Servicer, the Agent, such new Purchaser and its Purchaser Agent (if different from the Purchaser) in substantially the form of Annex C hereto. Upon receipt of a Joinder Agreement, if such Joinder Agreement has been fully executed and completed and is substantially in the form of Annex C, the Servicer shall, not less than five (5) Business Days prior to the effectiveness of such Joinder Agreement give prompt written notice to all Purchaser Agents, the Agent and Purchasers as to (i) the name, identity and address for receiving notices of the new Purchaser(s) and Purchaser Agent(s) becoming party hereto, (ii) the Maximum Commitment of such new Purchaser, (iii) the change in the Maximum Amount and (iv) the effective date of such Joinder Agreement. Immediately upon the effectiveness of such Joinder Agreement, such additional Purchaser shall purchase, by wire transfer of immediately available funds its Participation. Effective with the payment of such amounts, such new Purchaser and its Purchaser Agent designated in the applicable Joinder Agreement shall each become parties hereto.

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(b)    By executing and delivering a Joinder Agreement, each new Purchaser and Purchaser Agent confirms to and agrees with the Agent and each other Purchaser and Purchaser Agent party hereto as follows: (A) such new Purchaser has received a copy of this Agreement, and the Purchase and Sale Agreement, together with copies of such financial statements and other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into such Joinder Agreement; (B) such new Purchaser has made and will continue to make, independently and without reliance upon the Agent, any Purchaser Agent or any other Purchaser and based on such documents and information as it shall deem appropriate at the time, its own credit decisions in taking or not taking action under this Agreement; (C) such new Purchaser appoints and authorizes the Agent to take such action as agent on its behalf and to exercise such powers under this Agreement as are delegated to the Agent by the terms hereof, together with such powers as are reasonably incidental thereto; and (D) such new Purchaser and its Purchaser Agent ~~agrees~~ agree that it will perform in accordance with their terms all of the obligations which by the terms of this Agreement are required to be performed by it as a Purchaser or Purchaser Agent.
(c)    In addition to the foregoing, in the event that any Purchaser or Purchaser Agent (i) does not consent to an amendment of clause (ii) of the definition of Termination Date to which the Seller and the Servicer have otherwise consented; or (ii) does not consent to any amendment or modification of this Agreement agreed to by the Seller, the Servicer and the Majority Purchasers but which requires the consent of such Purchaser, then, in any such event, the Seller shall have the right, with the prior written consent of the Agent, to require such Purchaser to assign its interests in its Participation and the Pool Receivables and all of its rights and obligations under this Agreement to a replacement Purchaser acceptable to the Agent and the Seller. Any such assignment shall be without recourse, representation or warranty of any kind on the part of the assigning Purchaser, except that such assignment is free and clear of any Adverse Claims created by such Purchaser, and shall be consummated pursuant to documentation reasonably satisfactory to the assignor and assignee on not less than ten days’ prior written notice, at a purchase price equal to the sum of (w) the aggregate outstanding Investment of the Purchaser being so replaced; (x) all accrued and unpaid Discount on such Investment; (y) all accrued and unpaid Program Fees owed to or on behalf of such Purchaser; and (z) all other accrued and unpaid expenses, indemnities and other amounts owing under this Agreement to such Purchaser, including any Termination Fees caused by the above-described assignment. Concurrently with any such assignment, the Seller, the Servicer, such replacement Purchaser and its Purchaser Agent (if different from the Purchaser) shall execute a Joinder Agreement to evidence the terms and conditions under which such replacement Purchaser has agreed to become a Purchaser hereunder.
Section 1.13. Rates. The Agent does not warrant or accept responsibility for, and shall not have any liability (except as provided herein) with respect to (a) the continuation of, administration of, submission of, calculation of or any other matter related to the Base Rate, the Term SOFR Reference Rate, Adjusted Term SOFR or Term SOFR, or any component definition thereof or rates referred to in the definition thereof, or any alternative, successor or replacement rate thereto (including any Benchmark Replacement), including whether the composition or characteristics of any such alternative, successor or replacement rate (including any Benchmark Replacement) will be similar to, or produce the same value or economic equivalence of, or have the same volume or liquidity as, Base Rate, the Term SOFR Reference Rate, Adjusted Term SOFR, Term SOFR or any other Benchmark prior to its discontinuance or unavailability, or (b) the effect, implementation or

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composition of any Conforming Changes. The Agent and its affiliates or other related entities may engage in transactions that affect the calculation of Base Rate, the Term SOFR Reference Rate, Adjusted Term SOFR, Term SOFR, any alternative, successor or replacement rate (including any Benchmark Replacement) or any relevant adjustments thereto, in each case, in a manner adverse to the Seller. The Agent may select information sources or services in its reasonable discretion to ascertain Base Rate, the Term SOFR Reference Rate, Adjusted Term SOFR, Term SOFR or any other Benchmark, in each case pursuant to the terms of this Agreement, and shall have no liability to the Seller, any Purchaser or any other person or entity for damages of any kind, including direct or indirect, special, punitive, incidental or consequential damages, costs, losses or expenses (whether in tort, contract or otherwise and whether at law or in equity), for any error or calculation of any such rate (or component thereof) provided by any such information source or service.
Section 1.14. Inability to Determine Rates; Benchmark Replacement Setting; Illegality.
(a)    Inability to Determine SOFR. If, prior to the commencement of any Yield Period for any Participation determined by reference to the Benchmark:
the Agent determines (which determination shall be conclusive absent manifest error) that adequate and reasonable means do not exist for ascertaining the “Adjusted Term SOFR”, as applicable, for such Yield Period, or the Agent shall have received notice from the Majority Purchasers that Adjusted Term SOFR for such Yield Period will not adequately and fairly reflect the cost to such Purchasers of making, funding or maintaining their Participations determined by reference to the Benchmark for such Yield Period, then the Agent shall give written notice thereof (or telephonic notice, promptly confirmed in writing) to the Seller and to the Purchaser Agents as soon as practicable thereafter.
Upon written notice thereof by the Agent to the Seller, any obligation of the Purchasers to make or maintain a Participation determined by reference to the Benchmark, and any right of the Seller to continue Participations determined by reference to the Benchmark or to convert Participations determined by reference to the Base Rate to Participations determined by reference to the Benchmark, shall be suspended (to the extent of the affected Participations determined by reference to the Benchmark or affected Yield Periods) until the Agent revokes such notice. Upon receipt of such notice, (i) the Seller may revoke any pending request for a purchase of, conversion to or continuation of Participations determined by reference to the Benchmark (to the extent of the affected Participations determined by reference to the Benchmark or affected Yield Periods) or, failing that, the Seller will be deemed to have converted any such request into a request for a Participation of or conversion to a Participations determined by reference to the Base Rate in the amount specified therein and (ii) any outstanding affected Participations determined by reference to the Benchmark will be deemed to have been converted into a Participation determined by reference to the Base Rate at the end of the applicable Yield Period. Upon any such conversion, the Seller shall also pay accrued interest on the amount so converted, together with any additional amounts required pursuant to Section 1.8. Subject to paragraphs (b) through (f) below, if the Agent determines (which determination shall be conclusive and binding absent manifest error) that “Adjusted Term SOFR” cannot be determined pursuant to the definition thereof on any given day,

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the interest rate on Participations determined by reference to the Base Rate until the Agent revokes such determination.
(b)    Benchmark Replacement. Notwithstanding anything to the contrary herein or in any other Transaction Document, if a Benchmark Transition Event and its related Benchmark Replacement Date have occurred prior to any setting of the then-current Benchmark, then (x) if a Benchmark Replacement is determined in accordance with clause (a) of the definition of “Benchmark Replacement” for such Benchmark Replacement Date, such Benchmark Replacement will replace such Benchmark for all purposes hereunder and under any Transaction Document in respect of such Benchmark setting and subsequent Benchmark settings without any amendment to, or further action or consent of any other party to, this Agreement or any other Transaction Document and (y) if a Benchmark Replacement is determined in accordance with clause (b) of the definition of “Benchmark Replacement” for such Benchmark Replacement Date, such Benchmark Replacement will replace such Benchmark for all purposes hereunder and under any Transaction Document in respect of any Benchmark setting at or after 5:00 p.m. (New York City time) on the fifth (5th) Business Day after the date notice of such Benchmark Replacement is provided to the Purchaser Agents without any amendment to, or further action or consent of any other party to, this Agreement or any other Transaction Document so long as the Agent has not received, by such time, written notice of objection to such Benchmark Replacement from Purchasers comprising the Majority Purchasers.
(c)    Conforming Changes. In connection with the use, administration, adoption or implementation of a Benchmark Replacement, the Agent will have the right to make Conforming Changes from time to time and, notwithstanding anything to the contrary herein or in any other Transaction Document, any amendments implementing such Conforming Changes will become effective without any further action or consent of any other party to this Agreement or any other Transaction Document.
(d)    Notices; Standards for Decisions and Determinations. The Agent will promptly notify the Seller and the Purchaser Agents of (i) the implementation of any Benchmark Replacement and (ii) the effectiveness of any Conforming Changes in connection with the use, administration, adoption or implementation of a Benchmark Replacement. The Agent will notify the Seller of (x) the removal or reinstatement of any tenor of a Benchmark pursuant to Section 1.14(e) and (y) the commencement of any Benchmark Unavailability Period. Any determination, decision or election that may be made by the Agent or, if applicable, any Purchaser (or Purchaser Agent) pursuant to this Section 1.14, including any determination with respect to a tenor, rate or adjustment or of the occurrence or non-occurrence of an event, circumstance or date and any decision to take or refrain from taking any action or any selection, will be conclusive and binding absent manifest error and may be made in its or their sole discretion and without consent from any other party to this Agreement or any other Transaction Document, except, in each case, as expressly required pursuant to this Section 1.14.

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(e)    Unavailability of Tenor of Benchmark. At any time (including in connection with the implementation of a Benchmark Replacement), (i) if the then-current Benchmark is a term rate (including the Term SOFR Reference Rate) and either (A) any tenor for such Benchmark is not displayed on a screen or other information service that publishes such rate from time to time as selected by the Agent in its reasonable discretion or (B) the regulatory supervisor for the administrator of such Benchmark has provided a public statement or publication of information announcing that any tenor for such Benchmark is not or will not be representative, then the Agent may modify the definition of “Yield Period” (or any similar or analogous definition) for any Benchmark settings at or after such time to remove such unavailable or non-representative tenor and (ii) if a tenor that was removed pursuant to clause (i) above either (A) is subsequently displayed on a screen or information service for a Benchmark (including a Benchmark Replacement) or (B) is not, or is no longer, subject to an announcement that it is not or will not be representative for a Benchmark (including a Benchmark Replacement), then the Agent may modify the definition of “Yield Period” (or any similar or analogous definition) for all Benchmark settings at or after such time to reinstate such previously removed tenor.
(f)    Benchmark Unavailability Period. Upon the Seller’s receipt of notice of the commencement of a Benchmark Unavailability Period, the Seller may revoke any pending request for a Participation determined by reference to the Benchmark of, conversion to or continuation of Participations determined by reference to the Benchmark to be made, converted or continued during any Benchmark Unavailability Period and, failing that, the Seller will be deemed to have converted any such request into a request for a Participation of or conversion to Participations determined by reference to the Base Rate. During a Benchmark Unavailability Period or at any time that a tenor for the then-current Benchmark is not an Available Tenor, the component of the Base Rate based upon the then-current Benchmark or such tenor for such Benchmark, as applicable, will not be used in any determination of the Base Rate.
(g)    Illegality. If any event referenced in Section 1.8 shall occur and shall make it unlawful or impossible for any Purchaser to perform any of its obligations hereunder, to make, maintain or fund any Participation determined by reference to the Benchmark or to determine or charge interest rates based upon SOFR, the Term SOFR Reference Rate, Adjusted Term SOFR or Term SOFR and such Purchaser shall so notify the Agent, the Agent shall promptly give notice thereof to the Seller and the other Purchaser Agents, whereupon until such Purchaser notifies the Agent and the Seller that the circumstances giving rise to such suspension no longer exist, the obligation of such Purchaser to make Participations determined by reference to the Benchmark, or to continue or convert outstanding Participations as or into Participations determined by reference to the Benchmark, shall be suspended. In the case of the making of a Participation determined by reference to the Benchmark, such Purchaser’s Participation shall be made as a Participation determined by reference to the Base Rate as part of the same Participation for the same Yield Period and, if the affected Participation determined by reference to the Benchmark is then outstanding, such Participation shall be converted to a Participation determined by reference to the Base Rate either (i) on the last day of the then current Yield Period applicable to such Participation determined by reference to the Benchmark if such Purchaser may lawfully continue to maintain such Participation to such date or (ii) immediately if such Purchaser shall determine that it may not lawfully continue to maintain such Participation determined by reference to the Benchmark to such date. Notwithstanding the foregoing, the affected Purchaser shall, prior to giving such notice to the Agent, use reasonable efforts to designate a different lending office if such designation would

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avoid the need for giving such notice and if such designation would not otherwise be disadvantageous to such Purchaser in the good faith exercise of its discretion. Upon any such prepayment or conversion, the Seller shall also pay accrued interest on the amount so prepaid or converted, together with any additional amounts required pursuant to Section 1.8.
ARTICLE II.

REPRESENTATIONS AND WARRANTIES; COVENANTS;
TERMINATION EVENTS
Section 2.1. Representations and Warranties; Covenants. Each of the Seller and the Servicer hereby makes the representations and warranties, and hereby agrees to perform and observe the covenants of such Person, set forth in Exhibits III, IV and VII, respectively hereto.
Section 2.2. Termination Events. If any of the Termination Events set forth in Exhibit V hereto shall occur, the Majority Purchasers may, by notice to the Seller, each Purchaser Agent, the Agent and the Backup Servicer, declare the Termination Date to have occurred (in which case the Termination Date shall be deemed to have occurred); provided that, automatically upon the occurrence of any event (without any requirement for the passage of time or the giving of notice) described in subsection (g), (h), (k) or (m) of Exhibit V, the Termination Date shall occur automatically (without any required delivery of notice). Upon any such declaration, the occurrence or the deemed occurrence of the Termination Date, the Agent (at the direction of the Majority Purchasers) shall have, in addition to the rights and remedies which they may have under this Agreement, all other rights and remedies provided after default under the UCC and under other applicable law, which rights and remedies shall be cumulative. The Agent shall obtain confirmation of the then-current rating of the Facility and any Notes (if required, as determined by the related Purchaser Agent) from the Rating Agencies rating the Facility or rating the Notes of any Purchaser prior to waiving the occurrence of any Termination Event of the type described in clause (j) of Exhibit V hereto.
ARTICLE III.

INDEMNIFICATION
Section 3.1. Indemnities by the Seller. Without limiting any other rights that the Agent, the Purchaser Agents, the Purchasers, the Backup Servicer or any of their respective Affiliates, employees, agents, successors, transferees or assigns (each, an “Indemnified Party”) may have hereunder or under applicable law, the Seller hereby agrees to indemnify each Indemnified Party from and against any and all claims, damages, expenses, losses and liabilities (including Attorney Costs) (all of the foregoing being collectively referred to as “Indemnified Amounts”) arising out of or resulting from this Agreement or other Transaction Documents (whether directly or indirectly) or the use of proceeds of purchases or reinvestments or the ownership of any Participation, or any interest therein, or in respect of any Receivable or any Contract regardless of whether any such Indemnified Amounts result from an Indemnified Party’s negligence or strict liability or other acts or omissions of an Indemnified Party, excluding, however, (a) Indemnified Amounts to the extent resulting from gross negligence or willful misconduct on the part of such Indemnified Party, (b) recourse (except as otherwise specifically provided in this Agreement) for uncollectible

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Receivables to be written off consistent with the Credit and Collection Policy or (c) any overall net income taxes or franchise taxes imposed on such Indemnified Party by the jurisdiction under the laws of which such Indemnified Party is organized or any political subdivision thereof. Without limiting or being limited by the foregoing, and subject to the exclusions set forth in the preceding sentence, the Seller shall pay on demand to each Indemnified Party any and all amounts necessary to indemnify such Indemnified Party from and against any and all Indemnified Amounts relating to or resulting from any of the following:
the failure of any Receivable included in the calculation of the Net Receivables Pool Balance as an Eligible Receivable to be an Eligible Receivable, the failure of any information contained in a Servicer Report or a Portfolio Certificate to be true and correct, or the failure of any other information provided to any Purchaser, any Purchaser Agent or the Agent with respect to Receivables or this Agreement to be true and correct;
the failure of any representation or warranty or statement made or deemed made by the Seller (or any of its officers) under or in connection with this Agreement to have been true and correct in all respects when made;
the failure by the Seller to comply with any applicable law, rule or regulation with respect to any Pool Receivable or the related Contract; or the failure of any Pool Receivable or the related Contract to conform to any such applicable law, rule or regulation;
the failure (A) to vest in the Agent (for the benefit of the Secured Parties) a valid and enforceable perfected undivided percentage ownership interest, to the extent of the Aggregate Participation, in the Pool Receivables and Collections with respect thereto and in Seller’s right, title and interest in, to and under the Related Security, and (B) to vest in the Agent (for the benefit of the Secured Parties) a first priority perfected security interest in all of Seller’s right, title and interest in, to and under the items described in Section 1.2(d)(A) – (F), in each case, free and clear of any Adverse Claim;
the failure to have filed, or any delay in filing, financing statements or other similar instruments or documents under the UCC of any applicable jurisdiction or other applicable laws with respect to any Pool Receivables and the Related Security and Collections in respect thereof, whether at the time of any purchase or reinvestment or at any subsequent time;
any dispute, claim, offset or defense (other than discharge in bankruptcy of the Obligor) of the Obligor to the payment of any Pool Receivables (including, without limitation, a defense based on such Receivable or the related Contract not being a legal, valid and binding obligation of such Obligor enforceable against it in accordance with its terms), or any other claim resulting from or relating to the transaction giving rise to such Receivable or relating to collection activities with respect to such Receivable (if such collection activities were performed by the Seller or any of its Affiliates acting as Servicer or by any agent or independent contractor retained by the Seller or any of its Affiliates);
any failure of the Seller to perform its duties or obligations in accordance with the provisions hereof;

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any products liability or other claim, investigation, litigation or proceeding arising out of or in connection with goods, insurance or services that are the subject of or secure any Contract;
the commingling of Collections of Pool Receivables at any time with other funds;
any investigation, litigation or proceeding related to this Agreement or the use of proceeds of purchases or reinvestments or the ownership of any Participation or in respect of any Receivable, Related Security or Contract;
any reduction in Investment as a result of the distribution of Collections pursuant to Section 1.4, in the event that all or a portion of such distributions shall thereafter be rescinded or otherwise must be returned for any reason;
any tax or governmental fee or charge (other than any tax upon or measured by net income or gross receipts), all interest and penalties thereon or with respect thereto, and all reasonable out-of-pocket costs and expenses, including the reasonable fees and expenses of counsel in defending against the same, which may arise by reason of the purchase or ownership of any Participation or other interests in the Pool Receivables or in any Related Security or Contract;
the failure by the Seller or the Servicer to pay when due any taxes payable by it, including, without limitation, the franchise taxes and sales, excise or personal property taxes payable in connection with the Receivables;
the failure by the Seller or the Servicer to be duly qualified to do business, to be in good standing or to have filed appropriate fictitious or assumed name registration documents in any jurisdiction; or
the failure of any Deposit Bank to remit any amounts held in its Deposit Account pursuant to the instructions of the Servicer whether by reason of the exercise of setoff rights or otherwise.
If for any reason the indemnification provided above in this Section 3.1 is unavailable to an Indemnified Party or is insufficient to hold such Indemnified Party harmless, then the Seller shall contribute to such Indemnified Party the amount otherwise payable by such Indemnified Party as a result of such loss, claim, damage or liability to the maximum extent permitted under applicable law (but subject to the exclusions set forth in clauses (a) through (c) above).
The obligations of the Seller under this Section 3.1 are limited recourse obligations payable solely from the Collections, the Receivables and Related Security in accordance with the priority of payments set forth in Section 1.4.
Section 3.2. Indemnities by AFC. Without limiting any other rights that the Agent, any Purchaser, any Purchaser Agent or any other Indemnified Party may have hereunder or under applicable law, AFC hereby agrees to indemnify each Indemnified Party, forthwith on demand, from and against any and all Indemnified Amounts, awarded against or incurred by any of them, regardless of whether any such Indemnified Amounts result from an Indemnified Party’s negligence or strict liability or other acts or omissions of an Indemnified Party excluding, however, (a) Indemnified Amounts to the extent resulting from gross negligence or willful misconduct on the part of such Indemnified Party, (b) recourse (except as otherwise specifically provided in this

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Agreement) for uncollectible Receivables to be written off consistent with the Credit and Collection Policy or (c) any overall net income taxes or franchise taxes imposed on such Indemnified Party by the jurisdiction under the laws of which such Indemnified Party is organized or any political subdivision thereof, arising out of or relating to:
the failure of any Receivable included in the calculation of the Net Receivables Pool Balance as an Eligible Receivable at any time to be an Eligible Receivable at such time, the failure of any information contained in a Servicer Report or a Portfolio Certificate to be true and correct, or the failure of any other information provided (directly or indirectly) by AFC or the Seller to the Purchasers, the Agent, the Backup Servicer or any Purchaser Agent with respect to Receivables or this Agreement to be true and correct;
any representation or warranty made by AFC under or in connection with any Transaction Document in its capacity as Servicer or any information or report delivered by or on behalf of AFC in its capacity as Servicer pursuant hereto, which shall have been false, incorrect or misleading in any material respect when made or deemed made;
the failure by AFC, in its capacity as Servicer, to comply with any applicable law, rule or regulation (including truth in lending, fair credit billing, usury, fair credit reporting, equal credit opportunity, fair debt collection practices and privacy) with respect to any Pool Receivable or other related contract;
any failure of AFC to perform its duties, covenants and obligations in accordance with the applicable provisions of this Agreement or to perform its duties or obligations, if any, under the Contracts;
any dispute, claim, offset or defense (other than discharge in bankruptcy of the Obligor) of the Obligor to the payment of any Pool Receivable resulting from or relating to collection activities with respect to such Receivable (if such collection activities were performed by the Seller or any of its Affiliates acting as Servicer or by any agent or independent contractor retained by the Seller or any of its Affiliates);
the commingling of Collections of Pool Receivables at any time with other funds; or
any investigation, litigation or proceeding related to AFC’s activities as Servicer under this Agreement.
If for any reason the indemnification provided above in this Section 3.2 is unavailable to an Indemnified Party or is insufficient to hold such Indemnified Party harmless, then AFC shall contribute to such Indemnified Party the amount otherwise payable by such Indemnified Party as a result of such loss, claim, damage or liability to the maximum extent permitted under applicable law (but subject to the exclusions set forth in clauses (a) through (c) above).
Section 3.3. Indemnities by Successor Servicer. Without limiting any other rights that the Agent, any Purchaser, any Purchaser Agent or any other Indemnified Party may have hereunder under applicable law, each successor Servicer hereby agrees to indemnify each Indemnified Party, forthwith on demand, from and against any and all Indemnified Amounts, other than Indemnified

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Amounts resulting from gross negligence or willful misconduct on the part of such Indemnified Party, awarded against or incurred by any of them arising out of or relating to:
any representation or warranty made by such successor Servicer under or in connection with any Transaction Document in its capacity as Servicer or any information or report delivered by such successor Servicer pursuant hereto, which shall have been false, incorrect or misleading in any material respect when made or deemed made;
the failure by such successor Servicer to comply with any applicable law, rule or regulation (including truth in lending, fair credit billing, usury, fair credit reporting, equal credit opportunity, fair debt collection practices and privacy) with respect to any Pool Receivable or other related contract;
any failure of such successor Servicer to perform its duties, covenants and obligations in accordance with the applicable provisions of this Agreement;
any dispute, claim, offset or defense (other than discharge in bankruptcy of the Obligor) of the Obligor to the payment of any Pool Receivables resulting from or relating to collection activities with respect to such Receivable (if such collection activities were performed by such successor Servicer or by any agent or independent contractor retained by such successor Servicer); or
any investigation, litigation or proceeding related to such successor Servicer’s activities as Servicer under this Agreement.
If for any reason the indemnification provided above in this Section 3.3 is unavailable to an Indemnified Party or is insufficient to hold such Indemnified Party harmless, then such successor Servicer shall contribute to such Indemnified Party the amount otherwise payable by such Indemnified Party as a result of such loss, claim, damage or liability to the maximum extent permitted under applicable law.
Notwithstanding anything to the contrary herein, in no event shall any successor Servicer be liable to any Person for any act or omission of any predecessor Servicer.
ARTICLE IV.

ADMINISTRATION AND COLLECTIONS
Section 4.1. Appointment of Servicer. (a) The servicing, administering and collection of the Pool Receivables shall be conducted by the Person so designated from time to time as Servicer in accordance with this Section 4.1. Until the Majority Purchasers give notice to the Seller, the Agent and the Servicer (in accordance with the following sentence) of the designation of a new Servicer, AFC is hereby designated as, and hereby agrees to perform the duties and obligations of, the Servicer pursuant to the terms hereof. Upon the occurrence of a Termination Event, the Majority Purchasers may designate the Backup Servicer or any other Person (including the Agent) to succeed the Servicer, on the condition that any such Person so designated (other than the Backup Servicer, except to the extent specified in the Backup Servicing Agreement) shall agree in

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writing to perform the duties and obligations of the Servicer pursuant to the terms hereof unless otherwise consented to by the Majority Purchasers.
(b)    Upon the designation of a successor Servicer as set forth in Section 4.1(a) hereof, the Servicer agrees that it will terminate its activities as Servicer hereunder in a manner which the Agent determines will facilitate the transition of the performance of such activities to the new Servicer, and the Servicer shall cooperate with and assist such new Servicer. Such cooperation shall include (without limitation) access to and transfer of all records and use by the new Servicer of all licenses, hardware or software necessary or desirable to collect the Pool Receivables and the Related Security. Without limiting the foregoing, the Servicer agrees that, at any time following the occurrence of a Termination Event, the Servicer shall, at the request of the Agent (i) promptly identify all branch offices, loan processing offices or other locations at which the Pool Receivable Documents are then being held, (ii) allow the Agent or its designee full access to all such locations and all Pool Receivable Documents, (iii) promptly arrange, at the Servicer’s expense, the transfer of possession of all such Pool Receivable Documents to the Backup Servicer, any successor Servicer or other third-party custodian specified by the Agent and (iv) instruct the Servicer’s agents and any person with whom the Servicer or its agents have contracted to hold any such Pool Receivable Documents to provide full access to, and/or transfer possession of, any Pool Receivable Documents held by such agent or contractor. The Servicer agrees to take no action which would impede or impair the ability of the Agent or its designees to gain access to the Pool Receivable Documents or to obtain possession thereof in accordance with the provisions hereof. The parties hereto agree that the covenants contained in the foregoing sentence are reasonable and necessary for the protection of the legitimate interests of the Secured Parties in the Pool Receivables. Accordingly, in addition to other remedies provided at law or equity, upon any breach by the Servicer of the covenants contained in the second preceding sentence, the Agent shall be entitled to seek specific performance and injunctive relief by and against the Servicer prohibiting any further breach of such covenants, without the necessity of proving irreparable injury or posting bond.
(c)    The Servicer acknowledges that, in making its decision to execute and deliver this Agreement, the Purchaser Agents, the Agent and the Purchasers have relied on the Servicer’s agreement to act as Servicer hereunder. Accordingly, the Servicer agrees that it will not voluntarily resign as Servicer.
(d)    The Servicer may delegate its duties and obligations hereunder to any subservicer (each, a “Sub-Servicer”); provided that, in each such delegation, (i) such Sub-Servicer shall agree in writing to perform the duties and obligations of the Servicer pursuant to the terms hereof, (ii) the Servicer shall remain primarily liable to the Secured Parties for the performance of the duties and obligations so delegated, (iii) the Secured Parties shall have the right to look solely to the Servicer for such performance and (iv) the terms of any agreement with any Sub-Servicer shall provide that the Majority Purchasers may terminate such agreement upon the termination of the Servicer hereunder in accordance with Section 4.1(a) above by giving notice of its desire to terminate such agreement to the Servicer (and the Servicer shall provide appropriate notice to such Sub-Servicer); provided further, no such delegation shall be effective without the prior written consent of the Majority Purchasers.

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Section 4.2. Duties of Servicer; Relationship to Backup Servicing Agreement. (a) The Servicer shall take or cause to be taken all such action as may be necessary or advisable to collect each Pool Receivable from time to time, all in accordance with this Agreement, accepted industry standards and all applicable laws, rules and regulations, with reasonable care and diligence, and in accordance with the Credit and Collection Policy. Servicer or Sub-Servicer may sue to collect upon Pool Receivables or enforce or recover Related Security, in its own name, if possible. If Servicer elects to commence a legal proceeding to collect a Pool Receivable(s) or enforce or recover Related Security, the act of commencement shall be deemed to be an automatic assignment of the Pool Receivable(s) (except for Pool Receivable(s) originated by AFC Cal, LLC) and/or Seller’s and Purchasers’ rights in, to and under the Related Security (except for rights in Related Security related to Pool Receivable(s) originated by AFC Cal, LLC) to Servicer, for purposes of collection only. If Servicer elects to commence a legal proceeding to collect a Pool Receivable(s) originated by AFC Cal, LLC or enforce or recover Related Security related to a Pool Receivable(s) originated by AFC Cal, LLC, the Servicer is authorized to assign to itself or any Sub-Servicer the Pool Receivable(s) originated by AFC Cal, LLC or Seller’s and Purchasers’ rights in, to and under the Related Security originated by AFC Cal, LLC to Servicer or Sub-Servicer, for purposes of collection only. The Servicer shall set aside for the accounts of the Seller, the Backup Servicer and the Purchasers the amount of the Collections to which each is entitled in accordance with Section 1.4. The Seller shall deliver to the Servicer and the Servicer shall hold for the benefit of the Secured Parties in accordance with their respective interests, all records and documents (including without limitation computer tapes or disks) with respect to each Pool Receivable and all Pool Receivable Documents. During such period as a Backup Servicer is required to be maintained hereunder, the Servicer agrees to provide the Backup Servicer with an electronic (scanned) copy of each Contract related to a Pool Receivable and with monthly updates thereafter upon receipt of which the Backup Servicer shall perform a reconciliation of the Receivables data and recalculate the Servicer Report. Notwithstanding anything to the contrary contained herein, the Agent may direct the Servicer to commence or settle any legal action to enforce collection of any Pool Receivable or to foreclose upon or repossess any Related Security; provided, however, that no such direction may be given unless a Termination Event has occurred. AFC is hereby appointed the custodian of the Pool Receivable Documents for the benefit of the Agent on behalf of the Secured Parties; provided, however, that such appointment may be terminated pursuant to the terms hereof. AFC, or an affiliate on its behalf, will maintain fidelity and forgery insurance and adequate insurance to replace all Pool Receivable Documents due to casualty loss or theft of such documents. In performing its duties as servicer and custodian, AFC shall act with reasonable care, using that degree of skill and attention that AFC exercises with respect to the files relating to all comparable contracts that AFC owns or services for itself or others. AFC shall (i) maintain the Pool Receivable Documents in such a manner as shall enable the Agent and the Purchaser Agents to verify the accuracy of AFC’s recordkeeping; and (ii) promptly report to the Agent and the Purchaser Agents any failure on its part or the part of its agents to hold the Pool Receivable Documents and promptly take appropriate action to remedy any such failure. Upon termination of AFC’s appointment as custodian hereunder and the delivery of the Pool Receivable Documents to the successor custodian, the successor custodian shall review such documents to determine whether it is missing any documents, and AFC shall cooperate with the successor custodian and use its best efforts to assist the successor custodian to obtain the missing documents. AFC shall maintain continuous custody of the Pool Receivable Documents in secure facilities in accordance with customary standards for such custody.

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(b)    In the event the Backup Servicer becomes the successor Servicer hereunder, any applicable terms and conditions of the Backup Servicing Agreement relating to its performance as successor Servicer shall be deemed to be incorporated herein, and the obligations and liabilities of the successor Servicer (as such obligations and liabilities apply to the Backup Servicer acting in such capacity) shall be deemed to be modified in accordance with the provisions thereof. To the extent that any conflict exists between the terms of this Agreement and the Backup Servicing Agreement, the terms of the Backup Servicing Agreement shall control.
(c)    The Servicer’s obligations hereunder shall terminate on the Final Payout Date. After such termination, the Servicer shall promptly deliver to the Seller all books, records and related materials that the Seller previously provided to the Servicer in connection with this Agreement.
(d)    During such period as a Backup Servicer is required to be maintained hereunder, the Servicer shall provide to the Backup Servicer and the Agent and each Purchaser Agent (if requested) all such information (by the times and in the form) specified to be delivered by the Servicer under the Backup Servicing Agreement.
(e)    Following the occurrence and during the continuation of a Termination Event, an Enhancement Build Trigger or a Level One Trigger, the Servicer shall provide to the  Agent and each Purchaser Agent (in each case, if requested) on a daily basis a Portfolio Certificate (including information with respect to all Collections received and all Receivables acquired by the Seller).
Section 4.3. Deposit Accounts; Establishment and Use of Certain Accounts.
Deposit Accounts. On or prior to the date hereof, the Servicer agrees to transfer ownership and control of each Deposit Account to the Seller. Seller has granted a valid security interest in each Deposit Account to the Agent (for the benefit of the Secured Parties) pursuant to Section 1.2(d) and shall take all actions reasonably requested by the Agent to cause the security interest to be perfected under the applicable UCC.
Cash Reserve Account. The Agent has established and will maintain in existence the Cash Reserve Account. The Cash Reserve Account shall be used to hold the Cash Reserve and for such other purposes described in the Transaction Documents.
Liquidation Account. The Agent has established and will maintain in existence the Liquidation Account. The Liquidation Account shall be used to receive Collections from the Deposit Accounts pursuant to Section 1.4(b) and to hold amounts set aside for the Purchasers, the Backup Servicer and (if the Servicer is not AFC or an Affiliate of AFC) the Servicer out of the Collections of Pool Receivables prior to the applicable Settlement Dates and for such other purposes described in the Transaction Documents. No funds other than those transferred in accordance with Section 1.4 shall be intentionally transferred into the Liquidation Account.
Permitted Investments. Any amounts in the Liquidation Account or the Cash Reserve Account, as the case may be, may be invested by the Liquidation Account Bank or the Cash Reserve Account Bank, respectively, prior to the occurrence of a Termination Event at the Servicer’s direction and following the occurrence of a Termination Event at the Agent’s direction, in Permitted Investments, so long as the Agent’s interest (for the benefit of the Secured Parties) in

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such Permitted Investments is perfected in a manner satisfactory to the Agent and such Permitted Investments are subject to no Adverse Claims other than those of the Agent provided hereunder.
Control of Accounts. The Agent may (with written notice to the Purchaser Agents) and shall (at the direction of the Majority Purchasers) following any Termination Event (or an Unmatured Termination Event of the type described in paragraph (g) of Exhibit V) at any time give notice to any Deposit Bank that the Agent is exercising its rights under the applicable Deposit Account Agreement to do any or all of the following: (i) to have the exclusive ownership and control of such Deposit Account transferred to the Agent (or such other party designated by the Majority Purchasers) and to exercise exclusive dominion and control over the funds deposited therein and (ii) to take any or all other actions permitted under the applicable Deposit Account Agreement. The Seller hereby agrees that if the Agent (or such other party designated by the Majority Purchasers) at any time takes any action set forth in the preceding sentence, the Agent (or such other party designated by the Majority Purchasers) shall have exclusive control of the proceeds (including Collections) of all Pool Receivables and the Seller hereby further agrees to take any other action that the Majority Purchasers may reasonably request to transfer such control. Any proceeds of Pool Receivables received by the Seller, the Servicer or AFC (as Servicer or otherwise), thereafter shall be sent immediately to an account designated by the Majority Purchasers and held by the Agent (or such other party designated by the Majority Purchasers) for the benefit of the Secured Parties.
Location of Liquidation Account and Cash Reserve Account. If at any time BMO Harris Bank is rated below A-1 by S&P or P-1 by Moody’s, the Agent shall promptly establish a new Liquidation Account and a new Cash Reserve Account at a financial institution which is rated at least A-1 by S&P and P-1 by Moody’s and transfer all amounts on deposit in such accounts at BMO Harris Bank to such new accounts at such financial institution, until such time as BMO Harris Bank is rated at least A-1 by S&P and P-1 by Moody’s.
Section 4.4. Enforcement Rights. (a) At any time following the occurrence of a Termination Event:
the Majority Purchasers may (with the consent of the Agent) direct the Obligors that payment of all amounts payable under any Pool Receivable be made directly to the Backup Servicer or such other party designated by the Majority Purchasers, in each case, for the benefit of the Secured Parties;
the Majority Purchasers may with the consent of the Agent instruct the Seller or the Servicer to give notice of the Agent’s interest (for the benefit of the Secured Parties) in Pool Receivables to each Obligor, which notice shall direct that payments be made directly to the Backup Servicer or such other party designated by the Majority Purchasers (for the benefit of the Secured Parties), and upon such instruction from the Majority Purchasers, the Seller or the Servicer, as applicable, shall give such notice at the expense of the Seller; provided, that if the Seller or the Servicer fails to so notify each Obligor, the Agent or its designee may so notify the Obligors; and
the Majority Purchasers may with the consent of the Agent request the Seller or the Servicer to, and upon such request the Seller or the Servicer, as applicable, shall, (A) assemble all of the records necessary or desirable to collect the Pool Receivables and the Related Security and

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all Pool Receivable Documents, and transfer or license to any new Servicer the use of all software necessary or desirable to collect the Pool Receivables and the Related Security, and make the same available to the Backup Servicer or other third-party custodian specified by, and at a place selected by, the Agent and (B) segregate all cash, checks and other instruments received by it from time to time constituting Collections with respect to the Pool Receivables in a manner acceptable to the Agent and, promptly upon receipt, remit all such cash, checks and instruments, duly endorsed or with duly executed instruments of transfer, to the Agent or the Backup Servicer (or such other party designated by the Majority Purchasers) (for the benefit of the Secured Parties).
(b)    The Seller hereby authorizes the Agent (for the benefit of the Secured Parties), and irrevocably appoints the Agent (acting on behalf of the Secured Parties) as its attorney-in-fact with full power of substitution and with full authority in the place and stead of the Seller, which appointment is coupled with an interest, to take any and all steps in the name of the Seller and on behalf of the Seller necessary or desirable, in the determination of the Agent, to collect any and all amounts or portions thereof due under any and all Pool Receivables or Related Security, including, without limitation, endorsing the name of the Seller on checks and other instruments representing Collections and enforcing such Pool Receivables, Related Security and the related Contracts. The Agent shall only exercise the powers conferred by this subsection (b) after the occurrence of a Termination Event. Notwithstanding anything to the contrary contained in this subsection (b), none of the powers conferred upon such attorney-in-fact pursuant to the immediately preceding sentence shall subject such attorney-in-fact to any liability if any action taken by it shall prove to be inadequate or invalid, nor shall they confer any obligations upon such attorney-in-fact in any manner whatsoever.
Section 4.5. Responsibilities of the Seller. Anything herein to the contrary notwithstanding, the Seller shall (i) perform all of its obligations, if any, under the Contracts related to the Pool Receivables to the same extent as if interests in such Pool Receivables had not been transferred hereunder, and the exercise by any Secured Party of its rights hereunder shall not relieve the Seller from such obligations and (ii) pay when due any taxes, including, without limitation, any sales taxes payable in connection with the Pool Receivables and their creation and satisfaction. The Agent, the Purchaser Agents, the Purchasers, the Backup Servicer and any successor Servicer shall not have any obligation or liability with respect to any Pool Receivable, any Related Security or any related Contract, nor shall any of them be obligated to perform any of the obligations of the Seller or AFC under any of the foregoing.
Section 4.6. Servicing Fee. The Servicer shall be paid a monthly fee in arrears, through distributions contemplated by Section 1.4, equal to (a) at any time AFC or an Affiliate of AFC is the Servicer, [**], (b) at any time the Backup Servicer has become the Servicer hereunder, [**], and (c) at any time a Person other than AFC, an Affiliate of AFC or the Backup Servicer is the Servicer, the Unaffiliated Servicing Fees or such other amount as the Agent and such successor Servicer shall agree. The Servicing Fee shall not be payable to the extent funds are not available to pay the Servicing Fee pursuant to Section 1.4.
Section 4.7. Specified Ineligible Receivables. On or prior to the initial date of purchase of a Receivable under the Purchase and Sale Agreement, the Servicer (so long as the Originator is the Servicer) may designate such Receivable as a “Specified Ineligible Receivable” (which designation may take the form of a specification that a certain class or category of Receivables to

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be transferred from the Originator to the Seller after such designation will be treated as “Specified Ineligible Receivables”). In addition, the Servicer (so long as the Originator is the Servicer) may, on behalf of the Seller, (i) designate an existing Receivable then owned by the Seller as a “Specified Ineligible Receivable” or (ii) designate an existing Specified Ineligible Receivable then owned by the Seller as a Receivable (i.e., no longer a “Specified Ineligible Receivable”), in each ~~of cases~~case (i) and (ii) with the prior written consent of the Majority Purchasers. For the avoidance of doubt, any Receivable which was treated as an Eligible Receivable hereunder at any time may not be treated as a “Specified Ineligible Receivable” without the prior written consent of the Majority Purchasers. The Servicer (so long as the Originator is the Servicer) shall identify the aggregate Outstanding Balance of all such “Specified Ineligible Receivables” on the Servicer Report. To the extent the Servicer has from time to time identified a Receivable as a “Specified Ineligible Receivable” in accordance with this Section, for so long as such Receivable is a Specified Ineligible Receivable, (i) such Receivable shall not be included as an Eligible Receivable by the Seller or the Servicer hereunder, (ii) such Receivable shall not be included in any calculations of the Delinquency Ratio or the Default Ratio or other Pool Receivables information (other than a statement of the aggregate Outstanding Balance of such Specified Ineligible Receivables) hereunder and (iii) such Receivable shall not be considered a Receivable for purposes of clause (o) of Exhibit V hereof.
ARTICLE V.

THE AGENTS
Section 5.1. Appointment and Authorization. Each Purchaser and Purchaser Agent (including each Purchaser and Purchaser Agent that may from time to time become a party hereto) hereby irrevocably designates and appoints Bank of Montreal as the “Agent” hereunder and authorizes the Agent to take such actions and to exercise such powers as are delegated to the Agent hereby and to exercise such other powers as are reasonably incidental thereto. The Agent shall hold, in its name, for the benefit of the Secured Parties, a security interest in the Liquidation Account and the Cash Reserve Account pursuant to an account control agreement. The Agent shall not have any duties other than those expressly set forth herein or any fiduciary relationship with any Indemnified Party, and no implied obligations or liabilities shall be read into this Agreement or any other Transaction Document or otherwise exist against the Agent. The Agent does not assume, nor shall it be deemed to have assumed, any obligation to, or relationship of trust or agency with, the Seller or Servicer. Notwithstanding any provision of this Agreement or any other Transaction Document to the contrary, in no event shall the Agent ever be required to take any action which exposes the Agent to personal liability (unless indemnified in advance in a manner determined satisfactory to the Agent in its sole and absolute discretion) or which is contrary to the provision of any Transaction Document or applicable law.
(a)    Each Purchaser hereby irrevocably designates and appoints the respective institution identified as the Purchaser Agent for such Purchaser on the signature pages hereto or in any agreement pursuant to which such Purchaser becomes a party hereto, and each authorizes such Purchaser Agent to take such action on its behalf under the provisions of this Agreement and to exercise such powers and perform such duties as are expressly delegated to such Purchaser Agent by the terms of this Agreement, if any, together with such other powers as are reasonably incidental thereto. Notwithstanding any provision to the contrary elsewhere in this Agreement, no

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Purchaser Agent shall have any duties or responsibilities, except those expressly set forth herein, or any fiduciary relationship with any Purchaser or other Purchaser Agent or the Agent, and no implied covenants, functions, responsibilities, duties, obligations or liabilities on the part of such Purchaser Agent shall be read into this Agreement or otherwise exist against such Purchaser Agent.
(b)    Except as otherwise specifically provided in this Agreement, the provisions of this Article V are solely for the benefit of the Purchaser Agents, the Agent and the Purchasers, and none of the Seller or Servicer shall have any rights as a third-party beneficiary or otherwise under any of the provisions of this Article V, except that this Article V shall not affect any obligations which any Purchaser Agent, the Agent or any Purchaser may have to the Seller or the Servicer under the other provisions of this Agreement. Furthermore, no Purchaser shall have any rights as a third-party beneficiary or otherwise under any of the provisions hereof in respect of a Purchaser Agent which is not the Purchaser Agent for such Purchaser.
(c)    In performing its functions and duties hereunder, the Agent shall act solely as the agent of the Secured Parties, and the Agent does not assume nor shall be deemed to have assumed any obligation or relationship of trust or agency with or for the Seller or Servicer or any of their successors and assigns. In performing its functions and duties hereunder, each Purchaser Agent shall act solely as the agent of its respective Purchasers and does not assume nor shall be deemed to have assumed any obligation or relationship of trust or agency with or for the Seller, the Servicer, any other Purchaser, any other Purchaser Agent or the Agent, or any of their respective successors and assigns.
Section 5.2. Delegation of Duties. The Agent may, with the prior written consent of the Majority Purchasers, execute any of its duties through agents or attorneys-in-fact and shall be entitled to advice of counsel concerning all matters pertaining to such duties. The Agent shall not be responsible to the Purchaser Agents or any Purchaser for the negligence or misconduct of any agents or attorneys-in-fact selected by it with reasonable care.
Section 5.3. Exculpatory Provisions. None of the Purchaser Agents, the Agent or any of their directors, officers, agents or employees shall be liable for any action taken or omitted (i) with the consent or at the direction of the Majority Purchasers (or in the case of any Purchaser Agent, the Purchaser relating to such Purchaser Agent) or (ii) in the absence of such Person’s gross negligence or willful misconduct. The Agent shall not be responsible to any Purchaser or Purchaser Agent for (i) any recitals, representations, warranties or other statements made by the Seller, Servicer, the Originator or any of their Affiliates, (ii) the value, validity, effectiveness, genuineness, enforceability or sufficiency of any Transaction Document, (iii) any failure of the Seller, the Servicer, the Originator or any of their Affiliates to perform any obligation it may have under any Transaction Document to which it is a party or (iv) the satisfaction of any condition specified in Exhibit II. The Agent shall not have any obligation to any Purchaser or any Purchaser Agent to ascertain or inquire about the observance or performance of any agreement contained in any Transaction Document or to inspect the properties, books or records of the Seller, Servicer, the Originator or any of their Affiliates.
Section 5.4. Reliance by Agents.  Each Purchaser Agent and the Agent shall in all cases be entitled to rely, and shall be fully protected in relying, upon any document or other writing or

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conversation believed by it to be genuine and correct and to have been signed, sent or made by the proper Person and upon advice and statements of legal counsel (including counsel to the Seller or Servicer), independent accountants and other experts selected by the Agent or any such Purchaser Agent. Each Purchaser Agent and the Agent shall in all cases be fully justified in failing or refusing to take any action under any Transaction Document unless it shall first receive such advice or concurrence of the Majority Purchasers (or in the case of any Purchaser Agent, the Purchaser relating to such Purchaser Agent) and it shall first be indemnified to its satisfaction against any and all liability and expense which may be incurred by reason of taking or continuing to take any such action.
(a)    With regard to the Purchasers and the Purchaser Agents, the Agent shall in all cases be fully protected in acting, or in refraining from acting, under this Agreement in accordance with a request of the Majority Purchasers and the Purchaser Agents, and such request and any action taken or failure to act pursuant thereto shall be binding upon all Purchasers and Purchaser Agents.
(b)    Purchasers that have a common Purchaser Agent and that have a majority of the Investment of all such related Purchasers shall be entitled to request or direct the related Purchaser Agent to take action, or refrain from taking action, under this Agreement on behalf of such Purchasers. With regard to the Purchasers and the Purchaser Agents, such Purchaser Agent shall in all cases be fully protected in acting, or in refraining from acting, under this Agreement in accordance with a request of such Purchasers, and such request and any action taken or failure to act pursuant thereto shall be binding upon all of such Purchaser Agent’s related Purchasers.
(c)    Unless otherwise advised in writing by a Purchaser Agent or by any Purchaser on whose behalf such Purchaser Agent is purportedly acting, each party to this Agreement may assume that (i) such Purchaser Agent is acting for the benefit of each of the Purchasers for which such Purchaser Agent is identified herein (or in any Joinder Agreement or assignment agreement) as being the Purchaser Agent, as well as for the benefit of each assignee or other transferee from any such Person, and (ii) each action taken by such Purchaser Agent has been duly authorized and approved by all necessary action on the part of the Purchasers on whose behalf it is purportedly acting. Each Purchaser Agent and its Purchaser(s) shall agree amongst themselves as to the circumstances and procedures for removal, resignation and replacement of such Purchaser Agent.
Section 5.5. Notice of Termination Date. Neither any Purchaser Agent nor the Agent shall be deemed to have knowledge or notice of the occurrence of any Termination Event or Unmatured Termination Event unless such Person has received notice from any Purchaser, Purchaser Agent, the Servicer or the Seller stating that a Termination Event or Unmatured Termination Event has occurred hereunder and describing such Termination Event or Unmatured Termination Event. If the Agent receives such a notice, it shall promptly give notice thereof to each Purchaser Agent whereupon each such Purchaser Agent shall promptly give notice thereof to its Purchasers. If a Purchaser Agent receives such a notice (other than from the Agent), it shall promptly give notice thereof to the Agent. The Agent shall take such action concerning a Termination Event or Unmatured Termination Event as may be directed by the Majority Purchasers (unless such action is otherwise specified herein as requiring the consent of all Purchasers), but until the Agent receives such directions, the Agent may (but shall not be obligated to) take such action, or refrain from taking such action, as the Agent deems advisable and in the best interests of the Secured Parties.

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Section 5.6. Non-Reliance on Agent, Purchaser Agents and Other Purchasers. Each Purchaser expressly acknowledges that none of the Agent, the Purchaser Agents nor any of their respective officers, directors, employees, agents, attorneys-in-fact or Affiliates has made any representations or warranties to it and that no act by the Agent or any Purchaser Agent hereafter taken, including any review of the affairs of the Seller, Servicer or the Originator, shall be deemed to constitute any representation or warranty by the Agent or such Purchaser Agent, as applicable. Each Purchaser represents and warrants to the Agent and the Purchaser Agents that, independently and without reliance upon the Agent, Purchaser Agents or any other Purchaser and based on such documents and information as it has deemed appropriate, it has made and will continue to make its own appraisal of and investigation into the business, operations, property, prospects, financial and other conditions and creditworthiness of the Seller, Servicer and the Originator, and the Receivables and its own decision to enter into this Agreement and to take, or omit, action under any Transaction Document. Except for items specifically required to be delivered hereunder, the Agent shall not have any duty or responsibility to provide any Purchaser Agent with any information concerning the Seller, Servicer or the Originator or any of their Affiliates or the Receivables that comes into the possession of the Agent or any of its officers, directors, employees, agents, attorneys-in-fact or Affiliates.
Section 5.7. Agent, Purchaser Agents and Purchasers. Each of the Purchasers, the Agent, the Purchaser Agents and their Affiliates may extend credit to, accept deposits from and generally engage in any kind of banking, trust, debt or other business with the Seller, KAR, Servicer or the Originator or any of their Affiliates. With respect to the acquisition of the Eligible Receivables pursuant to this Agreement, any of the Purchaser Agents and the Agent shall, to the extent they become Purchasers hereunder, have the same rights and powers under this Agreement as any Purchaser and may exercise the same as though it were not such an agent, and the terms “Purchaser” and “Purchasers” shall, in such case, include such Purchaser Agent or the Agent in their individual capacities.
Section 5.8. Indemnification. Each Purchaser shall indemnify and hold harmless the Agent (but solely in its capacity as Agent) and its officers, directors, employees, representatives and agents (to the extent not reimbursed by the Seller or Servicer and without limiting the obligation of the Seller or Servicer to do so), ratably in accordance with their respective Investment from and against any and all liabilities, obligations, losses, damages, penalties, judgments, settlements, costs, expenses and disbursements of any kind whatsoever (including in connection with any investigative or threatened proceeding, whether or not the Agent or such Person shall be designated a party thereto) that may at any time be imposed on, incurred by or asserted against the Agent or such Person as a result of, or related to, any of the transactions contemplated by the Transaction Documents or the execution, delivery or performance of the Transaction Documents or any other document furnished in connection therewith (but excluding any such liabilities, obligations, losses, damages, penalties, judgments, settlements, costs, expenses or disbursements resulting solely from the gross negligence or willful misconduct of the Agent or such Person as finally determined by a court of competent jurisdiction). The obligations of any Note Issuer under this Section 5.8 shall be subject to the restrictions of Section 6.5.
Section 5.9. Successor Agent. The Agent may, upon at least thirty (30) days notice to the Seller, the Servicer, the Backup Servicer, each Purchaser and Purchaser Agent, resign as Agent. Such resignation shall not become effective until a successor Agent is appointed by the Majority

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Purchasers and has accepted such appointment. Upon such acceptance of its appointment as Agent hereunder by a successor Agent, such successor Agent shall succeed to and become vested with all the rights and duties of the retiring Agent, and the retiring Agent shall be discharged from its duties and obligations under the Transaction Documents. After any retiring Agent’s resignation hereunder, the provisions of Sections 3.1, 3.2, 3.3 and this Article V shall inure to its benefit as to any actions taken or omitted to be taken by it while it was the Agent.
ARTICLE VI.

MISCELLANEOUS
Section 6.1. Amendments, Etc. No waiver of any provision of this Agreement or consent to any departure by the Seller or Servicer therefrom shall be effective unless in writing signed by the Majority Purchasers. No amendment of any provisions of this Agreement shall be effective unless in writing signed by each Purchaser Agent, the Agent, the Seller and the Servicer; provided, further, that other than an amendment to extend the Termination Date, no amendment shall be effective unless (i) each Purchaser (or the applicable Purchaser Agent on its behalf) shall have received written confirmation by any Rating Agency rating the Agreement that such amendment shall not cause their rating to be downgraded or withdrawn, and (ii) each Note Issuer that is a Purchaser (or the applicable Purchaser Agent on its behalf), if required, shall have received written confirmation by the Rating Agencies that such amendment shall not cause the rating on the then outstanding Notes of such Note Issuer to be downgraded or withdrawn. Any such amendment, waiver or consent shall be effective only in the specific instance and for the specific purpose for which given. No failure on the part of the Agent, any Purchaser, or any Purchaser Agent to exercise, and no delay in exercising, any right hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any right hereunder preclude any other or further exercise thereof or the exercise of any other right.
Section 6.2. Notices, Etc. All notices and other communications hereunder shall, unless otherwise stated herein, be in writing (which shall include facsimile and electronic mail communication) and sent or delivered, to each party hereto, at its address set forth under its name on the signature pages hereof or, in the case of the Backup Servicer, at its notice address designated in the Backup Servicing Agreement or, in any case, at such other address as shall be designated by such party in a written notice to the other parties hereto. Notices and communications by facsimile or electronic mail shall be effective when sent (and shall, unless such delivery is waived by the recipient by electronic mail or other means, be followed by hard copy sent by first class mail), and notices and communications sent by other means shall be effective when received.
Section 6.3. Assignability. (a) This Agreement and any Purchaser’s rights and obligations herein (including ownership of its Participation) shall be assignable, in whole or in part, by such Purchaser and its successors and assigns with the prior written consent of the Seller and the Agent; provided, however, that such consent shall not be unreasonably withheld; and provided, further, that no such consent shall be required if the assignment is made to (i) any Affiliate of such Purchaser, (ii) any Liquidity Bank (or any Person who upon such assignment would be a Liquidity Bank) of such Purchaser and from any such Liquidity Bank to a Purchaser hereunder, (iii) any Program Support Provider (or any Person who upon such assignment would be a Program Support

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Provider) of such Purchaser or (iv) to any other Purchaser in such Purchaser’s Purchaser Group. Each assignor may, in connection with the assignment, disclose to the applicable assignee any information relating to the Seller or the Pool Receivables furnished to such assignor by or on behalf of the Seller, the Agent, the Purchasers or the Purchaser Agents.
Upon the assignment by a Purchaser in accordance with this Section 6.3, the assignee receiving such assignment shall have all of the rights of such Purchaser with respect to the Transaction Documents and the Investment (or such portion thereof as has been assigned).
(b)    Each Purchaser may at any time grant to one or more banks or other institutions (each a “Liquidity Bank”) party to a Liquidity Agreement or to any other Program Support Provider participating interests or security interests in its Participation. In the event of any such grant by a Purchaser of a participating interest to a Liquidity Bank or other Program Support Provider, the Purchaser shall remain responsible for the performance of its obligations hereunder. The Seller agrees that each Liquidity Bank or other Program Support Provider shall be entitled to the benefits of Sections 1.8 and 1.10.
(c)    This Agreement and the rights and obligations of any Purchaser Agent hereunder shall be assignable, in whole or in part, by such Purchaser Agent and its successors and assigns; provided, however, that if such assignment is to any Person that is not an Affiliate of the assigning Purchaser Agent, such Purchaser Agent must receive the prior written consent (which consent in each case shall not be unreasonably withheld) of the Agent and the Seller.
(d)    Except as provided in Section 4.1(d), neither the Seller nor the Servicer may assign its rights or delegate its obligations hereunder or any interest herein without the prior written consent of the Majority Purchasers.
(e)    Without limiting any other rights that may be available under applicable law, the rights of any Purchaser may be enforced by it directly or by its Purchaser Agent or its other agents.
(f)    [**]
(g)    Notwithstanding any other provision of this Section 6.3, (i) any Purchaser may at any time pledge or grant a security interest in all or any portion of its rights (including, without  limitation, any interests in its Participation and any rights to payment of Investment and Discount) under this Agreement to secure obligations of such Purchaser to a Federal Reserve Bank and (ii) any Note Issuer may at any time pledge or grant a security interest in all or any portion of its rights (including, without limitation, any Participation and any rights to payment of Investment and Discount) under this Agreement to a collateral trustee in order to comply with Rule 3a-7 under the Investment Company Act of 1940 (as amended), in each case without notice to or consent of any Seller Party, the Agent, any Purchaser Agent or any Purchaser; provided that no such pledge or grant of a security interest shall release a Purchaser from any of its obligations hereunder, or substitute any such pledgee or grantee for such Purchaser as a party hereto.
Section 6.4. Costs, Expenses and Taxes. (a) In addition to the rights of indemnification granted under Section 3.1 hereof, the Seller agrees to pay on demand all reasonable costs and expenses in connection with the preparation, execution, delivery and administration (including periodic auditing of Pool Receivables) of this Agreement, any Liquidity Agreement, the other

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Transaction Documents and the other documents and agreements to be delivered hereunder or in connection herewith, including all reasonable costs and expenses relating to the amending, amending and restating, modifying or supplementing any such documents or agreements and the waiving of any provisions thereof, and including in all cases, without limitation, Rating Agency fees (including in connection with the execution hereof and any amendments hereto) and Attorney Costs for the Agent, each Purchaser, each Program Support Provider, each Purchaser Agent, the Backup Servicer, any successor Servicer and their respective Affiliates and agents with respect thereto and with respect to advising the Agent, the Purchaser, each Program Support Provider and their respective Affiliates and agents as to their rights and remedies under this Agreement and the other Transaction Documents, and all reasonable costs and expenses, if any (including Attorney Costs), of each Purchaser Agent, each Purchaser, each Program Support Provider, the Agent, the Backup Servicer, any successor Servicer and their respective Affiliates and agents in connection with the enforcement of this Agreement and the other Transaction Documents.
(b)    In addition, the Seller shall pay on demand any and all stamp and other taxes and fees payable in connection with the execution, delivery, filing and recording of this Agreement or the other documents or agreements to be delivered hereunder, and agrees to save each Indemnified Party harmless from and against any liabilities with respect to or resulting from any delay in paying or omission to pay such taxes and fees.
Section 6.5. No Proceedings; Limitation on Payments. (a) Each of the Seller, the Servicer, the Agent, the Purchaser Agents, the Purchasers, the Backup Servicer, each assignee of a Participation or any interest therein, and each Person which enters into a commitment to purchase or does purchase a Participation or interests therein hereby covenants and agrees that it will not institute against, or join any other Person in instituting against, any Note Issuer any bankruptcy, reorganization, arrangement, insolvency or liquidation proceeding, or other proceeding under any federal or state bankruptcy or similar law, for one year and one day after the latest maturing Note issued by any such Note Issuer is paid in full.
(b)    Notwithstanding any provisions contained in this Agreement to the contrary, no Note Issuer shall, nor shall it be obligated to, pay any amount pursuant to this Agreement unless such Note Issuer has excess cash flow from operations or has received funds with respect to such obligation which may be used to make such payment and which funds or excess cash flow are not required to repay its Notes when due. Any amounts which a Note Issuer does not pay pursuant to the operation of the preceding sentence shall not constitute a claim against such Note Issuer for any such insufficiency unless and until the condition described in the preceding sentence is satisfied. Nothing in this subsection (b) shall be construed to forgive or cancel any obligations of such Note Issuer hereunder.
(c)    Each of the Servicer, the Agent, the Purchaser Agents, the Purchasers, the Backup Servicer, each assignee of a Participation or any interest therein, and each Person which enters into a commitment to purchase or does purchase a Participation or interests therein hereby covenants and agrees that it will not institute against, or join any other Person in instituting against, the Seller any bankruptcy, reorganization, arrangement, insolvency or liquidation proceeding, or other proceeding under any federal or state bankruptcy or similar law, for one year and one day after all amounts payable by the Seller hereunder are paid in full.

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(d)    Notwithstanding any provisions contained in this Agreement to the contrary, the Seller shall not be obligated to pay any amount pursuant to this Agreement unless the Seller has property or other assets which may be used to make such payment. Any amounts which the Seller does not pay pursuant to the operation of the preceding sentence shall not constitute a claim against the Seller for any such insufficiency unless and until the conditions described in the preceding sentence are satisfied. Nothing in this subsection (d) shall be construed to forgive or cancel any obligations of the Seller hereunder.
Section 6.6. Confidentiality. Unless otherwise required by applicable law or already known by the general public or the third party to which it is disclosed, the Seller agrees to maintain the confidentiality of this Agreement and the other Transaction Documents (and all drafts thereof) in communications with third parties and otherwise; provided that this Agreement may be disclosed to (a) third parties to the extent such disclosure is made pursuant to a written agreement of confidentiality in form and substance reasonably satisfactory to the Agent and (b) the Seller’s legal counsel and auditors if they agree to hold it confidential.
Section 6.7. GOVERNING LAW AND JURISDICTION. (a) THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS OF THE STATE OF INDIANA (WITHOUT GIVING EFFECT TO THE PRINCIPLES OF CONFLICTS OF LAWS THEREOF), AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES UNDER THIS AGREEMENT SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS, EXCEPT TO THE EXTENT THAT THE PERFECTION (OR THE EFFECT OF PERFECTION OR NON-PERFECTION) OF THE INTERESTS OF THE PURCHASERS IN THE POOL RECEIVABLES AND THE OTHER ITEMS DESCRIBED IN SECTION 1.2(d) IS GOVERNED BY THE LAWS OF A JURISDICTION OTHER THAN THE STATE OF INDIANA.
(b)    ANY LEGAL ACTION OR PROCEEDING WITH RESPECT TO THIS AGREEMENT MAY BE BROUGHT IN THE COURTS OF THE STATE OF ILLINOIS COOK COUNTY AND CHICAGO OR NEW YORK NEW YORK COUNTY, NEW YORK CITY OR OF THE UNITED STATES FOR THE NORTHERN DISTRICT OF ILLINOIS OR THE SOUTHERN DISTRICT OF NEW YORK, AND BY EXECUTION AND DELIVERY OF THIS AGREEMENT, EACH OF THE PURCHASERS, THE SELLER, THE SERVICER, THE PURCHASER AGENTS AND THE AGENT CONSENTS, FOR ITSELF AND IN RESPECT OF ITS PROPERTY, TO THE NON-EXCLUSIVE JURISDICTION OF THOSE COURTS. EACH OF THE PURCHASERS, THE SELLER, THE SERVICER, THE PURCHASER AGENTS AND THE AGENT IRREVOCABLY WAIVES, TO THE MAXIMUM EXTENT PERMITTED BY LAW, ANY OBJECTION, INCLUDING ANY OBJECTION TO THE LAYING OF VENUE OR BASED ON THE GROUNDS OF FORUM NON CONVENIENS, WHICH IT MAY NOW OR HEREAFTER HAVE TO THE BRINGING OF ANY ACTION OR PROCEEDING IN SUCH JURISDICTION IN RESPECT OF THIS AGREEMENT OR ANY DOCUMENT RELATED HERETO.
Section 6.8. Execution in Counterparts. This Agreement shall be valid, binding, and enforceable against a party when executed and delivered by an authorized individual on behalf of the party by means of (i) an original manual signature; (ii) a faxed, scanned, or photocopied manual signature; or (iii) any other electronic signature permitted by the federal Electronic

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Signatures in Global and National Commerce Act, state enactments of the Uniform Electronic Transactions Act, and/or any other relevant electronic signatures law, including any relevant provisions of the UCC (collectively, “Signature Law”), in each case to the extent applicable. Each faxed, scanned, or photocopied manual signature, or other electronic signature, shall for all purposes have the same validity, legal effect, and admissibility in evidence as an original manual signature. Each party hereto shall be entitled to conclusively rely upon, and shall have no liability with respect to, any faxed, scanned, or photocopied manual signature, or other electronic signature, of any other party and shall have no duty to investigate, confirm or otherwise verify the validity or authenticity thereof. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but such counterparts shall, together, constitute one and the same instrument. For the avoidance of doubt, original manual signatures shall be used for execution or indorsement of writings when required under the UCC or other Signature Law due to the character or intended character of the writings.
Section 6.9. Survival of Termination. The provisions of Sections 1.8, 1.10, 3.1, 3.2, 6.4, 6.5, 6.6, 6.7, 6.10 and 6.13 shall survive any termination of this Agreement.
Section 6.10. WAIVER OF JURY TRIAL. THE PURCHASERS, THE SELLER, THE SERVICER, THE PURCHASER AGENTS, THE AGENT AND THE BACKUP SERVICER (BY ACCEPTING THE BENEFIT HEREOF) EACH WAIVE THEIR RESPECTIVE RIGHTS TO A TRIAL BY JURY OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF OR RELATED TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY, IN ANY ACTION, PROCEEDING OR OTHER LITIGATION OF ANY TYPE BROUGHT BY ANY OF THE PARTIES AGAINST ANY OTHER PARTY OR PARTIES, WHETHER WITH RESPECT TO CONTRACT CLAIMS, TORT CLAIMS OR OTHERWISE. THE PURCHASERS, THE SELLER, THE SERVICER, THE PURCHASER AGENTS, THE AGENT AND THE BACKUP SERVICER EACH AGREE THAT ANY SUCH CLAIM OR CAUSE OF ACTION SHALL BE TRIED BY A COURT TRIAL WITHOUT A JURY. WITHOUT LIMITING THE FOREGOING, EACH OF THE PARTIES HERETO FURTHER AGREES THAT ITS RESPECTIVE RIGHT TO A TRIAL BY JURY IS WAIVED BY OPERATION OF THIS SECTION AS TO ANY ACTION, COUNTERCLAIM OR OTHER PROCEEDING WHICH SEEKS, IN WHOLE OR IN PART, TO CHALLENGE THE VALIDITY OR ENFORCEABILITY OF THIS AGREEMENT OR ANY PROVISION HEREOF. THIS WAIVER SHALL APPLY TO ANY SUBSEQUENT AMENDMENTS, RENEWALS, SUPPLEMENTS OR MODIFICATIONS TO THIS AGREEMENT.
Section 6.11. Entire Agreement. This Agreement (together with the other Transaction Documents) embodies the entire agreement and understanding between the Purchasers, the Seller, the Servicer, the Purchaser Agents and the Agent, and supersedes all prior or contemporaneous agreements and understandings of such Persons, verbal or written, relating to the subject matter hereof and thereof.
Section 6.12. Headings. The captions and headings of this Agreement and in any Exhibit hereto are for convenience of reference only and shall not affect the interpretation hereof or thereof.
Section 6.13. Liabilities of the Purchasers. The obligations of each Purchaser under this Agreement are solely the corporate obligations of such Purchaser. No recourse shall be had for

34

any obligation or claim arising out of or based upon this Agreement against any stockholder, employee, officer, director or incorporator of any Purchaser; and provided, however, that this Section 6.13 shall not relieve any such Person of any liability it might otherwise have for its own gross negligence or willful misconduct. The agreements provided in this Section 6.13 shall survive termination of this Agreement.
Section 6.14. Tax Treatment. The Participations shall be treated and reported as indebtedness of the Seller for all income and franchise tax purposes. The Seller, the Servicer, the Agent and Fairway and each Purchaser, by its agreement to make a purchase (and to make reinvestments, if applicable) with regard to its Participation, agrees, and shall cause its assignees to agree, to treat and report the Participations as indebtedness of the Seller for all income and franchise tax purposes.

35

IN WITNESS WHEREOF, the parties have caused this Agreement to be executed by their respective officers thereunto duly authorized, as of the date first above written.

    AFC FUNDING CORPORATION,
    as Seller

    By:
    Name:
    Title:

    AFC Funding Corporation
    11299 N. Illinois Street
    Carmel, Indiana 46032
    Attention: Amy Wirges
    Telephone: 317-843- 4795
    Facsimile: 317- 360-3766
    E-mail: [**]
    AUTOMOTIVE FINANCE CORPORATION,
    as Servicer

    By:
    Name:
    Title:

    Automotive Finance Corporation
    11299 N. Illinois Street
    Carmel, Indiana 46032
    Attention: Amy Wirges
    Telephone: 317-843- 4795
    Facsimile: 317- 360-3766
    E-mail: [**]

S-1	Tenth Amended and Restated Receivables Purchase Agreement

    BMO CAPITAL MARKETS CORP.,
    as Purchaser Agent for Fairway Finance
Company, LLC and Bank of Montreal

    By:
    Name:
    Title:
    BMO Capital Markets Corp.
    320 S Canal St, 4th floor
    Chicago, Illinois 60606
    Attention: Conduit Administration
    Telephone: (312) 461-5640
    E-mail: [**]

    FAIRWAY FINANCE COMPANY, LLC,
    as a Purchaser

    By:
    Name:
    Title:

    Fairway Finance Company, LLC
    c/o Lord Securities Corp.
    48 Wall Street, 27th Floor
    New York, New York 10005
    Attention: Irina Khaimova
    Telephone: (212) 346-9008
Facsimile: (212) 346-9012
    Email: [**]

S-2	Tenth Amended and Restated Receivables Purchase Agreement

BANK OF MONTREAL,
as a Purchaser

By:
Name:
Title:
Bank of Montreal
320 S Canal St, 4th floor
Chicago, Illinois 60606
Attention: Karen Louie
Telephone: (312) 293-4410
Facsimile: (312) 293-4948
E-mail: [**]

Maximum Commitment:
[**]

S-3	Tenth Amended and Restated Receivables Purchase Agreement

PNC BANK, NATIONAL ASSOCIATION,
as Purchaser and Purchaser Agent for itself

By:
Name:
Title:

PNC Bank, National Association
300 Fifth Avenue
Pittsburgh, PA 15222
Attention: ABF Administration
Telephone: (412) 768-3090
Facsimile: (412) 762-9184
E-mail: [**]

Maximum Commitment:
[**]

S-4	Tenth Amended and Restated Receivables Purchase Agreement

THUNDER BAY FUNDING, LLC, as a Purchaser

By: Royal Bank of Canada,
its attorney-in-fact

By:
Name:
Title:

Thunder Bay Funding, LLC
c/o Global Securitization Services, LLC
68 South Service Road, Suite 120
Melville, New York 11747
Tel: (631) 930-7207
Fax: (212) 302-8767
Attn: Tony Wong
[**]

with a copy to:

RBC Capital Markets
Two Little Falls Center
2751 Centerville Road, Suite 212
Wilmington, DE 19808
Attn: Securitization Finance
Email: [**]

Maximum Commitment:
[**]

S-5	Tenth Amended and Restated Receivables Purchase Agreement

ROYAL BANK OF CANADA,
as Purchaser Agent for Thunder Bay Funding, LLC

 ~~By:~~
By:
Name:
Title:
By:
Name:
Title:

Royal Bank Plaza, North Tower
200 Bay Street
2nd Floor
Toronto Ontario M5J2W7
Attn: Securitization Finance
Telephone: (416)-842-3842
Email: [**]

with a copy to

Royal Bank of Canada
Two Little Falls Center
2751 Centerville Road, Suite 212
Wilmington, DE 19808
Telephone : (302)-892-5903
Email : [**]

FIFTH THIRD BANK, NATIONAL ASSOCIATION,
as Purchaser and as Purchaser Agent for itself

S-6	Tenth Amended and Restated Receivables Purchase Agreement

By:
Name:
Title:

Fifth Third Bank, National Association
38 Fountain Square Plaza, MD 109046
Cincinnati, OH 45263
Attention: Asset Securitization Group
Telephone: (513) 534-0836
Facsimile: (513) 534-0319
E-mail:[**]

Maximum Commitment
[**]

~~TRUIST BANK, as Purchaser and as Purchaser Agent for itself~~

S-7	Tenth Amended and Restated Receivables Purchase Agreement

~~By:~~
~~Name:~~
~~Title:~~

~~3333 Peachtree Road~~
~~7th Floor South~~
~~Atlanta, Georgia 30326~~
~~Attn: Emily Shields~~
~~Tel: (404) 926-5489~~
~~Email: [**]~~

~~Maximum Commitment~~
~~[**]~~

S-8	Tenth Amended and Restated Receivables Purchase Agreement

CHARIOT FUNDING LLC, as a Purchaser

By: JPMorgan Chase Bank, N.A.,
its attorney-in-fact

By:
Name:
Title:
Chariot Funding LLC
c/o JPMorgan Chase Bank, N.A.
10 South Dearborn Street, 16th Floor
Chicago, IL  60603
Attention:  Alan English
Tel:  (312) 732-7985
Fax:  (312) 377-0490
Email: [**]

Maximum Commitment
[**]

JPMORGAN CHASE BANK N.A.,
as Purchaser Agent for Chariot Funding LLC and Falcon Asset Funding LLC

By:
Name:
Title:
c/o JPMorgan Chase Bank, N.A.
10 South Dearborn Street, 16th Floor
Chicago, IL  60603
Attention:  Alan English
Tel:  (312) 732-7985
Fax:  (312) 377-0490
Email: [**]

S-9	Tenth Amended and Restated Receivables Purchase Agreement

FALCON ASSET FUNDING LLC, as a Purchaser

By: JPMorgan Chase Bank, N.A., its attorney-in-
fact

By:
Name:
Title:

Falcon Asset Funding LLC
c/o JPMorgan Chase Bank, N.A.
10 South Dearborn Street, 16 7th Floor
Chicago, IL 60603
Attention: Alan English
Tel: (312) 732-7985
Fax: (312) 377-0490
Email: [**]

S-10	Tenth Amended and Restated Receivables Purchase Agreement

U.S. BANK~~,~~  NATIONAL ASSOCIATION,
as Purchaser and Purchaser Agent for itself

By:
Name:
Title:

U.S. Bank~~,~~  National Association
214 N. Tryon Street
Charlotte, NC 28202-1078
CN-NC-H26V
Attention: Pawel Bania
Telephone: (803) 558-1253
~~E-mail:pawel~~E-mail: [**]

Maximum Commitment:
[**]

S-11	Tenth Amended and Restated Receivables Purchase Agreement

BANK OF MONTREAL,
as Agent

By:        ______________________________
Name:
Title:
    Bank of Montreal
    320 S Canal St, 4th floor
    Chicago, Illinois 60606
    Attention: Karen Louie
    Telephone: (312) 293-4410
    Email: [**]

S-12	Tenth Amended and Restated Receivables Purchase Agreement

Acknowledged and Agreed:

OPENLANE, INC. f/k/a KAR AUCTION SERVICES, INC.,
as provider of the Performance Guaranty

By:_________________________________________
Name:
Title:

S-13	Tenth Amended and Restated Receivables Purchase Agreement

STATE OF INDIANA    )
                )    SS
COUNTY OF HAMILTON    )
Before me the undersigned, a Notary Public in and for the said County and State, personally appeared ________________________, an officer of AFC FUNDING CORPORATION, personally known to me who acknowledged the execution of the foregoing this ___ day of _____________, 2022.

___________________________ Signature	My Commission Expires: ____________________
___________________________ Printed Name	My County of Residence: ____________________

STATE OF INDIANA    )
                )    SS
COUNTY OF HAMILTON    )
Before me the undersigned, a Notary Public in and for the said County and State, personally appeared ________________________, an officer of AUTOMOTIVE FINANCE CORPORATION, personally known to me who acknowledged the execution of the foregoing this ___ day of _____________, 2022.

___________________________ Signature	My Commission Expires: ____________________
___________________________ Printed Name	My County of Residence: ____________________

S-14	Tenth Amended and Restated Receivables Purchase Agreement

EXHIBIT I

DEFINITIONS
As used in the Agreement (including its Exhibits), the following terms shall have the following meanings (such meanings to be equally applicable to both the singular and plural forms of the terms defined). Unless otherwise indicated, all Section, Annex, Exhibit and Schedule references in this Exhibit are to Sections of and Annexes, Exhibits and Schedules to the Agreement.
“Adjusted Net Spread” means the annualized percentage equivalent of a fraction (computed as of the last day of each calendar month), the numerator of which is the excess of (x) all Finance Charge and Floorplan Fee Collections received and applied during such calendar month (including recoveries) over (y) the sum of, without duplication, (i) the Carry Costs for such calendar month, (ii) the aggregate amount of Receivables that became Defaulted Receivables during such calendar month, and (iii) the aggregate amount of non-cash adjustments that reduced the Outstanding Balance of any Pool Receivable during such calendar month (but excluding any Receivable that was included in the calculation of Net Spread pursuant to clause (ii) above in any previous calendar month); and the denominator of which is the average aggregate Outstanding Balances of the Pool Receivables during such calendar month.
“Adjusted Term SOFR” means, for purposes of any calculation, the rate per annum equal to (a) Term SOFR for such calculation plus (b) the Term SOFR Adjustment; provided that if Adjusted Term SOFR as so determined shall ever be less than the Floor, then Adjusted Term SOFR shall be deemed to be the Floor.
“Adverse Claim” means a lien, security interest or other charge or encumbrance, or any other type of preferential arrangement, it being understood that a lien, security interest or other charge or encumbrance, or any other type of preferential arrangement, in favor of the Agent for the benefit of the Secured Parties contemplated by the Agreement shall not constitute an Adverse Claim.
“AFC” has the meaning set forth in the preamble to this Agreement.
“Affected Person” has the meaning set forth in Section 1.8.
“Affiliate” means, as to any Person, any other Person that, directly or indirectly, is in control of, is controlled by or is under common control with such Person or is a director or officer of such Person, except that with respect to a Purchaser, Affiliate shall mean the holder(s) of its capital stock.
“Agent” has the meaning set forth in the preamble to this Agreement.
“Aggregate Participation” means, at any time, the sum of the Participations expressed as a percentage.
“Agreement” has the meaning set forth in the preamble to this Agreement.

EX-I-1

“All-Terrain Vehicles” includes [**].
“Anti-Corruption Laws” means all laws, rules, and regulations of any jurisdiction applicable to the Seller Parties or their respective Subsidiaries from time to time concerning or related to bribery or corruption.
“Attorney Costs” means and includes all reasonable fees and reasonable disbursements of any law firm or other external counsel, and all reasonable disbursements of internal counsel.
“Auction Credit” means a Receivable pursuant to which a wholesale auction has granted credit for the purposes of a float sale arrangement with dealers, provided that the wholesale auction shall be considered the “Obligor” of such Receivable and shall be subject to the Normal Concentration Percentage or Special Concentration Percentage, as applicable.
“Available Tenor” means, as of any date of determination and with respect to the then-current Benchmark, as applicable, (x) if such Benchmark is a term rate, any tenor for such Benchmark (or published component thereof) that is or may be used for determining the length of a yield period pursuant to this Agreement or (y) otherwise, any payment period for interest calculated with reference to such Benchmark (or published component thereof) that is or may be used for determining any frequency of making payments of interest calculated with reference to such Benchmark pursuant to this Agreement, in each case, as of such date and not including, for the avoidance of doubt, any tenor for such Benchmark that is then-removed from the definition of “Yield Period” pursuant to Section 1.14(e); provided that unless otherwise agreed to by the Agent and the Seller, the Available Tenor that is used shall be for a period of one month.
“Backup Servicer” means the Person appointed to act as backup servicer pursuant to the Backup Servicing Agreement.
“Backup Servicing Agreement” means (i) the Backup Servicing Agreement, dated as of September 29, 2020, among Computershare Trust Company, N.A., the Servicer and the Agent; and (ii) any replacement backup servicing agreement entered into from time to time with the prior written consent of the Majority Purchasers; in each case as such agreements may be amended, supplemented or otherwise modified from time to time in accordance with the terms hereof.
“Backup Servicing Fee Letter” means (i) the Backup Servicing Agreement, setting forth the Backup Servicing Fees payable to the Backup Servicer; and (ii) any replacement backup servicing fee letter entered into from time to time with the prior written consent of the Majority Purchasers; in each case as such letters may be amended, supplemented or otherwise modified from time to time in accordance with the terms hereof.
“Backup Servicing Fees” means all fees and reimbursable expenses (excluding Transition Expenses) payable to the Backup Servicer (for the avoidance of doubt, prior to Backup Servicer assuming the role of Servicer) pursuant to the Backup Servicing Agreement or the Backup Servicing Fee Letter.
“Bank Rate” means, for any Purchaser for any Yield Period, an interest rate per annum (rounded to the nearest 1/10,000th of 1%) equal to (a) the Benchmark for such Yield Period multiplied by (b) the Statutory Reserve Rate; provided, that in the case of any Yield Period on or

EX-I-2

after the first day of which the applicable Purchaser Agent shall have been notified by a Liquidity Bank or the related Purchaser that the introduction of or any change in or in the interpretation of any law or regulation makes it unlawful, or any central bank or other Governmental Authority asserts that it is unlawful, for such Liquidity Bank or such Purchaser to fund its Investment based on the Benchmark set forth above (and such Liquidity Bank or such Purchaser, as applicable, shall not have subsequently notified such Purchaser Agent that such circumstances no longer exist), the “Bank Rate” for each such Yield Period shall be an interest rate per annum equal to the Base Rate in effect on each day of such Yield Period. Notwithstanding the foregoing, the “Bank Rate” for each day in a Yield Period occurring during the continuance of a Termination Event shall be an interest rate equal to 2% per annum above the Base Rate in effect on such day.
“Bankruptcy Code” means the United States Bankruptcy Reform Act of 1978 (~~11U~~11 U.S.C. § 101, et seq.), as amended and in effect from time to time.
“Base Rate” means, for any Purchaser for any day, a fluctuating interest rate per annum equal to the higher of: (a) the rate of interest most recently announced by the applicable Reference Bank as its prime commercial rate for loans made in Dollars in the United States or (b) [**] per annum above the latest NYFRB Rate. For the avoidance of doubt, if the Base Rate as determined pursuant to the foregoing would be less than [**], such rate shall be deemed to be [**] for purposes of this Agreement.
“Base Rate Term SOFR Determination Day” shall have the meaning set forth the definition of “Term SOFR”.
“Benchmark” means, initially, Adjusted Term SOFR; provided that if a Benchmark Transition Event has occurred with respect to the Term SOFR Reference Rate or the then-current Benchmark, then “Benchmark” means the applicable Benchmark Replacement to the extent that such Benchmark Replacement has replaced such prior benchmark rate pursuant to Section 1.14(b).
“Benchmark Funding” means any funding the Discount with respect to which is determined pursuant to clause (ii) of the definition of Discount.
“Benchmark Replacement” means with respect to any Benchmark Transition Event, the first alternative set forth in the order below that can be determined by the Agent for the applicable Benchmark Replacement Date:
(a)    the sum of ~~(i)~~ Daily Simple SOFR ~~and (ii) [**]~~; or
(b)    the sum of: (i) the alternate benchmark rate that has been selected by the Agent and the Seller giving due consideration to (A) any selection or recommendation of a replacement benchmark rate or the mechanism for determining such a rate by the Relevant Governmental Body or (B) any evolving or then-prevailing market convention for determining a benchmark rate as a replacement to the then-current Benchmark for Dollar-denominated syndicated credit facilities and (ii) the related Benchmark Replacement Adjustment.

EX-I-3

If the Benchmark Replacement as determined pursuant to clause (a) or (b) above would be less than the Floor, the Benchmark Replacement will be deemed to be the Floor for the purposes of this Agreement and the other Transaction Documents.
“Benchmark Replacement Adjustment” means, with respect to any replacement of the then-current Benchmark with an Unadjusted Benchmark Replacement, the spread adjustment, or method for calculating or determining such spread adjustment, (which may be a positive or negative value or zero) that has been selected by the Agent and the Seller giving due consideration to (a) any selection or recommendation of a spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of such Benchmark with the applicable Unadjusted Benchmark Replacement by the Relevant Governmental Body or (b) any evolving or then-prevailing market convention for determining a spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of such Benchmark with the applicable Unadjusted Benchmark Replacement for Dollar-denominated syndicated credit facilities at such time.
“Benchmark Replacement Date” means the earliest to occur of the following events with respect to the then-current Benchmark:
(a)    in the case of clause (a) or (b) of the definition of “Benchmark Transition Event”, the later of (i) the date of the public statement or publication of information referenced therein and (ii) the date on which the administrator of such Benchmark (or the published component used in the calculation thereof) permanently or indefinitely ceases to provide all Available Tenors of such Benchmark (or such component thereof); or
(b)    in the case of clause (c) of the definition of “Benchmark Transition Event”, the first date on which such Benchmark (or the published component used in the calculation thereof) has been determined and announced by the regulatory supervisor for the administrator of such Benchmark (or such component thereof) to be non-representative; provided that such non-representativeness will be determined by reference to the most recent statement or publication referenced in such clause (c) and even if any Available Tenor of such Benchmark (or such component thereof) continues to be provided on such date.
For the avoidance of doubt, the “Benchmark Replacement Date” will be deemed to have occurred in the case of clause (a) or (b) above with respect to any Benchmark upon the occurrence of the applicable event or events set forth therein with respect to all then-current Available Tenors of such Benchmark (or the published component used in the calculation thereof).
“Benchmark Transition Event” means the occurrence of one or more of the following events with respect to the then-current Benchmark:
(a)    a public statement or publication of information by or on behalf of the administrator of such Benchmark (or the published component used in the calculation thereof) announcing that such administrator has ceased or will cease to provide all Available Tenors of such Benchmark (or such component thereof), permanently or indefinitely; provided that, at the time of such statement or publication, there is no

EX-I-4

successor administrator that will continue to provide any Available Tenor of such Benchmark (or such component thereof);
(b)    a public statement or publication of information by the regulatory supervisor for the administrator of such Benchmark (or the published component used in the calculation thereof), the Federal Reserve Board, the Federal Reserve Bank of New York, an insolvency official with jurisdiction over the administrator for such Benchmark (or such component), a resolution authority with jurisdiction over the administrator for such Benchmark (or such component) or a court or an entity with similar insolvency or resolution authority over the administrator for such Benchmark (or such component), which states that the administrator of such Benchmark (or such component) has ceased or will cease to provide all Available Tenors of such Benchmark (or such component thereof) permanently or indefinitely; provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide any Available Tenor of such Benchmark (or such component thereof); or
(c)    a public statement or publication of information by the regulatory supervisor for the administrator of such Benchmark (or the published component used in the calculation thereof) announcing that all Available Tenors of such Benchmark (or such component thereof) are not, or as of a specified future date will not be, representative.
For the avoidance of doubt, a “Benchmark Transition Event” will be deemed to have occurred with respect to any Benchmark if a public statement or publication of information set forth above has occurred with respect to each then-current Available Tenor of such Benchmark (or the published component used in the calculation thereof).
“Benchmark Unavailability Period” means the period (if any) (a) beginning at the time that a Benchmark Replacement Date has occurred if, at such time, no Benchmark Replacement has replaced the then-current Benchmark for all purposes hereunder and under any Transaction Document in accordance with Section 1.14 and (b) ending at the time that a Benchmark Replacement has replaced the then-current Benchmark for all purposes hereunder and under any Transaction Document in accordance with Section 1.14.
“Beneficial Ownership Certification” means a certification regarding beneficial ownership as required by the Beneficial Ownership Regulation in a form as agreed to by the Agent.
“Beneficial Ownership Regulation” means 31 C.F.R. § 1010.230.
“BMO Harris Bank” means BMO Harris Bank N.A.
“Business Day” means any day on which (A) the Agent at its branch office in Chicago, Illinois is open for business and (B) commercial banks in New York City are not authorized or required to be closed for business.
“Buyer’s Fees” means the fees paid by an Obligor to an auction or other commercial inventory source in connection with a purchase of a vehicle by such dealer.

EX-I-5

“Carry Costs” means, with respect to any calendar month, the sum of the amounts of the following items that accrued or were incurred during such calendar month: (a) all Discount, (b) the Program Fee, (c) the Servicing Fee, (d) the Backup Servicing Fee and (e) all other expenses and fees of the Seller under the Agreement.
“Cash Reserve” means (i) at any time after the occurrence and during the continuation of a Level One Trigger, [**] of the aggregate Investment at such time and (ii) at any other time, an amount equal to 1% of the aggregate Investment at such time.
“Cash Reserve Account” means that certain bank account numbered [**] maintained at BMO Harris Bank subject to the security interest of Bank of Montreal as Agent and maintained for the benefit of the Secured Parties.
“Cash Reserve Account Bank” means the bank holding the Cash Reserve Account.
“Change in Control” means
(a)    AFC shall fail to own, free and clear of all Adverse Claims, 100% of the outstanding shares of voting stock of the Seller, except as otherwise provided by the Pledge Agreement; or
(b)    KAR shall fail to own, directly or indirectly, free and clear of all Adverse Claims (other than the KAR Credit Facility Pledge), at least 80% of the outstanding shares of voting stock of AFC, on a fully diluted basis.
“Closing Date” means September 28, 2022.
“Collections” means, with respect to any Pool Receivable, (a) all funds which are received by the Seller, the Originator or the Servicer (including amounts paid directly to an Originating Lender and subsequently forwarded to the Seller, the Originator or the Servicer) in payment of any amounts owed in respect of such Receivable (including, without limitation, principal payments, finance charges, floorplan fees, curtailment fees, interest and all other charges), or applied (or to be applied) to amounts owed in respect of such Receivable (including, without limitation, insurance payments and net proceeds of the sale or other disposition of vehicles or other collateral or property of the related Obligor or any other Person directly or indirectly liable for the payment of such Pool Receivable applied (or to be applied) thereto), (b) all Collections deemed to have been received pursuant to Section 1.9 and (c) all other proceeds of such Receivable.
“Company Note” has the meaning set forth in Section 3.2 of the Purchase and Sale Agreement.
“Conforming Changes” means, with respect to either the use or administration of Term SOFR or the use, administration, adoption or implementation of any Benchmark Replacement, any technical, administrative or operational changes (including changes to the definition of “Business Day”, the definition of “U.S. Government Securities Business Day”, the definition of “Yield Period” or any similar or analogous definition (or the addition of a concept of “yield period”), timing and frequency of determining rates and making payments of interest, timing of purchase requests or prepayment, conversion or continuation notices, the applicability and length of

EX-I-6

lookback periods, the applicability of Section 1.8 and other technical, administrative or operational matters) that the Agent decides, in its reasonable discretion, may be appropriate to reflect the adoption and implementation of any such rate or to permit the use and administration thereof by the Agent in a manner substantially consistent with market practice (or, if the Agent decides that adoption of any portion of such market practice is not administratively feasible or if the Agent determines that no market practice for the administration of any such rate exists, in such other manner of administration as the Agent decides is reasonably necessary in connection with the administration of this Agreement and the other Transaction Documents).
“Contract” means, with respect to any Obligor, collectively, the Dealer Note issued by such Obligor, or similar agreement between such Obligor and AFC or an Originating Lender, as applicable, any guaranty issued in connection therewith and each other agreement or instrument executed by an Obligor pursuant to or in connection with any of the foregoing, the purpose of which is to evidence, secure or support such Obligor’s obligations to AFC or each Originating Lender, as applicable, under such Dealer Note or other similar agreement.
“CP Rate” means, for any Purchaser for any Yield Period, to the extent such Purchaser funds any portion of its Investment for such Yield Period by the issuance of Notes, the rate equivalent to the weighted average cost (as determined by the applicable Purchaser Agent and which shall include dealer fees, incremental carrying costs incurred with respect to Notes maturing on dates other than those on which corresponding funds are received by the Purchaser, other borrowings by the Purchaser or its related commercial paper issuer if the Purchaser does not itself issue commercial paper to fund any Investment hereunder (other than under any Program Support Agreement), actual costs of swapping foreign currencies into Dollars to the extent the Notes are issued in a market outside the U.S. and any other costs associated with the issuance of Notes) of or related to the issuance of Notes that are allocated, in whole or in part, by the Purchaser or the applicable Purchaser Agent to fund or maintain such portion of the Investment (and which may be also allocated in part to the funding of other assets of the Purchaser); provided, however, that if the rate (or rates) is a discount rate, then the rate (or if more than one rate, the weighted average of the rates) shall be the rate resulting from converting such discount rate (or rates) to an interest -bearing equivalent rate per annum. It is understood and agreed that any Purchaser or Purchaser Agent may either “match fund” Notes or “pool fund” Notes to maintain any Investment and may select the duration of Notes maintaining the Investment in its discretion. Notwithstanding anything herein to the contrary, in no event shall the CP Rate be less than [**]. Notwithstanding the foregoing, the “CP Rate” for each day in a Yield Period occurring during the continuance of a Termination Event shall be an interest rate equal to 2% per annum above the Base Rate in effect on such day.
“Credit and Collection Policy” means those receivables credit and collection policies and procedures of the Servicer in effect on the date of the Agreement and provided to the Agent and the Purchaser Agents (including the core policies and procedures manuals and the credit policy manual), as modified in compliance with the Agreement.
“Curtailment Date” means, with respect to any Receivable, the date defined as such in the Contract for such Receivable.

EX-I-7

“Daily Simple SOFR” means, for any day, SOFR, with the conventions for this rate (which will include a lookback) being established by the Agent in accordance with the conventions for this rate selected or recommended by the Relevant Governmental Body for determining “Daily Simple SOFR” for syndicated business loans; provided that if the Agent decides that any such convention is not administratively feasible for the Agent, then the Agent may establish another convention in its reasonable discretion.
“Dealer Note” means a note and security agreement in the form of the Originator’s form Demand Promissory Note and Security Agreement and any other promissory note issued by an Obligor in favor of AFC or the applicable Originating Lender.
“Debt” means (i) indebtedness for borrowed money (which shall not include, in the case of the Seller or AFC, accounts payable to any Affiliate in the ordinary course of business arising from the provision of goods and services by such Affiliate), (ii) obligations evidenced by bonds, debentures, notes or other similar instruments, (iii) obligations to pay the deferred purchase price of property or services, (iv) obligations as lessee under leases which shall have been or should be, in accordance with GAAP, recorded as capital leases, (v) obligations under direct or indirect guaranties in respect of, and obligations (contingent or otherwise) to purchase or otherwise acquire, or otherwise to assure a creditor against loss in respect of, indebtedness or obligations of others of kinds referred to in clauses (i) through (iv) above, and (vi) liabilities in respect of unfunded vested benefits under plans covered by Title IV of ERISA.
“Default Ratio” means the ratio (expressed as a percentage and rounded upward to the nearest 1/100th of 1%) computed as of the last day of each calendar month by dividing (i) the aggregate Outstanding Balance of all Pool Receivables that became Defaulted Receivables during such month plus the aggregate amount of non-cash adjustments that reduced the Outstanding Balance of any Pool Receivable during such month (other than a Pool Receivable that became a Defaulted Receivable during such month) by (ii) the aggregate amount of Pool Receivables that were generated by the Originator (including those acquired by the Originator from any Originating Lender) during the calendar month that occurred five calendar months prior to the calendar month ending on such day.
“Defaulted Receivable” means a Pool Receivable:
(i)    as to which any payment, or part thereof, remains unpaid for more than 90 days after the due date for such payment;
(ii)    which, consistent with the Credit and Collection Policy, would be written off the Seller’s books as uncollectible; or
(iii)    which is converted to a long term payment plan in the form of a note or other similar document.
“Deferred Purchase Date” has the meaning specified in Section 1.2(a).
“Deferring Purchaser” has the meaning specified in Section 1.2(a).

EX-I-8

“Delinquency Ratio” means the ratio (expressed as a percentage and rounded upward to the nearest 1/100 of 1%) computed as of the last day of each calendar month by dividing (i) the aggregate Outstanding Balance of all Pool Receivables (net of all miscellaneous credits) that were Delinquent Receivables on such day by (ii) the aggregate Outstanding Balance of all Pool Receivables on such day.
“Delinquent Receivable” means a Pool Receivable which is not a Defaulted Receivable (i) as to which any payment, or part thereof, remains unpaid for more than 30 days after the due date for such payment or (ii) which, consistent with the Credit and Collection Policy, would be classified as delinquent by the Seller.
“Deposit Account” means an account listed on Schedule II hereto and maintained at a bank or other financial institution for the purpose of receiving Collections.
“Deposit Account Agreement” means a letter agreement, in form and substance acceptable to the Agent, among the Seller, the Agent and the applicable Deposit Bank, as the same may be amended, supplemented, amended and restated, or otherwise modified from time to time in accordance with the Agreement.
“Deposit Bank” means any of the banks or other financial institutions at which one or more Deposit Accounts are maintained.
“Discount” means, with respect to each Purchaser:
(i)    for the portion of Investment of its Participation for any Yield Period to the extent such Purchaser will be funding such portion of the Investment through the issuance of Notes and such Purchaser has elected by notice to the Servicer to charge its cost of funds,

CPR x I x ED + TF
360
(ii)    for the portion of Investment of its Participation for any Yield Period to the extent such Purchaser will not be funding such portion of the Investment at the rate specified in clause (i) (a “Benchmark Funding”),

ED
BR x I x 360 + TF
where:

EX-I-9

BR	=	the Bank Rate for the applicable portion of the Investment for such Yield Period
I	=	the applicable portion of Investment during such Yield Period
CPR	=	the CP Rate of such Purchaser for the applicable portion of the Investment for such Yield Period
ED	=	the actual number of days during such Yield Period
TF	=	the Termination Fee, if any, for such portion of Investment of the Participation for such Yield Period;
provided, that no provision of the Agreement shall require the payment or permit the collection of Discount in excess of the maximum permitted by applicable law; and provided, further, that Discount for any Investment of any Participation shall not be considered paid by any distribution to the extent that at any time all or a portion of such distribution is rescinded or must otherwise be returned for any reason.
“Dividends” means any dividend or distribution (in cash or obligations) on any shares of any class of Seller’s capital stock or any warrants, options or other rights with respect to shares of any class of Seller’s capital stock.
“Dollars” means, and the conventional “$” signifies, the lawful currency of the United States.
“Eligible Contract” means a Contract in one of the forms delivered to and approved by the Purchaser Agents with such variations as AFC shall approve in its reasonable business judgment that shall not materially adversely affect the rights of the Originator or the Originating Lender, the Seller or the Purchasers.
“Eligible Platinum Dealer” means a “Platinum Level” obligor (as determined pursuant to the Credit and Collection Policy), and that has been approved to hold titles subject to a platinum credit review by AFC in accordance with the Credit and Collection Policy.
“Eligible Receivable” means, at any time, any Receivable:
(a)    which is denominated and payable only in Dollars, was originated by an Originating Lender and acquired by the Originator pursuant to an Originating Lender Sale Agreement or originated by the Originator in the ordinary course of business, was sold to the Seller pursuant to the Purchase and Sale Agreement and is either a general intangible, a payment intangible, an account or chattel paper;
(b)    the Obligor of which is a resident of the United States and is not a government or a governmental subdivision or agency, provided, however, personal guarantees of a United States resident Obligor are permitted to be provided by Canadian residents, and provided further, a co-signer or co-guarantor may be a resident of a country

EX-I-10

other than the United States or Canada if there is at least one personal guaranty from a United States resident;
(c)    in which the Agent (for the benefit of the Secured Parties) has a first priority, perfected security interest free from any Adverse Claim, and with respect to which the Agent has (i) a first priority perfected security interest in the vehicles financed thereby (except to the extent of any Permitted Liens), and (ii) a perfected security interest in all other Related Security with respect to such Receivable (to the extent that a security interest in such other Related Security can be perfected by the filing of a financing statement);
(d)    in which Seller has a first priority, perfected ownership interest, free from any Adverse Claim, and with respect to which the Seller has (i) a first priority perfected security interest in the vehicles financed thereby (except to the extent of any Permitted Liens), and (ii) a perfected security interest in all other Related Security with respect to such Receivable (to the extent that a security interest in such other Related Security can be perfected by the filing of a financing statement);
(e)    which arises from the making of a loan to finance the purchase or retention of ownership of (i) an automobile or light duty truck, the ownership of which is evidenced by a certificate of title or electronic title, driven or drawn by mechanical power, manufactured primarily for use on the public streets, roads or highways with two axles, or (ii) a Specialty Vehicle;
(f)    that is guaranteed by the related dealer’s parent, general partner or owners, provided that, in the Servicer’s discretion, guarantees shall not be required from (i) public companies, (ii) private equity firms or other similar entities, or (iii) passive partners or minority partners when an operating partner has provided a guarantee;
(g)    which arises under an Eligible Contract that has been duly authorized and executed by the parties thereto and that, together with such Receivable, is in full force and effect and constitutes the legal, valid and binding obligation of the Obligor of such Receivable enforceable against such Obligor in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency, reorganization, or other similar laws affecting the enforcement of creditors’ rights generally and by general principles of equity, regardless of whether such enforceability is considered in a proceeding in equity or at law;
(h)    which, together with the Contract related thereto, does not contravene in any material respect any laws, rules or regulations applicable thereto (including, without limitation, laws, rules and regulations relating to usury, truth in lending, fair credit billing, fair credit reporting, equal credit opportunity, fair debt collection practices and privacy);
(i)    the sale of which pursuant to the Purchase and Sale Agreement, and the transfer of an undivided interest in which pursuant to this Agreement, do not contravene or conflict with any law, or require the consent of the Obligor or any other Person;
(j)    with respect to which the Majority Purchasers have not given Seller at least five (5) Business Days’ notice that such Receivable will not be an Eligible Receivable

EX-I-11

hereunder, provided that such designation is in good faith and based on a reasonable business judgment by the Majority Purchasers that such Receivable should not be considered an Eligible Receivable;
(k)    the Obligor of which is not an Affiliate of AFC, an Excluded Obligor or a father, mother, son or daughter (or any Affiliate thereof) of any officer or director of AFC or its Affiliates;
(l)    for which AFC has taken (or caused to be taken) all commercially reasonable action to ensure that (i) the Obligor of such Receivable does not hold physical possession of the certificate of title or certificate of origin with respect to such Receivable (except for (A) any Receivable originated in a state where the Obligor is required to hold the certificate of title or certificate of origin, (B) Obligors primarily transacting dealer to dealer sales ~~or~~, (C) titles released in accordance with AFC’s title release policy and procedures or (D) titles held by Eligible Platinum Dealers), and (ii) in the case where there is only an electronic title (and not a physical title), the Seller (or the Originator or Originating Lender) is identified as lienholder in the electronic title records;
(m)     which is not ~~an~~ (i) an Excluded Receivable, (ii) a Specified Ineligible Receivable, (iii) a Title Holiday Receivable that has been outstanding greater than 10 Business Days, or (iv) a Title Attached Receivable;
(n)    (i) which satisfies all applicable requirements of the Credit and Collection Policy, (ii) other than with respect to any Rental Receivable or any Principal Pass Receivable, whose terms require a minimum principal payment of not less than [**] plus accrued interest and fees on each Curtailment Date, provided that, subject to a Special Concentration Percentage, such minimum principal payment for a Receivable may be less than [**] so long as it is at least [**], (iii) other than with respect to any Principal Pass Receivable, for which all payments required to be made pursuant to the related Contract in connection with any Curtailment Date extension have not been waived ~~and have been made within [**] days of each such extension~~, (iv) whose terms (including the due date thereof) have not otherwise been amended or modified in any material respect and (v) other than with respect to any Rental Receivable, which has not been outstanding longer than [**] days;
(o)    which is payable on demand and which the related Contract requires to be repaid on the earlier of (i) [**] following the sale of the vehicle such Receivable financed, and (ii) the Curtailment Date for such Receivable;
(p)     which is not a Defaulted Receivable and which is not a Delinquent Receivable;
(q)    from an Obligor not more than [**] of whose aggregate Outstanding Balance of all Receivables of such Obligor and its Affiliates are Defaulted Receivables;
(r)    for which the Obligor has not “short-paid” the Receivable or paid with non-sufficient funds;

EX-I-12

(s)    from an Obligor (exclusive of minority owner guarantors and operating non-owner guarantors) that, to the knowledge of the Servicer or the Seller, has not admitted in writing its inability to pay its debts generally or made a general assignment for the benefit of creditors; and no proceeding has been instituted (and is continuing) by or against such Obligor seeking to adjudicate it bankrupt or insolvent, or seeking the liquidation, winding up, reorganization, arrangement, adjustment, protection, relief, or composition of it or its debts under any law relating to bankruptcy, insolvency or reorganization or relief of debtors, or seeking the entry of an order for relief or the appointment of a receiver, trustee, custodian or other similar official for it or for any substantial part of its property;
(t)     if the Receivable is an Auction Credit, then (i) the wholesale auction is not fronting for a government or a governmental subdivision or agency, (ii) the Servicer has received a bill of sale evidencing the transaction between the wholesale auction and the purchasing dealer, (iii) the wholesale auction has been underwritten in accordance with the Credit and Collection Policy’s requirements for platinum dealers, (iv) a UCC has been filed against the wholesale auction, and (v) clauses (f) and (g) above shall be deemed to be satisfied if the wholesale auction, rather than the applicable dealer, signs the applicable Eligible Contract; and
(u)     (i) except for any Contract which has been executed electronically, there is only one original, executed copy of such Contract held by the Servicer and (ii) for any Contract which has been executed electronically, such Contact has been executed in compliance with all applicable e-sign laws and the Servicer has access to an electronic copy of such Contract executed by all parties thereto which can be printed and used to enforce such Contract.
“Enforcement Costs” means, at any time, all unpaid costs and expenses incurred by the Agent in enforcing its rights and the rights of the other Indemnified Parties hereunder.
“Enhancement Build Trigger” means the occurrence of either (i) as of the last day of any calendar month, the Adjusted Net Spread for such calendar month is less than [**], or (ii) as of the last day of any calendar month, the Payment Rate for such calendar month shall be less than [**]; provided, that following each occurrence of an Enhancement Build Trigger, such trigger shall remain in effect until, for three consecutive calendar months, (i) the Adjusted Net Spread is greater than [**] and (ii) the Payment Rate is greater than [**] (in each case, as determined at the end of each such calendar month).
“ERISA” means the Employee Retirement Income Security Act of 1974, as amended from time to time, and any successor statute of similar import, together with the regulations thereunder, in each case as in effect from time to time. References to sections of ERISA also refer to any successor sections.
“ERISA Affiliate” shall mean, with respect to any Person, at any time, each trade or business (whether or not incorporated) that would, at the time, be treated together with such Person as a single employer under Section 4001 of ERISA or Sections 414(b), (c), (m) or (o) of the Internal Revenue Code.

EX-I-13

“Excluded Obligor” means an Obligor so designated in writing as such by the Agent or the Majority Purchasers in a notice to the Seller in good faith and in the Agent’s or the Majority Purchasers’ reasonable judgment relating to credit considerations from time to time, it being understood that from time to time such designation may be revoked by written notice to the Seller.
“Excluded Receivable” means any Receivable that the Originator determines (prior to or concurrently with origination) (i) is clearly not contemplated by the Transaction Documents due to size, terms, ineligibility or commingling concerns and (ii) is not to be transferred to the Seller pursuant to the Purchase and Sale Agreement. The Seller and the Purchasers have no ownership or other interest in any Excluded Receivables. For the avoidance of doubt, as required by Exhibit IV(l)(xv), the Seller and the Servicer shall maintain a complete list of Excluded Receivables at all times and shall provide notice to the Purchaser Agents promptly following any changes thereto.
“Facility” means the purchase facility established by the Agreement.
“Fairway” means Fairway Finance Company, LLC.
“Federal Funds Rate” means, for any period, a fluctuating interest rate per annum equal (for each day during such period) to: (a) the weighted average of the rates on overnight federal funds transactions with members of the Federal Reserve System arranged by federal funds brokers, as published for such day (or, if such day is not a Business Day, for the preceding Business Day) by the Federal Reserve Bank of New York, or (b) if such rate is not so published for any Business Day, the average of the quotations for such day on such transactions received by the Agent from three federal funds brokers of recognized standing selected by it. Notwithstanding anything herein to the contrary, in no event shall the Federal Funds Rate be less than 0.00%.
“Federal Reserve Bank of New York’s Website” means the website of the NYFRB at http://www.newyorkfed.org, or any successor source.
“Federal Reserve Board” means the Board of Governors of the Federal Reserve System, or any entity succeeding to any of its principal functions.
“Fee Letter” means, as to any Purchaser, the fee letter entered into by such Purchaser’s Purchaser Agent and the Seller as described more particularly in Section 1.5.
“Final Payout Date” means the date following the Termination Date on which no Investment or Discount in respect of any Participation under the Agreement shall be outstanding and all other amounts payable by the Originator, the Seller or the Servicer to the Purchasers, the Purchaser Agents, the Agent, the Backup Servicer, any successor Servicer or any other Affected Person under the Transaction Documents shall have been paid in full.
“Finance Charge and Floorplan Fee Collections” means, with respect to any calendar month, any Collections applied by the Servicer in such calendar month to the payment of interest and finance charges and all other amounts (other than principal) owed under a Contract.
“Floor” means [**].

EX-I-14

“GAAP” means generally accepted accounting principles and practices in the United States, consistently applied.
“Governmental Authority” means any nation or government, any state or other political subdivision thereof, any central bank (or similar monetary or regulatory authority) thereof, any body or entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government, including without limitation any court, and any Person owned or controlled, through stock or capital ownership or otherwise, by any of the foregoing.
“Heavy Duty Truck” means [**].
“Indemnified Amounts” has the meaning set forth in Section 3.1.
“Indemnified Party” has the meaning set forth in Section 3.1.
“Insolvent” or “Insolvency” means, with respect to any Multiemployer Plan, the condition that such Plan is insolvent within the meaning of Section 4245 of ERISA.
“Insolvency Proceeding” means (a) any case, action or proceeding before any court or other Governmental Authority relating to bankruptcy, reorganization, insolvency, liquidation, receivership, dissolution, winding-up or relief of debtors, or (b) any general assignment for the benefit of creditors, composition, marshalling of assets for creditors, or other, similar arrangement in respect of its creditors generally or any substantial portion of its creditors; in each case (a) and (b) undertaken under U.S. Federal, state or foreign law, including the Bankruptcy Code.
“Investment” means, with respect to any Purchaser, the aggregate of the amounts paid to the Seller in respect of the Participation of such Purchaser pursuant to the Agreement, reduced from time to time by amounts actually distributed and applied on account of such Investment pursuant to Section 1.4; provided, that if such Investment shall have been reduced by any distribution and thereafter all or a portion of such distribution is rescinded or must otherwise be returned for any reason, such Investment shall be increased by the amount of such rescinded or returned distribution, as though it had not been made.
“Joinder Agreement” means a Joinder Agreement substantially in the form of Annex C and executed pursuant to Section 1.12.
“KAR” means KAR Auction Services, Inc., a Delaware corporation.
“KAR Credit Facility” means that certain Credit Agreement, dated as of June 23, 2023March 11, 2014, as amended by the First Amendment ~~Agreement~~, dated as of January 19, 2024, as further amended by the Second Amendment, dated as of October 8, 2025, as further amended by the Third Amendment, dated as of June 30, 2026, by and among KAR, as borrower, JPMorgan Chase Bank, N.A., as administrative agent, and the other lenders and agents party thereto, as the same may be amended, supplemented, restated or otherwise modified from time to time.
“KAR Credit Facility Pledge” means the pledge of AFC stock to secure the obligations under the KAR Credit Facility.

EX-I-15

“KAR Financial Covenant” means the financial condition covenant set forth in Section 8.1 of the KAR Credit Facility. Such covenant (including all defined terms incorporated therein) will survive the termination of the KAR Credit Facility and can only be amended, modified, added or terminated from time to time with the prior written consent of the Majority Purchasers; provided, however, that as long as KAR’s senior secured debt shall be rated at least “BBB- (stable)” by S&P and at least “Baa3 (stable)” by Moody’s, the financial covenant will conform with the financial covenants required by the KAR Credit Facility or any replacement facility without the consent of the Majority Purchasers.
“KAR Financial Covenant Event” means any breach of the KAR Financial Covenant.
“KAR Financial Covenant Termination Event” means, following the occurrence of a KAR Financial Covenant Event, the earliest to occur of (i) if a Majority Purchasers Notice Event has occurred, 120 days following the occurrence of such Majority Purchasers Notice Event, (ii) any KAR Restricted Amendment and (iii) the occurrence of a Majority Purchasers Notice Event resulting in the KAR Credit Facility being accelerated.
“KAR Restricted Amendment” means any action under or amendment to the KAR Credit Facility which, in the sole and absolute discretion of the Majority Purchasers, results in or may result in (i) an acceleration (in whole or in part) of principal or interest or the amount of principal or interest due under the KAR Credit Facility, (ii) the pledge of any additional collateral by AFC under the KAR Credit Facility (other than newly-acquired collateral of the same type as that already pledged thereunder, e.g., a newly-acquired additional trademark is pledged where all trademarks of the relevant entity had previously been pledged), (iii) any amendment to any provisions or the addition of any provision to the KAR Credit Facility regarding the Seller or its assets or AFC as Originator or Servicer hereunder, (iv) any change, amendment or modification to AFC’s guaranty under the KAR Credit Facility or (v) any action by any party to the KAR Credit Facility against AFC’s guaranty under the KAR Credit Facility or the assets of AFC.
“Legal Final Maturity Date” means the first Settlement Date on or after the date that is two years after the Termination Date.
“Level One Trigger” means the occurrence of any of the following (i) as of the last day of any calendar month, the arithmetic average of the Net Spread [**], (ii) the Delinquency Ratio is greater than [**] or (iii) as of the last day of any calendar month, the arithmetic average of the Payment Rate [**]; provided, however, that following each occurrence of a Level One Trigger, such trigger shall remain in effect until [**].
“Liquidation Account” means that certain bank account numbered [**] maintained at BMO Harris Bank in Chicago, Illinois or such other account at such other bank approved by the Agent, with the Purchasers and their respective Purchaser Agents receiving notice that such account is maintained at such bank, in either case, which is in the name of “Liquidation Account, Bank of Montreal as Agent,” and pledged, on a first-priority basis, by the Seller to the Agent pursuant to Section 1.2(d).
“Liquidation Account Bank” means the bank holding the Liquidation Account.

EX-I-16

“Liquidity Agreement” means any loan or asset purchase agreement or similar agreement whereby a Note Issuer party hereto as a Purchaser obtains commitments from financial institutions to support its funding obligations hereunder and/or to refinance any Notes issued to fund the Note Issuer’s Investment hereunder.
“Liquidity Bank” has the meaning set forth in Section 6.3(b).
“Loss Percentage” means, on any date, the greatest of [**].
“Loss Reserve” means, for any date and any Participation, an amount equal to the product of [**].
“Lot Check” means, with respect to any Obligor, a physical inspection of such Obligor’s financed vehicles and which may include a review of such Obligor’s books and records related thereto.
“Majority Purchasers” means Purchasers having a share of the Aggregate Participation equal to or greater than [**].
“Majority Purchasers Notice Event” means, following the occurrence of a KAR Financial Covenant Event, the Majority Purchasers have provided the Agent and Seller with written notice of the Majority Purchasers’ declaration of a KAR Financial Covenant Termination Event.
“Marine Craft” means [**].
“Material Adverse Effect” means, with respect to any event or circumstance, a material adverse effect on:
(a)    the business, operations, property or financial condition of the Seller or the Servicer;
(b)    the ability of the Seller or the Servicer to perform its obligations under this Agreement or any other Transaction Document to which it is a party or the performance of any such obligations;
(c)    the validity or enforceability of this Agreement or any other Transaction Document;
(d)    the status, existence, perfection, priority or enforceability of the Agent’s interest (for the benefit of the Secured Parties) in the Pool Receivables or Related Security; or
(e)    the collectibility of the Pool Receivables.
“Maximum Amount” means the lesser of (i) $2,000,000,000 or (ii) the sum of the Maximum Commitments of all Purchasers.

EX-I-17

“Maximum Commitment” means, with respect to a Purchaser, the maximum Dollar amount of Investment that such Purchaser is willing to fund, as set forth on the signature pages of this Agreement, as such signature pages may be amended from time to time pursuant to this Agreement, any Joinder Agreement, or any assignment entered into pursuant to Section 6.3, as applicable, which amount may, following the written request of the Seller, be increased at any time with the written consent of such Purchaser.
“Moody’s” means Moody’s Investor Services, Inc.
“Motorcycle” means [**].
“Multiemployer Plan” means a Plan that is a multiemployer plan as defined in Section 4001(a)(3) of ERISA.
“Net Receivables Pool Balance” means, at any time, the amount determined pursuant to the calculation in Schedule III.
“Net Spread” means the annualized percentage equivalent of a fraction (computed as of the last day of each calendar month), the numerator of which is the excess of (x) all Finance Charge and Floorplan Fee Collections received and applied during such calendar month over (y) the Carry Costs for such calendar month and the denominator of which is the average aggregate Outstanding Balances of the Pool Receivables during such calendar month.
“New Car” means [**].
“Normal Concentration Percentage” for any Obligor (other than Obligors subject to Special Concentration Percentages) means at any time [**].
“Note Issuer” means Fairway and any other Purchaser which funds its Investment and other investments by issuing short or medium term promissory notes.
“Notes” means, in the case of any Note Issuer, the short-term promissory notes issued or to be issued by such Note Issuer to fund its investments in accounts receivable or other financial assets.
“NYFRB” means the Federal Reserve Bank of New York.
“NYFRB Rate” means, for any day, the greater of (a) the Federal Funds Rate in effect on such day and (b) the Overnight Bank Funding Rate in effect on such day (or for any day that is not a Business Day, for the immediately preceding Business Day); provided that if none of such rates are published for any day that is a Business Day, the term “NYFRB Rate” means the rate for a federal funds transaction quoted at 11:00 a.m. on such day received by the Agent from a federal funds broker of recognized standing selected by it; provided, further, that if any of the aforesaid rates as so determined shall be less than zero, such rate shall be deemed to be zero for purposes of this Agreement.

EX-I-18

“Obligor” means, with respect to any Receivable, a Person obligated to make payments pursuant to the Contract relating to such Receivable; provided that Receivables generated by Affiliates of any Obligor shall be treated as if generated by such Obligor.
“Official Body” means any government or political subdivision or any agency, authority, bureau, central bank, commission, department or instrumentality of any such government or political subdivision, or any court, tribunal, grand jury or arbitrator, or any accounting board or authority (whether or not a part of government) which is responsible for the establishment or interpretation of national or international accounting principles, in each case whether foreign or domestic.
“Originating Lender” means AFC Cal, LLC, a California limited liability company and each other entity approved in writing by the Purchaser Agents as an Originating Lender hereunder in their sole discretion.
“Originating Lender Sale Agreement” means each transfer agreement between an Originating Lender and the Originator; prior to the Receivables of any Originating Lender being treated as Eligible Receivables hereunder, the Majority Purchasers shall have consented to the form of Originating Lender Sale Agreement and each Rating Agency rating the Facility shall have received a copy thereof at least 5 Business Days prior to such Receivables receiving such treatment.
“Originator” has the meaning set forth in the Purchase and Sale Agreement.
“Outstanding Balance” means, with respect to any Receivable, the then unpaid principal amount of all advances or loans made to the related Obligor pursuant to the related Contract by AFC or the Originating Lender, as applicable, to the extent that (a) for auction purchases, such amount does not exceed ~~100% of~~ the auction ~~costs, including~~cost, plus  the (i) Buyer’s Fees, (ii) inspection fees, (iii) funds for [**], (iv) transportation fees, and (v) in accordance with the Servicer’s Credit and Collection Policies, other reasonable fees charged by the auction including, but not limited to, auction buy-back programs, or (b) for non-auction purchases, such amount does not exceed the wholesale cost~~, including any applicable Buyer’s Fees~~ which is the greater of the amount (i) as set forth ~~on~~in the applicable value guide(s) used by AFC and (ii) as set forth in the related bill of sale or other similar document, ~~for the related vehicles~~plus funds for [**].
“Overnight Bank Funding Rate” means, for any day, the rate comprised of both overnight federal funds and overnight SOFR borrowings by U.S.-managed banking offices of depository institutions, as such composite rate shall be determined by the NYFRB as set forth on the Federal Reserve Bank of New York’s Website from time to time, and published on the next succeeding Business Day by the NYFRB as an overnight bank funding rate.
“Participation” means, with respect to any Purchaser at any time, the undivided percentage ownership interest of such Purchaser in (i) each and every Pool Receivable now existing or hereafter arising, other than any Pool Receivable that arises on or after the Termination Date, (ii) all of Seller’s right, title and interest in, to and under all Related Security with respect to such Pool Receivables, and (iii) all Collections with respect to, and other proceeds of, such Pool Receivables and Related Security. Such undivided percentage interest shall be computed as

EX-I-19

I + DP + LR
NRPB
where:
I    =    the Investment of such Participation at the time of computation as reduced by the amount of cash in the Deposit Accounts at the end of business on either (i) with respect to any Servicer Report, the last Business Day of the prior calendar month, or (ii) with respect to any Portfolio Certificate, the last Business Day of the prior calendar week, in each case that was wired to the respective Purchaser on the immediately following Business Day to pay down that Purchaser’s Investment.
LR    =    the Loss Reserve of such Participation at the time of computation (calculated after reducing the Purchaser’s Investment by the amount of cash in the Deposit Accounts at the end of business on either (i) with respect to any Servicer Report, the last Business Day of the prior calendar month, or (ii) with respect to any Portfolio Certificate, the last Business Day of the prior calendar week, in each case that was wired to the respective Purchaser on the second immediately following Business Day to pay down that Purchaser’s Investment).
DP    =    the aggregate unfulfilled purchase amounts of all Deferring Purchasers at such time.
NRPB    =    the Net Receivables Pool Balance at the time of computation.
Each Participation shall be determined from time to time pursuant to the provisions of Sections 1.2(a) and 1.3.
“Paydown Day” means any day that is not a Termination Day on which the conditions set forth in Section 2 of Exhibit II are not either satisfied or waived.
“Payment Rate” means the ratio (expressed as a percentage and rounded upward to the nearest 1/100th of 1%) computed as of the last day of each calendar month by dividing [**].
“Perfection Representation” means the representations, warranties and covenants set forth in Exhibit VII attached hereto.
“Performance Guaranty” means the Performance Guaranty, dated as of April 20, 2007, made by KAR in favor of the Agent for the benefit of the Secured Parties, as the same may be amended, supplemented or otherwise modified from time to time with the prior written consent of the Majority Purchasers.
“Periodic Term SOFR Determination Day” shall have the meaning set forth in the definition of “Term SOFR”.

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“Permitted Investments” means (i) overnight obligations of the United States of America, (ii) time deposits or AAAm or AAAm-G rated money market accounts maintained at financial institutions rated at the time of investment not less than A-1 by S&P and P-1 by Moody’s, (iii) certificates of deposit that are not represented by instruments, have a maturity of one week or less and are issued by financial institutions rated at the time of investment not less than A-1 by S&P and P-1 by Moody’s and (iv) commercial paper rated at the time of investment not less than A-1 by S&P and P-1 by Moody’s and, in the cases of clauses (ii), (iii) and (iv), having a maturity date not later than (A) with respect to amounts on deposit in the Cash Reserve Account, the immediately succeeding Settlement Date and (B) with respect to amounts on deposit in the Liquidation Account, the earlier of (x) the next Settlement Date and (y) one week from the date of investment; provided, however, that the Majority Purchasers may, from time to time, upon three Business Days’ prior written notice to Servicer, remove from the scope of “Permitted Investments” any such obligations, certificates of deposit or commercial paper and specify to be within such scope, other investments. Each of the parties hereto agrees that, until consented to in writing by each of the Purchasers, only obligations described in clauses (i) (overnight obligations of the United States of America) and (ii) (time deposits maintained at financial institutions rated at the time of investment not less than A-1 by S&P and P-1 by Moody's) shall constitute Permitted Investments.
“Permitted Lien” means (i) any mechanic’s lien, supplier’s lien, materialman’s lien, landlord’s lien or similar lien arising by operation of law with respect to the Related Security and (ii) and liens for taxes, assessments or similar governmental charges or levies incurred in the ordinary course of business that are not yet due and payable or as to which any applicable grace period shall not have expired, or that are being contested in good faith by proper proceedings and for which adequate reserves have been established, but only so long as foreclosure with respect to such a lien is not imminent and the use and value of the property to which the Adverse Claim attaches is not impaired during the pendency of such proceeding.
“Person” means an individual, partnership, corporation (including a business trust), joint stock company, trust, unincorporated association, joint venture, limited liability company or other entity, or a government or any political subdivision or agency thereof.
“Plan” means, at a particular time, any employee benefit plan or other plan established, maintained or contributed to by the Seller or any ERISA Affiliate thereof that is covered by Title IV of ERISA.
“Pledge Agreement” means the Pledge Agreement dated May 31, 2002 between AFC and the Agent, as the same may be amended or modified with the prior written consent of the Majority Purchasers.
“Pool Receivable” means a Receivable conveyed to the Seller pursuant to the Purchase and Sale Agreement and not reconveyed to the Originator in accordance with the terms of the Purchase and Sale Agreement.
“Pool Receivable Documents” has the meaning set forth in paragraph (l)(iii) of Exhibit IV to the Agreement.
“Portfolio Certificate” means a certificate substantially in the form of Exhibit VI to the Agreement.

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“Principal Pass Receivable” means a Receivable which satisfies all of the requirements of the definition of Eligible Receivable except clause [**] thereof, provided such Receivable either (i) complies with AFC’s “principal pass” program, as outlined in the Credit and Collection Policy, or (ii) pursuant to the Credit and Collection Policy, was granted an exception, not exceeding [**], provided all such exceptions in this clause (ii) (in the aggregate) shall not exceed [**]. For the avoidance of doubt, Receivables falling under clauses (i) and (ii) in the aggregate cannot exceed [**].
“Prior Agreement” has the meaning set forth in the Preliminary Statements.
“Program Fee” means, as to any Purchaser, the periodic fees set forth in the applicable Fee Letter.
“Program Support Agreement” means, as to any applicable Note Issuer party hereto as a Purchaser, the Liquidity Agreement and any other agreement (if any) entered into by any Program Support Provider providing for the issuance of one or more letters of credit for the account of the Purchaser, the issuance of one or more surety bonds for which the Purchaser is obligated to reimburse the applicable Program Support Provider for any drawings thereunder, the sale by the Purchaser to any Program Support Provider of the Participation (or portions thereof) and/or the making of loans and/or other extensions of credit to the Purchaser in connection with the Purchaser’s securitization program, together with any letter of credit, surety bond or other instrument issued thereunder.
“Program Support Provider” as to any Note Issuer means and includes any Liquidity Bank and any other or additional Person (other than any customer of a Purchaser) now or hereafter extending credit or having a commitment to extend credit to or for the account of, or to make purchases from, a Purchaser or issuing a letter of credit, surety bond or other instrument to support any obligations arising under or in connection with any Note Issuer’s securitization program.
“Purchase and Sale Agreement” means the Amended and Restated Purchase and Sale Agreement, dated as of May 31, 2002, among the Originator and the Seller, as the same has been and may be modified, supplemented, amended and amended and restated from time to time in accordance with the Transaction Documents and with prior written consent of the Majority Purchasers.
“Purchase Notice” has the meaning set forth in Section 1.2(a).
“Purchaser” means Fairway, Bank of Montreal, Fifth Third Bank, National Association, Thunder Bay Funding, LLC, PNC Bank, National Association, Chariot Funding LLC, Falcon Asset Funding LLC, ~~Truist Bank,~~ U.S. Bank National Association and each other Person which becomes a “Purchaser” hereunder in accordance with the provisions of Section 1.12 or Section 6.3(a).
“Purchaser Agent” means, as to any Purchaser, the financial institution designated by such Purchaser as responsible for administering this Agreement on behalf of such Purchaser, together with any successors or permitted assigns acting in such capacity; if any Purchaser does not so designate another institution as its Purchaser Agent, such Purchaser shall be deemed to have

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designated itself as its Purchaser Agent and all references herein to such Purchaser’s Purchaser Agent shall mean and be references to such Purchaser.
“Purchaser Group” means each Purchaser Agent and the Purchasers for which such Purchaser Agent acts hereunder. A Purchaser Group may contain Purchasers with Maximum Commitments and Purchasers without Maximum Commitments. The Purchaser Agent of each Purchaser Group may allocate Investments to be made by the Purchasers in any Purchaser Group in its sole discretion with the agreement of such Purchasers.
“Purchaser’s Account” means (i) as to Fairway, the special account (account number ([**]) maintained at the office of BMO Harris Bank, or such other account as may be so designated in writing by its Purchaser Agent to the Seller and (ii) as to any other Purchaser, such account as may be so designated in writing by the applicable Purchaser Agent to the Seller and the Servicer.
“Purchasers’ Share” means the share of Collections deposited into the Deposit Accounts represented by the Aggregate Participation.
“Rating Agencies” means Moody’s and S&P, as applicable.
“Receivable” means any right to payment from any Person, whether constituting an account, chattel paper, instrument, payment intangible or a general intangible, arising from the providing of financing and other services by the Originator or the applicable Originating Lender to (i) new, used and wholesale automobile, light truck or other Specialty Vehicle dealers or to (ii) wholesale auctions under an Auction Credit, and includes the right to payment of any interest or finance charges and other obligations of such Person with respect thereto.
“Recreational Vehicle” means [**].
“Reference Bank” means Bank of Montreal, provided that if so agreed by the Seller, the Servicer and the Agent, each Purchaser which becomes a party hereto by virtue of Section 1.12 may designate a different Reference Bank for purposes of calculating the Base Rate applicable to such Purchaser’s Investment.
“Regulation D” means Regulation D of the Federal Reserve Board, as in effect from time to time and all official rulings and interpretations thereunder or thereof.
“Regulatory Change” has the meaning set forth in Section 1.8.
“Related Security” means, with respect to any Pool Receivable:
(a)    all right, title and interest in and to all Contracts and other Pool Receivable Documents that relate to such Receivable;
(b)    all security interests or liens and rights in property subject thereto from time to time purporting to secure payment of such Receivable, whether pursuant to the Contract related to such Receivable or otherwise, including all rights in vehicles securing or purporting to secure such payment and any insurance or other proceeds arising therefrom;

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(c)    all UCC financing statements covering any collateral securing payment of such Receivable;
(d)    all guarantees and other agreements or arrangements of whatever character from time to time supporting or securing payment of such Receivable whether pursuant to the Contract related to such Receivable or otherwise;
(e)    all rights in any power of attorney delivered by the related Obligor; and
(f)    all rights and claims of the Seller with respect to such Receivable pursuant to the Purchase and Sale Agreement.
“Relevant Governmental Body” means the Federal Reserve Board and/or the NYFRB, or a committee officially endorsed or convened by the Federal Reserve Board and/or the NYFRB or, in each case, any successor thereto.
“Rental Receivable” means a Receivable which satisfies all of the requirements of the definition of Eligible Receivable except clause [**], provided [**], (ii) such Receivable must have a current maturity of [**], (iii) the applicable terms thereof must require [**], (iv) the Obligor thereof must be otherwise current on its obligations under the related Contract and (v) if applicable, [**].
“Reorganization” means, with respect to any Multiemployer Plan, the condition that such plan is in reorganization within the meaning of Section 4241 of ERISA.
“Reportable Event” means any of the events set forth in Section 4043(c) of ERISA, other than those events as to which the thirty day notice period is waived under subsections .22, .27 or .28 of PBGC Reg. §4043.
“Required Enhancement Percentage” means [**] or such other percentage agreed by the Seller and all of the Purchaser Agents; provided, that any reductions to the Required Enhancement Percentage are subject to confirmation of the then–current rating of the Facility from any Rating Agency rating the Facility.
“Restricted Payments” has the meaning set forth in paragraph (o)(i) of Exhibit IV of the Agreement.
“Salvage Vehicle” means any vehicle [**]; provided that such vehicle [**].
“Sanctioned Country” means, at any time, a country or territory which is the subject or target of any Sanctions.
“Sanctioned Person” means, at any time, (a) any Person listed in any Sanctions-related list of designated Persons maintained by the Office of Foreign Assets Control of the U.S. Department of the Treasury, the U.S. Department of State, the United Nations Security Council, the European Union or any EU member state, (b) any Person operating, organized or resident in a Sanctioned Country or (c) any Person controlled by any such Person.

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“Sanctions” means economic or financial sanctions or trade embargoes imposed, administered or enforced from time to time by (a) the U.S. government, including those administered by the Office of Foreign Assets Control of the U.S. Department of the Treasury or the U.S. Department of State, or (b) the United Nations Security Council, the European Union or Her Majesty’s Treasury of the United Kingdom.
“S&P” means Standard and Poor’s Ratings Services.
“Secured Parties” means, collectively, the Purchasers, the Purchaser Agents, the Agent and the Program Support Providers.
“Seller” has the meaning set forth in the preamble to this Agreement.
“Seller Parties” means the Seller, the Originator and the Servicer.
“Seller’s Share” means the Seller’s share of Collections deposited into the Deposit Accounts, calculated as 100% minus the Aggregate Participation.
“Servicer” has the meaning set forth in the preamble to this Agreement.
“Servicer Report” means a report, in substantially the form of Annex B hereto.
“Servicer Report Date” means the 15th day of each month, or if such day is not a Business Day, the next Business Day.
“Servicing Fee” shall mean the fee referred to in Section 4.6.
“Settlement Date” means the 20th day of each calendar month or, if such day is not a Business Day, the following Business Day.
“Single Employer Plan” means any Plan which is covered by Title IV of ERISA, but which is not a Multiemployer Plan.
“SOFR” means a rate per annum equal to the secured overnight financing rate as administered by the SOFR Administrator.
“SOFR Administrator” means the Federal Reserve Bank of New York (or a successor administrator of the secured overnight financing rate).
“Special Concentration Percentage” means, as a percentage of the aggregate Eligible Receivables [**] at such time, without duplication:
(i)    [**];
(ii)    [**];
(iii)    [**];
(iv)    [**];

EX-I-25

(v)    [**];
(vi)    [**];
(vii)    [**];
(viii)    [**];
(ix)    [**];
(x)    [**];
(xi)    [**];
(~~ix~~xii)    [**];
(~~x~~xiii)    [**];
(~~xi~~xiv)    [**];
(~~xii~~xv)    [**]; ~~and~~
(~~xiii~~xvi) [**]~~.~~; and
(xvii)    [**].
“Special Obligor” means any Obligors, together with their Affiliates, identified as a Special Obligor on the most recent Servicer Report by the Servicer.
“Specialty Vehicles” means [**].
“Specified Ineligible Receivables” means those Pool Receivables that the Servicer has identified as “Specified Ineligible Receivables” pursuant to Section 4.7.
“Statutory Reserve Rate” means a fraction (expressed as a decimal), the numerator of which is the number one and the denominator of which is the number one minus the aggregate of the maximum reserve percentage (including any marginal, special, emergency or supplemental reserves) expressed as a decimal established by the Federal Reserve Board to which the Agent is subject with respect to the Bank Rate, for eurocurrency funding (currently referred to as “Eurocurrency liabilities” in Regulation D). Such reserve percentage shall include those imposed pursuant to Regulation D.
“Subsidiary” means, with respect to any Person, a corporation, partnership or other entity of which such Person and/or its other Subsidiaries own, directly or indirectly, such number of outstanding shares as have more than 50% of the ordinary voting power for the election of directors.
“Tangible Net Worth” means, with respect to any Person, the net worth of such Person calculated in accordance with GAAP after subtracting therefrom the aggregate amount of such

EX-I-26

Person’s intangible assets, including, without limitation, goodwill, franchises, licenses, patents, trademarks, tradenames, copyrights, service marks and brand names and capitalized software.
“Term SOFR” means, for any day for any calculation with respect to a Participation determined by reference to the Benchmark, the Term SOFR Reference Rate for a one-month tenor on the day (such day, the “Periodic Term SOFR Determination Day”), as such rate is published by the Term SOFR Administrator; provided, that if as of 5:00 p.m. on any Periodic Term SOFR Determination Day the Term SOFR Reference Rate for a one-month tenor has not been published by the Term SOFR Administrator and a Benchmark Replacement Date with respect to the Term SOFR Reference Rate has not occurred, then Term SOFR will be the Term SOFR Reference Rate for a one-month tenor as published by the Term SOFR Administrator on the first preceding U.S. Government Securities Business Day for which such Term SOFR Reference Rate for a one-month tenor was published by the Term SOFR Administrator so long as such first preceding U.S. Government Securities Business Day is not more than three (3) U.S. Government Securities Business Days prior to such Periodic Term SOFR Determination Day.
“Term SOFR Adjustment” means a percentage equal to [**]% per annum.
“Term SOFR Administrator” means the CME Group Benchmark Administration Limited (CBA) (or a successor administrator of the Term SOFR Reference Rate selected by the Agent in its reasonable discretion).
“Term SOFR Reference Rate” means the forward-looking term rate based on SOFR.
“Termination Date” means the earliest of (i) the Business Day which the Seller so designates by notice to the Agent at least 30 days in advance pursuant to Section 1.1(b), (ii) January 31, ~~2028~~2030, and (iii) the date determined pursuant to Section 2.2.
“Termination Day” means each day which occurs on or after the Termination Date, unless the occurrence of the Termination Date (if declared by the Majority Purchasers pursuant to Section 2.2) is waived in accordance with Section 6.1.
“Termination Event” has the meaning specified in Exhibit V.
“Termination Fee” means, with respect to any portion of the Investment of any Purchaser and any Yield Period during which any reduction of such portion of the Investment occurs on a date other than the date on which the Notes or Benchmark Funding supporting such portion of Investment matures, the amount, if any, by which (i) the additional Discount (calculated without taking into account any Termination Fee) which would have accrued during the remainder of such period on the reductions of Investment had such reductions remained as Investment, exceeds (ii) the income, if any, received by the applicable Purchaser from investing the proceeds of such reductions of Investment, as determined by the related Purchaser Agent, which determination shall be binding and conclusive for all purposes, absent manifest error.
“Title Attached Receivable” means a Receivable ~~which satisfies all of the requirements of the definition of Eligible Receivable and~~ for which AFC has recorded an account payable, ~~subject to the receipt of the certificate of title for the vehicle securing or purporting to secure such Receivable,~~ but has not advanced funds for such vehicle.

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“Title Holiday Receivable” means a Receivable which satisfies all of the requirements of the definition of Eligible Receivable, except for clause [**] thereunder, and for which AFC has advanced funds with respect to the related vehicle.
“Tractors” means [**].
“Transaction Documents” means the Agreement, the Deposit Account Agreements, the Purchase and Sale Agreement, each Originating Lender Sale Agreement, the Performance Guaranty, the Pledge Agreement, the Company Note, each Joinder Agreement, the Backup Servicing Agreement, the Backup Servicing Fee Letter (if any) and all other certificates, instruments, UCC financing statements, reports, notices, agreements and documents executed or delivered under or in connection with any of the foregoing, in each case as the same may be amended, supplemented or otherwise modified from time to time in accordance with the Agreement.
“Transition Expenses” means all reasonable cost and expenses (including Attorney Costs) incurred by the Backup Servicer in connection with transferring servicing obligations under this Agreement, which shall not exceed the cap established in the Backup Servicing Agreement or the Backup Servicing Fee Letter.
“UCC” means the Uniform Commercial Code as from time to time in effect in the applicable jurisdiction.
“Unadjusted Benchmark Replacement” means the applicable Benchmark Replacement excluding the related Benchmark Replacement Adjustment.
“Unaffiliated Servicing Fees” means all Servicing Fees payable to an entity, that is not AFC, any Affiliate thereof, or the Backup Servicer, engaged as Servicer hereunder, as such entity and the Agent shall agree.
“United States” or “U.S.” means the United States of America.
“Unmatured Termination Event” means an event which, with the giving of notice or lapse of time, or both, would constitute a Termination Event.
“USA PATRIOT Act” means the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001, as amended.
“U.S. Government Securities Business Day” means any day except for (i) a Saturday, (ii) a Sunday or (iii) a day on which the Securities Industry and Financial Markets Association recommends that the fixed income departments of its members be closed for the entire day for purposes of trading in United States government securities.
“Yield Period” means, with respect to each portion of Investment of any Purchaser:
(a)    initially the period commencing on the date of a purchase pursuant to Section 1.2 and ending on the last day of the calendar month of such purchase; and

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(b)    thereafter each calendar month; provided that the final Yield Period shall extend to the date of reduction of the Investment in full.
Other Terms. All accounting terms not specifically defined herein shall be construed in accordance with GAAP. All terms used in Article 9 of the UCC in the State of Indiana, and not specifically defined herein, are used herein as defined in such Article 9. Unless the context otherwise requires, “or” means “and/or,” and “including” (and with correlative meaning “include” and “includes”) means including without limiting the generality of any description preceding such term.

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EXHIBIT II

CONDITIONS OF PURCHASES
1.    Conditions Precedent to the Effectiveness of this Agreement. The effectiveness of the Agreement is subject to the condition precedent that the Agent shall have received on or before the date hereof the following, each in form and substance satisfactory to the Agent:
(a)    A counterpart of the Agreement and the other Transaction Documents duly executed by the parties thereto.
(b)    Certified copies of (i) the resolutions of the board of directors of each of the Seller and AFC authorizing the execution, delivery, and performance by the Seller and AFC of the Agreement and the other Transaction Documents, (ii) all documents evidencing other necessary corporate action and governmental approvals, if any, with respect to the Agreement and (iii) the articles of incorporation and by-laws of the Seller and AFC (to the extent such documents have been modified since they were last delivered to the Agent).
(c)    A certificate of the secretary or assistant secretary of the Seller and AFC certifying the names and true signatures of the officers of the Seller and AFC authorized to sign the Agreement and the other Transaction Documents.
(d)    Favorable opinions of Ice Miller LLP, special counsel for the Seller and AFC, as to corporate, enforceability and such other matters as the Agent may reasonably request.
(e)    Evidence of payment by the Seller of all fees, costs and expenses then due and payable to the Purchasers or the Agent (including, without limitation, any such fees payable under the Fee Letter), together with Attorney Costs of the Agent to the extent invoiced prior to or on such date, plus such additional amounts of Attorney Costs as shall constitute the Agent’s reasonable estimate of Attorney Costs incurred or to be incurred by it through the closing proceedings.
(f)    Such confirmations from the Rating Agencies as shall be required by any Purchaser in its sole discretion.
(g)    Such other approvals, opinions or documents as the Agent may reasonably request.
2.    Conditions Precedent to All Purchases and Reinvestments. Each purchase (including the initial purchase) and each reinvestment shall be subject to the further conditions precedent that:
(a)    in the case of each purchase, the Servicer shall have delivered to the Agent on or prior to such purchase, in form and substance satisfactory to the Agent, (i) a completed Servicer Report with respect to the immediately preceding calendar month, dated within 30 days

EX-II-1

prior to the date of such purchase (or a completed Portfolio Certificate, dated as of the last Business Day of the immediately preceding calendar week) and (ii) a completed Portfolio Certificate to the extent a daily Portfolio Certificate is required in accordance with Section 4.2(e) of the Agreement, and shall have delivered to the Agent such additional information as may reasonably be requested by the Agent.
(b)    on the date of such purchase or reinvestment the following statements shall be true (and acceptance of the proceeds of such purchase or reinvestment shall be deemed a representation and warranty by the Seller that such statements are then true):
(i) the representations and warranties contained in Exhibit III are true and correct on and as of the date of such purchase or reinvestment as though made on and as of such date; and
(ii) no event has occurred and is continuing, or would result from such purchase or reinvestment, that constitutes a Termination Event or an Unmatured Termination Event; and
(iii) the sum of the aggregate of the Participations does not exceed 100%; and
(iv) the amount on deposit in the Cash Reserve Account is equal to or greater than the Cash Reserve; and
(c)    the Agent shall have received such other approvals, opinions or documents it may reasonably request.

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EXHIBIT III

REPRESENTATIONS AND WARRANTIES
A.    Representations and Warranties of the Seller. The Seller represents and warrants as follows:
(a)    The Seller is a corporation duly incorporated and in existence under the laws of the State of Indiana, and is duly qualified to do business, and is in good standing, as a foreign corporation in every jurisdiction where the nature of its business requires it to be so qualified except where the failure to so qualify has not had and could not reasonably be expected to have a Material Adverse Effect.
(b)    The execution, delivery and performance by the Seller of the Agreement and the other Transaction Documents to which it is a party, including the Seller’s use of the proceeds of purchases and reinvestments, (i) are within the Seller’s corporate powers, (ii) have been duly authorized by all necessary corporate action of the Seller, (iii) do not contravene or result in a default under or conflict with (1) the Seller’s charter or by-laws, (2) any law, rule or regulation applicable to the Seller, (3) any contractual restriction binding on or affecting the Seller or its property or (4) any order, writ, judgment, award, injunction or decree binding on or affecting the Seller or its property, and (iv) do not result in or require the creation of any Adverse Claim upon or with respect to any of the Seller’s properties, where, in the cases of items (2), (3) and (4), such contravention, default or conflict has had or could reasonably be expected to have a Material Adverse Effect. The Agreement and the other Transaction Documents to which it is a party have been duly executed and delivered by the Seller.
(c)    No authorization or approval or other action by, and no notice to or filing with, any Governmental Authority or other Person is required for the due execution, delivery and performance by the Seller of the Agreement or any other Transaction Document to which it is a party other than those previously obtained or UCC filings.
(d)    Each of the Agreement and the other Transaction Documents to which it is a party constitutes the legal, valid and binding obligation of the Seller enforceable against the Seller in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency, reorganization or other similar laws affecting the enforcement of creditors’ rights generally and by general principles of equity, regardless of whether enforceability is considered in a proceeding in equity or at law.
(e)    Since December 31, 2021 there has been no material adverse change in the business, operations, property or financial condition of the Seller or AFC, the ability of the Seller or AFC to perform its obligations under the Agreement or the other Transaction Documents to which it is a party or the collectibility of the Pool Receivables, or which affects the legality, validity or enforceability of the Agreement or the other Transaction Documents.
(f)    (i) There is no action, suit, proceeding or investigation pending or, to the knowledge of the Seller, threatened against the Seller before any ~~Government~~Governmental Authority or arbitrator and (ii) the Seller is not subject to any order, judgment, decree, injunction,

EX-III-1

stipulation or consent order of or with any ~~Government~~Governmental Authority or arbitrator, that, in the case of each of the foregoing clauses (i) and (ii), could reasonably be expected to have a Material Adverse Effect.
(g)    The Seller is the legal and beneficial owner of the Pool Receivables free and clear of any Adverse Claim, excepting only Permitted Liens; and has acquired all of the Originator’s right, title and interest in, to and under the Related Security. Upon each purchase or reinvestment, the Agent (for the benefit of the Secured Parties) shall acquire a valid and enforceable perfected undivided percentage ownership interest, to the extent of the Aggregate Participation, in each Pool Receivable then existing or thereafter arising, free and clear of any Adverse Claim, excepting only Permitted Liens, in the Collections with respect thereto and in the Seller’s right, title and interest in, to and under the Related Security and proceeds thereof. The Agreement creates a security interest in favor of the Agent (for the benefit of the Secured Parties) in the items described in Section 1.2(d), and the Agent (for the benefit of the Secured Parties) has a first priority perfected security interest in such items. No effective financing statement or other instrument similar in effect naming AFC or the Seller as debtor or seller and covering any Contract or any Pool Receivable or the Related Security or Collections with respect thereto or any Deposit Account is on file in any recording office, except those filed in favor of the Agent (for the benefit of the Secured Parties) relating to the Agreement.
(h)    [Reserved].
(i)    Each Servicer Report, Portfolio Certificate, information, exhibit, financial statement, document, book, record or report furnished or to be furnished at any time by or on behalf of the Seller to the Agent or any Purchaser Agent in connection with the Agreement is or will be accurate in all material respects as of its date or (except as otherwise disclosed to the Agent and any such Purchaser Agent at such time) as of the date so furnished, and no such item contains or will contain any untrue statement of a material fact or omits or will omit to state a material fact necessary in order to make the statements contained therein, in the light of the circumstances under which they were made, not misleading.
(j)    The principal place of business and chief executive office (as such terms are used in the UCC) of the Seller and the office(s) where the Seller keeps its records concerning the Pool Receivables are located at the address set forth under its signature to this Agreement.
(k)    The names and addresses of all the Deposit Banks, together with the account numbers of the Deposit Accounts of the Seller at such Deposit Banks, are specified in Schedule II to the Agreement.
(l)    The Seller is not in violation of any order of any court, arbitrator or Governmental Authority.
(m)    Neither the Seller nor any Affiliate of the Seller has any direct or indirect ownership or other financial interest in any Purchaser, the Agent or any Purchaser Agent.
(n)    No proceeds of any purchase or reinvestment will be used for any purpose that violates any applicable law, rule or regulation, including, without limitation, Regulations T, U and X of the Federal Reserve Board.

EX-III-2

(o)    Each Pool Receivable included as an Eligible Receivable in the calculation of the Net Receivables Pool Balance is an Eligible Receivable as of the date of such calculation.
(p)    No event has occurred and is continuing, or would result from a purchase in respect of, or reinvestment in respect of, any Participation or from the application of the proceeds therefrom, which constitutes a Termination Event.
(q)    The Seller and the Servicer have complied in all material respects with the Credit and Collection Policy with regard to each Pool Receivable.
(r)    The Seller has complied with all of the terms, covenants and agreements contained in the Agreement and the other Transaction Documents and applicable to it.
(s)    The Seller’s complete corporate name is set forth in the preamble to the Agreement, and the Seller does not use and has not during the last six years used any other corporate name, trade name, doing-business name or fictitious name, and except for names first used after the date of the Agreement and set forth in a notice delivered to the Agent pursuant to paragraph (l)(vi) of Exhibit IV.
(t)    The authorized capital stock of Seller consists of 1,000 shares of common stock, no par value, 100 shares of which are currently issued and outstanding. All of such outstanding shares are validly issued, fully paid and nonassessable and are owned (beneficially and of record) by AFC.
(u)    The Seller has filed all federal and other tax returns and reports required by law to have been filed by it and has paid all taxes and governmental charges thereby shown to be owing.
(v)    The Seller is not an “investment company” within the meaning of the Investment Company Act of 1940, as amended.
(w)    The Seller is not (i) a country, territory, organization, person or entity named on an Office of Foreign Asset Control (OFAC) list; (ii) a Person that resides or has a place of business in a country or territory named on such lists or which is designated as a “Non-Cooperative Jurisdiction” by the Financial Action Task Force on Money Laundering, or whose subscription funds are transferred from or through such a jurisdiction; (iii) a “Foreign Shell Bank” within the meaning of the USA PATRIOT Act, i.e., a foreign bank that does not have a physical presence in any country and that is not affiliated with a bank that has a physical presence and an acceptable level of regulation and supervision; or (iv) a person or entity that resides in or is organized under the laws of a jurisdiction designated by the United States Secretary of the Treasury under Sections 311 or 312 of the USA PATRIOT Act as warranting special measures due to money laundering concerns.
(x)    No “accumulated funding deficiency” (within the meaning of Section 412 of the Internal Revenue Code or Section 302 of ERISA) exists with respect to any Single Employer Plan, and each Single Employer Plan has complied in all material respects with the applicable provisions of ERISA and the Internal Revenue Code. The present value of all accrued benefits under each Single Employer Plan (based on those assumptions used to fund such Plans) did not, as

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of the last annual valuation date prior to the date on which this representation is made or deemed made, exceed the value of the assets of such Plan allocable to such accrued benefits. Neither the Seller nor any ERISA Affiliate has had a complete or partial withdrawal from any Multiemployer Plan, and neither the Seller nor any ERISA Affiliate would become subject to any liability under ERISA if the Seller or any such ERISA Affiliate were to withdraw completely from all Multiemployer Plans as of the valuation date most closely preceding the date on which this representation is made or deemed made. No such Multiemployer Plan is in Reorganization or Insolvent.
(y)    During the preceding 12 calendar months, the aggregate principal balance of receivables in the Seller’s receivables portfolio that do not represent either (A) part or all of the sales price of merchandise (including automobiles, light duty trucks or Specialty Vehicles) or services or (B) loans to manufacturers, wholesalers, and retailers of, and to prospective purchasers of, specified merchandise, insurance or services (including loans to finance the purchase of an automobile, light duty truck or Specialty Vehicle) was less than [**] of the aggregate principal balance of receivables held by the Seller.
(z)     The Seller (or the Servicer on its behalf) has implemented and maintains in effect policies and procedures designed to ensure compliance by the Seller and its directors, officers, employees and agents with Anti-Corruption Laws and applicable Sanctions, and the Seller and its officers and employees and, to the knowledge of the Seller, its directors and agents, are in compliance with Anti-Corruption Laws and applicable Sanctions in all material respects. Neither (a) the Seller or, to the knowledge of the Seller, any of its directors, officers or employees, nor (b) to the knowledge of the Seller, any agent of the Seller that will act in any capacity in connection with or benefit from the facility established hereby, is a Sanctioned Person. No purchase of a Participation, use of proceeds thereof or other transaction contemplated by this Agreement will violate Anti-Corruption Laws or applicable Sanctions.
B.    Representations and Warranties of the Servicer. The Servicer represents and warrants as follows:
(a)    The Servicer is a corporation duly organized and in existence under the laws of the State of Indiana, and is duly qualified to do business, and is in good standing, as a foreign corporation in every jurisdiction where the nature of its business requires it to be so qualified except where the failure to so qualify has not had and could not reasonably be expected to have a Material Adverse Effect.
(b)    The execution, delivery and performance by the Servicer of the Agreement and the other Transaction Documents to which it is a party, (i) are within the Servicer’s corporate powers, (ii) have been duly authorized by all necessary corporate action on the part of the Servicer, (iii) do not contravene or result in a default under or conflict with (1) the Servicer’s charter or by-laws, (2) any law, rule or regulation applicable to the Servicer, (3) any contractual restriction binding on or affecting the Servicer or its property or (4) any order, writ, judgment, award, injunction or decree binding on or affecting the Servicer or its property, and (iv) do not result in or require the creation of any Adverse Claim upon or with respect to any of its properties, where, in the cases of items (2), (3) and (4), such contravention, default or conflict has had or could reasonably be expected to have a Material Adverse Effect. The Agreement and the other

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Transaction Documents to which it is a party have been duly executed and delivered by the Servicer.
(c)    No authorization or approval or other action by, and no notice to or filing with, any Governmental Authority or other Person is required for the due execution, delivery and performance by the Servicer of the Agreement or any other Transaction Document to which it is a party.
(d)    Each of the Agreement and the other Transaction Documents to which it is a party constitutes the legal, valid and binding obligation of the Servicer enforceable against the Servicer in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency, reorganization or other similar laws affecting the enforcement of creditors’ rights generally and by general principles of equity, regardless of whether enforceability is considered in a proceeding in equity or at law.
(e)    There is no pending or threatened action or proceeding affecting the Servicer before any Governmental Authority or arbitrator which could have a Material Adverse Effect.
(f)    The Servicer has complied in all material respects with the Credit and Collection Policy with regard to each Pool Receivable.
(g)     the Servicer is not subject to any order, judgment, decree, injunction, stipulation or consent order of or with any Governmental Authority or arbitrator, that~~,~~  could reasonably be expected to have a Material Adverse Effect.
(h)    Each Servicer Report, Portfolio Certificate, information, exhibit, financial statement, document, book, record or report furnished or to be furnished at any time by or on behalf of the Seller to the Agent or any Purchaser Agent in connection with the Agreement is or will be accurate in all material respects as of its date or (except as otherwise disclosed to the Agent and any such Purchaser Agent at such time) as of the date so furnished, and no such item contains or will contain any untrue statement of a material fact or omits or will omit to state a material fact necessary in order to make the statements contained therein, in the light of the circumstances under which they were made, not misleading.
(i)    The principal place of business and chief executive office (as such terms are used in the UCC) of the Servicer and the office(s) where the Servicer keeps its records concerning the Pool Receivables are located at the address set forth under its signature to this Agreement or the Backup Servicing Agreement, as applicable.
(j)    The Servicer is not in violation of any order of any court, arbitrator or Governmental Authority.
(k)    Neither the Servicer nor any Affiliate of the Servicer has any direct or indirect ownership or other financial interest in any Purchaser, the Agent or any Purchaser Agent.
(l)    The Servicer is not an “investment company” within the meaning of the Investment Company Act of 1940, as amended.

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(m)    The Servicer is not (i) a country, territory, organization, person or entity named on an OFAC list; (ii) a Person that resides or has a place of business in a country or territory named on such lists or which is designated as a “Non-Cooperative Jurisdiction” by the Financial Action Task Force on Money Laundering, or whose subscription funds are transferred from or through such a jurisdiction; (iii) a “Foreign Shell Bank” within the meaning of the USA PATRIOT Act, i.e., a foreign bank that does not have a physical presence in any country and that is not affiliated with a bank that has a physical presence and an acceptable level of regulation and supervision; or (iv) a person or entity that resides in or is organized under the laws of a jurisdiction designated by the United States Secretary of the Treasury under Sections 311 or 312 of the USA PATRIOT Act as warranting special measures due to money laundering concerns.
(n)    The Servicer has implemented and maintains in effect policies and procedures designed to ensure compliance by the Seller Parties and their respective Subsidiaries, directors, officers, employees and agents with Anti-Corruption Laws and applicable Sanctions, and each of the Seller Parties, their respective Subsidiaries and their respective officers and employees and, to the knowledge of such Seller Party, its directors and agents, are in compliance with Anti-Corruption Laws and applicable Sanctions in all material respects. None of (a) the Seller Parties, any Subsidiary or, to the knowledge of the applicable Seller Party, any of their respective directors, officers or employees, or (b) to the knowledge of the applicable Seller Party, any agent of such Seller Party or any Subsidiary that will act in any capacity in connection with or benefit from the facility established hereby, is a Sanctioned Person. No purchase of a Participation, use of proceeds thereof or other transaction contemplated by this Agreement will violate Anti-Corruption Laws or applicable Sanctions.

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EXHIBIT IV

COVENANTS
Covenants of the Seller and the Servicer. Until the latest of the Termination Date, the date on which no Investment of or Discount in respect of any Participation shall be outstanding or the date all other amounts owed by the Seller under the Agreement to the Purchasers, the Purchaser Agents, the Agent and any other Indemnified Party or Affected Person shall be paid in full:
(a)    Compliance with Laws, Etc. Each of the Seller and the Servicer shall comply in all material respects with all applicable laws, rules, regulations and orders, and preserve and maintain its corporate existence, rights, franchises, qualifications, and privileges except to the extent that the failure so to comply with such laws, rules and regulations or the failure so to preserve and maintain such existence, rights, franchises, qualifications, and privileges would not materially adversely affect the collectibility of the Receivables or the enforceability of any related Contract or the ability of the Seller or the Servicer to perform its obligations under any related Contract or under the Agreement.
(b)    Offices, Records and Books of Account, Etc. The Seller shall provide the Agent with at least 60 days’ written notice prior to making any change in the Seller’s name or jurisdiction of organization or making any other change in the Seller’s identity or corporate structure (including a merger) which could impair or otherwise render any UCC financing statement filed in connection with this Agreement “seriously misleading” as such term is used in the applicable UCC; each notice to the Agent pursuant to this sentence shall set forth the applicable change and the proposed effective date thereof. The Seller and Servicer will also maintain and implement administrative and operating procedures (including, without limitation, an ability to recreate records evidencing Pool Receivables and related Contracts in the event of the destruction of the originals thereof), and keep and maintain all documents, books, records, computer tapes and disks and other information reasonably necessary or advisable for the collection of all Pool Receivables (including, without limitation, records adequate to permit the daily identification of each Pool Receivable and all Collections of and adjustments to each existing Pool Receivable).
(c)    Performance and Compliance with Contracts and Credit and Collection Policy. Each of the Seller and the Servicer shall, at its expense, timely and fully perform and comply with all material provisions, covenants and other promises required to be observed by it under the Contracts related to the Pool Receivables, and timely and fully comply in all material respects with the Credit and Collection Policy with regard to each Pool Receivable and the related Contract.
(d)    Ownership Interest, Etc. The Seller shall, at its expense, take all action necessary or desirable to establish and maintain a valid and enforceable undivided ownership interest, to the extent of the Aggregate Participation, in the Pool Receivables (free and clear of any Adverse Claim excepting only Permitted Liens) and the Collections with respect thereto and the Seller’s right, title and interest in, to and under the Related Security and the proceeds thereof, and a first priority perfected security interest in the items described in Section 1.2(d), in favor of the Agent (for the benefit of the Secured Parties), including, without limitation, taking such action to

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perfect, protect or more fully evidence the interest of the Agent (for the benefit of the Secured Parties) under the Agreement as the Agent may request.
(e)    Sales, Liens, Etc. The Seller shall not sell, assign (by operation of law or otherwise) or otherwise dispose of, or create or suffer to exist any Adverse Claim (excepting only Permitted Liens) upon or with respect to, any or all of its right, title or interest in, to or under, any item described in Section 1.2(d) (including without limitation the Seller’s undivided interest in any Receivable, Related Security, or Collections, or upon or with respect to any account to which any Collections of any Receivables are sent), or assign any right to receive income in respect of any items contemplated by this paragraph (e); provided that the Seller or Servicer may sell any Defaulted Receivables (including any Contracts and Related Security with respect thereto and any judgment obtained thereon) to any Person who is not an Affiliate of the Seller or the Servicer (and does not own 5% or more of any equity interest in the Servicer or any Affiliate thereof and in which the Servicer, directly or indirectly, does not own, directly or indirectly, 5% or more of the equity of such Person) on arm’s-length terms in order to maximize collections thereon.
(f)    Extension or Amendment of Receivables. After the occurrence and during the continuance of a Termination Event or an Unmatured Termination Event or after the Termination Date (or if a Termination Event or Unmatured Termination Event would result therefrom), neither the Seller nor the Servicer shall extend the maturity or adjust the Outstanding Balance or otherwise modify the terms of any Pool Receivable in any material respect, or amend, modify or waive any term or condition of any related Contract in any material respect.
(g)    Change in Business or Credit and Collection Policy. Without the prior written consent of the Majority Purchasers, neither the Seller nor the Servicer shall make any material change in the character of its business or in the Credit and Collection Policy, or any change in the Credit and Collection Policy that would adversely affect the collectibility of the Pool Receivables or the enforceability of any related Contract or the ability of the Seller or Servicer to perform its obligations under any related Contract or under the Agreement; provided that prior written consent shall not be required for changes to standard operating practices or procedures (excluding any changes to credit underwriting criteria), however, any Purchaser Agent can prevent a change, or require that a change be reversed, by notifying the Servicer that such Purchaser Agent reasonably believes such change would have a material adverse impact on the Pool Receivables.
(h)    Audits. Each of the Seller and the Servicer shall, from time to time during regular business hours, upon reasonable prior notice as requested by the Agent, permit the Agent or its agents or representatives, (i) to examine and make copies of and abstracts from all books, records and documents (including, without limitation, computer tapes and disks) in the possession or under the control of the Seller or the Servicer relating to Pool Receivables and the Related Security, including, without limitation, the related Contracts, and (ii) to visit the offices and properties of the Seller and the Servicer for the purpose of examining such materials described in clause (i) above, and to discuss matters relating to Pool Receivables and the Related Security or the Seller’s or Servicer’s performance hereunder or under the Contracts with any of the officers, employees, agents or contractors of the Seller having knowledge of such matters; provided, however, that the Agent shall not be reimbursed for more than two such examinations in any year (including any examinations conducted pursuant to any other Transaction Document but excluding any audit conducted pursuant to Section 4.2(a)) unless (x) a Level One Trigger has occurred and is

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continuing, in which case the Agent shall be reimbursed for four such examinations per year in addition to any audits conducted pursuant to Section 4.2(a) or (y) a Termination Event or Unmatured Termination Event has occurred, in which case the Agent shall be reimbursed for all such examinations.
(i)    Change in Deposit Banks, Deposit Accounts and Payment Instructions to Obligors. Neither the Seller nor the Servicer shall add or terminate any bank as a Deposit Bank or any account as a Deposit Account from those listed in Schedule II to the Agreement without (i) the prior written consent of the Agent and (ii) in the case of a new Deposit Account and/or Deposit Bank, the applicable Deposit Bank has executed, and the applicable Deposit Account is subject to, a Deposit Account Agreement consented to in writing by the Agent.
(j)    Deposit Accounts. Each Deposit Account shall at all times be subject to a Deposit Account Agreement. Neither the Seller nor the Servicer will deposit or otherwise credit, or cause or permit to be so deposited or credited, to any Deposit Account, the Liquidation Account or the Cash Reserve Account cash or cash proceeds other than Collections of Pool Receivables; provided that, with respect to the Deposit Accounts held at [**] (numbered [**] and [**]), only cash attributable to “cash collateral” (as such term is defined in the applicable Contract) shall be deposited into such account. In addition, any such “cash collateral” amounts so set aside with respect to a particular Obligor shall be held in the aforementioned Deposit Account until such amounts are either (i) transferred to the Liquidation Account, if such amounts are being applied to such Obligor’s related Receivables (in such event, the “cash collateral” so applied shall be deemed Collections) or (ii) returned to such Obligor, if such Obligor has paid its related Receivables in full or as specified in the related Contract documentation.
(k)    Marking of Records. At its expense, the Seller (or the Servicer on its behalf) shall mark its master data processing records relating to Pool Receivables.
(l)    Reporting Requirements. The Seller will provide to the Agent and each Purchaser Agent (in multiple copies, if requested by the Agent) (except that with respect to paragraphs (i), (ii), (iii) and (iv), the Seller will cause AFC (or, with respect to paragraph (iv), the Servicer), to provide to the Agent, each Purchaser Agent, the Backup Servicer (in the case of paragraph (iii)) and (in the case of items (iii)(a), (iv) and (xiv)) each Rating Agency rating the Facility, the following:
(i)    (I) as soon as available and in any event within 45 days after the end of each fiscal quarter of AFC (including the end of each fiscal year) in a format acceptable to the Agent the consolidating balance sheet of AFC and its consolidated Subsidiaries as of the end of such quarter and statements of income of AFC and its consolidated Subsidiaries for the period commencing at the end of the previous fiscal year and ending with the end of such quarter, certified by the chief financial officer of such Person and (II) as soon as available, but in any event not later than 45 days after the end of each of the first three quarterly periods of each fiscal year of KAR, the unaudited consolidated balance sheet of KAR and its consolidated Subsidiaries as at the end of such quarter and the related unaudited consolidated statements of income and of cash flows for such quarter and the portion of the fiscal year through the end of such quarter;

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(ii)    (I) as soon as available and in any event within 90 days after the end of each fiscal year of KAR, a copy of the audited consolidated balance sheet of KAR and its consolidated Subsidiaries as at the end of such year and the related audited consolidated statements of income and of cash flows for such year, reported on by KPMG LLP or other independent certified public accountants of nationally recognized standing and (II) if any Purchaser Agent provides AFC written notice on or prior to the 150th day before the end of any fiscal year of AFC that such Purchaser Agent desires the separate annual financial statements of AFC, as soon as available and in any event within 90 days after the end of each fiscal year of AFC, (A) a copy of the annual report for AFC and its consolidated Subsidiaries, containing financial statements for such year audited by KPMG LLP or other independent certified public accountants acceptable to the Agent, and (B) the consolidating balance sheet of AFC and the income statement of AFC for such year certified by the chief financial officer of AFC;
(iii)    (a) as soon as available and in any event not later than the Servicer Report Date, a Servicer Report as of the calendar month ended immediately prior to such Servicer Report Date and (b) unless the Agent has otherwise agreed in writing, a Portfolio Certificate as of each Friday, delivered on the first Business Day of the next calendar week (or as of each Business Day to the extent required by Section 4.2(e)). Each Servicer Report shall contain a current list of all branch offices, loan processing offices or other locations at which records and documents relating to the Pool Receivables (including, without limitation, any related Contracts and vehicle certificates of title) (collectively, the “Pool Receivable Documents”) are held by the Servicer. The Servicer shall provide each Rating Agency rating the Facility with prior notice of any material change to the form of Servicer Report and get their consent thereto prior to implementing any such change.
(iv)    as soon as possible and in any event within three days after the occurrence of each Termination Event and Unmatured Termination Event, a statement of the chief financial officer of the Seller setting forth details of such Termination Event or event and the action that the Seller has taken and proposes to take with respect thereto;
(v)    promptly after the filing or receiving thereof, copies of all reports and notices that the Seller or any ERISA Affiliate files with respect to a Plan under ERISA or the Internal Revenue Code with the Internal Revenue Service or the Pension Benefit Guaranty Corporation or the U.S. Department of Labor or that the Seller or any ERISA Affiliate receives from any of the foregoing or from any Multiemployer Plan to which the Seller or any ERISA Affiliate is or was, within the preceding five years, a contributing employer, in each case in respect of the assessment of withdrawal liability or an event or condition which could, in the aggregate, result in the imposition of liability on the Seller and/or any such ERISA Affiliate in excess of $250,000;

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(vi)    at least 60 days prior to any change in the Seller’s name or any other change requiring the amendment of UCC financing statements, a notice setting forth such changes and the effective date thereof;
(vii)    such other information respecting the Pool Receivables, the Related Security (including inventory reports by branch, Obligor, vehicle identification number, and other descriptions sufficient to identify the Related Security) or the condition of operations, financial or otherwise, of the Seller or AFC as the Agent or any Purchaser Agent may from time to time reasonably request;
(viii)    promptly after the Seller obtains knowledge thereof, notice of any litigation, regulatory ruling, default under any Originating Lender Sale Agreement or other event which could reasonably be expected to prevent any Originating Lender from originating Receivables or transferring Receivables to the Originator following origination;
(ix)    promptly after the Seller obtains knowledge thereof, notice of the commencement of any proceedings instituted by or against any of the Seller, the Servicer or the Originator, as applicable, in any federal, state or local court or before any governmental body or agency, or before any arbitration board, in which the amount involved, in the case of the Servicer or Originator, is $500,000 or more and not covered by insurance or in which injunctive or similar relief is sought or any litigation or proceeding relating to any Transaction Document;
(x)    promptly after the occurrence thereof, notice of any event or circumstance that could reasonably be expected to have a Material Adverse Effect;
(xi)    notice of any material change to the Credit and Collection Policy or material change to the standard operation practices or procedures;
(xii)    any amendment, waiver, extension, termination or replacement of the KAR Credit Facility (with a copy thereof) and an execution copy of the underlying credit agreement with respect to the KAR Credit Facility, in each case, upon execution thereof;
(xiii)    as soon as possible and in any event within 30 days after the Seller knows or has reason to know of: (i) the occurrence or expected occurrence of any Reportable Event with respect to any Plan that is a Single Employer Plan, a failure to make any required contribution to a Plan, the creation of any lien in favor of the Pension Benefit Guaranty Corporation or a Plan or any withdrawal from, or the termination, Reorganization or Insolvency of, any Multiemployer Plan or (ii) the institution of proceedings or the taking of any other action by the Pension Benefit Guaranty Corporation or the Seller or any ERISA Affiliate or any Multiemployer Plan with respect to the withdrawal from, or the terminating, Reorganization or Insolvency of any Plan;
(xiv)    as soon as available and in any event upon the earlier to occur of (x) 45 days following the end of a fiscal quarter (90 days, in the case of the fourth fiscal quarter

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in any fiscal year) and (y) the day a compliance certificate is delivered pursuant to the KAR Credit Facility, a compliance certificate setting forth computations in reasonable detail satisfactory to the Majority Purchasers demonstrating compliance with the financial covenants of KAR thereunder;
(xv)    promptly after any changes, the current list of Excluded Receivables; and
(~~xi~~xvi)     promptly following any changes in the ownership of the Seller or AFC which shall require the delivery of a Beneficial Ownership Certification under the Beneficial Ownership Regulation or update to any of the information provided in any Beneficial Ownership Certification, an updated Beneficial Ownership Certification.
(m)    Separate Corporate Existence. Each of the Seller and AFC hereby acknowledges that the Purchasers, the Agent and the Purchaser Agents are entering into the transactions contemplated by the Agreement and the Transaction Documents in reliance upon the Seller’s identity as a legal entity separate from AFC. Therefore, from and after the date hereof, the Seller and AFC shall take all reasonable steps to continue the Seller’s identity as a separate legal entity and to make it apparent to third Persons that the Seller is an entity with assets and liabilities distinct from those of AFC, the Originator and any other Person, and is not a division of AFC or any other Person. Without limiting the generality of the foregoing and in addition to and consistent with the covenant set forth in paragraph (a) of this Exhibit IV, the Seller and AFC shall take such actions as shall be required in order that:
(i) The Seller will be a limited purpose corporation whose primary activities are restricted in its articles of incorporation to purchasing Receivables from the Originator, entering into agreements for the servicing of such Receivables, selling undivided interests in such Receivables and conducting such other activities as it deems necessary or appropriate to carry out its primary activities;
(ii) Not less than one member of Seller’s Board of Directors (the “Independent Directors”) shall be individuals who are not direct, indirect or beneficial stockholders, officers, directors, employees, affiliates, associates, customers or suppliers of the Originator or any of its Affiliates. The Seller’s Board of Directors shall not approve, or take any other action to cause the commencement of a voluntary case or other proceeding with respect to the Seller under any applicable bankruptcy, insolvency, reorganization, debt arrangement, dissolution or other similar law, or the appointment of or taking possession by, a receiver, liquidator, assignee, trustee, custodian, or other similar official for the Seller unless in each case the Independent Directors shall approve the taking of such action in writing prior to the taking of such action. The Independent Directors’ fiduciary duty shall be to the Seller (and creditors) and not to the Seller’s shareholders in respect of any decision of the type described in the preceding sentence. In the event an Independent Director resigns or otherwise ceases to be a director of the Seller, there shall be selected a replacement Independent Director who shall not be an individual within the proscriptions of the first sentence of this clause (ii) or any individual who has any other type of professional relationship with the Originator or any of its Affiliates or any management personnel of any such Person or Affiliate and who shall be (x) a tenured professor at a

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business or law school, (y) a retired judge or (z) an established independent member of the business community, having a sound reputation and experience relative to the duties to be performed by such individual as an Independent Director;
(iii) No Independent Director shall at any time serve as a trustee in bankruptcy for Originator or any Affiliate thereof;
(iv) Any employee, consultant or agent of the Seller will be compensated from the Seller’s own bank accounts for services provided to the Seller except as provided herein in respect of the Servicing Fee. The Seller will engage no agents other than a Servicer for the Receivables, which Servicer will be fully compensated for its services to the Seller by payment of the Servicing Fee;
(v) The Seller will contract with the Servicer to perform for the Seller all operations required on a daily basis to service its Receivables. The Seller will pay the Servicer a monthly fee based on the level of Receivables being managed by the Servicer. The Seller will not incur any material indirect or overhead expenses for items shared between the Seller and the Originator or any Affiliate thereof which are not reflected in the Servicing Fee. To the extent, if any, that the Seller and the Originator or any Affiliate thereof share items of expenses not reflected in the Servicing Fee, such as legal, auditing and other professional services, such expenses will be allocated to the extent practical on the basis of actual use or the value of services rendered, and otherwise on a basis reasonably related to the actual use or the value of services rendered, it being understood that Originator shall pay all expenses relating to the preparation, negotiation, execution and delivery of the Transaction Documents, including, without limitation, legal and other fees;
(vi) The Seller’s operating expenses will not be paid by Originator or any Affiliate thereof unless the Seller shall have agreed in writing with such Person to reimburse such Person for any such payments;
(vii) The Seller will have its own separate mailing address and stationery;
(viii) The Seller’s books and records will be maintained separately from those of the Originator or any Affiliate thereof;
(ix) Any financial statements of the Originator or KAR which are consolidated to include the Seller will contain detailed notes clearly stating that the Seller is a separate corporate entity and has sold ownership interests in the Seller’s accounts receivable;
(x) The Seller’s assets will be maintained in a manner that facilitates their identification and segregation from those of the Originator and any Affiliate thereof;
(xi) The Seller will strictly observe corporate formalities in its dealings with the Originator and any Affiliate thereof, and funds or other assets of the Seller will not be commingled with those of the Originator or any Affiliate thereof. The Seller shall not maintain joint bank accounts or other depository accounts to which the Originator or any Affiliate thereof (other than AFC in its capacity as Servicer) has independent access and

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shall not pool any of the Seller’s funds at any time with any funds of the Originator or any Affiliate thereof;
(xii) The Seller shall pay to the Originator the marginal increase (or, in the absence of such increase, the market amount of its portion) of the premium payable with respect to any insurance policy that covers the Seller and any Affiliate thereof, but the Seller shall not, directly or indirectly, be named or enter into an agreement to be named, as a direct or contingent beneficiary or loss payee, under any such insurance policy, with respect to any amounts payable due to occurrences or events related to the Originator or any Affiliate thereof (other than the Seller); and
(xiii) The Seller will maintain arm’s length relationships with the Originator and any Affiliate thereof. The Originator or any Affiliate thereof that renders or otherwise furnishes services to the Seller will be compensated by the Seller at market rates for such services. Neither the Seller nor the Originator or any Affiliate thereof will be or will hold itself out to be responsible for the debts of the other or the decisions or actions respecting the daily business and affairs of the other.
(n)    Mergers, Acquisitions, Sales, etc.
(i) The Seller shall not:
(A) be a party to any merger or consolidation, or directly or indirectly purchase or otherwise acquire, whether in one or a series of transactions, all or substantially all of the assets or any stock of any class of, or any partnership or joint venture interest in, any other Person, or sell, transfer, assign, convey or lease any of its property and assets (including, without limitation, any Pool Receivable or any interest therein) other than pursuant to this Agreement;
(B) make, incur or suffer to exist an investment in, equity contribution to, loan, credit or advance to, or payment obligation in respect of the deferred purchase price of property from, any other Person, except for obligations incurred pursuant to the Transaction Documents; or
(C) create any direct or indirect Subsidiary or otherwise acquire direct or indirect ownership of any equity interests in any other Person.
(o)    Restricted Payments.
(i) General Restriction. Except in accordance with subparagraph (ii), the Seller shall not (A) purchase or redeem any shares of its capital stock, (B) declare or pay any Dividend or set aside any funds for any such purpose, (C) prepay, purchase or redeem any subordinated indebtedness of the Seller, (D) lend or advance any funds or (E) repay any loans or advances to, for or from the Originator. Actions of the type described in this clause (i) are herein collectively called “Restricted Payments”.

EX-IV-8

(ii) Types of Permitted Payments. Subject to the limitations set forth in clause (iii) below, the Seller may make Restricted Payments so long as such Restricted Payments are made only to the Originator and only in one or more of the following ways:
(A) Seller may make cash payments (including prepayments) on the Company Note in accordance with its terms; and
(B) if no amounts are then outstanding under the Company Note, the Seller may declare and pay Dividends.
(iii) Specific Restrictions. The Seller may make Restricted Payments only out of Collections paid or released to the Seller pursuant to Section 1.4(b). Furthermore, the Seller shall not pay, make or declare:
(A) any Dividend if, after giving effect thereto, Seller’s Tangible Net Worth would be less than [**]; or
(B) [**].
(p)    Use of Seller’s Share of Collections. Subject to clause (o) above, the Seller shall apply its share of Collections to make payments in the following order of priority: first, the payment of its expenses (including, without limitation, the obligations payable to Purchasers, the Affected Persons, the Agent, the Purchaser Agents and the Agent under the Transaction Documents), second, the payment of accrued and unpaid interest on the Company Note, third, the payment of the outstanding principal amount of the Company Note, and fourth, other legal and valid corporate purposes permitted by the Agreement.
(q)    Amendments to Certain Documents.
(i) The Seller shall not amend, supplement, amend and restate, or otherwise modify the Purchase and Sale Agreement, the Company Note, any other document executed under the Purchase and Sale Agreement, the Deposit Account Agreements, the Backup Servicing Agreement, the Backup Servicing Fee Letter (if any) or the Seller’s articles of incorporation or by-laws, except (A) in accordance with the terms of such document, instrument or agreement and (B) with the prior written consent of the Agent. The Seller shall obtain confirmation of the then–current rating of the Facility from any Rating Agency rating the Facility prior to amending the Seller’s articles of incorporation.
(ii) The Servicer shall maintain a complete list of Excluded Receivables and shall update such list on a timely basis for all changes thereto.
(iii) The Originator shall not enter into, or otherwise become bound by, any agreement, instrument, document or other arrangement that restricts its right to amend, supplement, amend and restate or otherwise modify, or to extend or renew, or to waive any right under, this Agreement or any other Transaction Document.
(r)    Incurrence of Indebtedness. Except for Debt incurred pursuant to the Company Note and liabilities incurred pursuant to or in connection with the Transaction

EX-IV-9

Documents or otherwise permitted therein, the Seller shall not (i) create, incur or permit to exist any Debt or liability, (ii) cause or permit to be issued for its account any letters of credit or bankers’ acceptances, or (iii) enter into any swap or derivative contract.
(s)    Lot Checks. The Seller shall, or shall cause the Servicer to, conduct Lot Checks of the Obligors according to the Originator’s customary practices or such more frequent intervals as may reasonably be requested by the Agent.
(t)    Cash Collateral Amounts. With respect to each Eligible Receivable, if the related Contract (or related documentation) includes a “cash collateral” feature, then all such “cash collateral” shall be deposited to the Deposit Accounts held at [**] (numbered [**] and [**]) and such amounts shall be used to secure the obligations of the related Obligor.
(u)    Article 122a. On any date on which the Net Receivables Pool Balance is greater than zero (1) AFC shall own 100% of the outstanding equity (including amounts represented by the Loss Reserve) of the Seller; (2) the equity in the Seller shall represent at least [**] of the Net Receivables Pool Balance (i.e., by virtue of the Loss Percentage being in excess of [**]); (3) AFC shall not enter into any credit risk mitigation short positions or any other hedges with respect to its equity interest in the Seller or the Eligible Receivables (including amounts represented by the Loss Reserve); (4) in each Servicer Report, AFC shall represent (a) that it continues to own 100% of the outstanding equity of the Seller and (b) that no credit risk mitigation, short positions or any other hedges with respect to its equity interest in the Seller or the Eligible Receivables (including amounts represented by the Loss Reserve) have been entered into; and (5) AFC shall provide to any Purchaser or Purchaser Agent which is subject to European Union Directive 2006/48/EC (the “CRD”) all information which such Purchaser or Purchaser Agent reasonably requests or requires in order for such Purchaser or Purchaser Agent to comply with its obligations under Article 122(a)(4) and (5) of the CRD.
(v)    The Servicer shall maintain in effect and enforce policies and procedures designed to ensure compliance by the Seller Parties and each of their respective Subsidiaries and their respective directors, officers, employees and agents with Anti-Corruption Laws and applicable Sanctions. The Servicer covenants and agrees not to use, and shall procure that none of the Seller Parties, their Subsidiaries or their respective directors, officers, employees and agents shall use, the proceeds of any purchase of a Participation hereunder (A) in furtherance of an offer, payment, promise to pay, or authorization of the payment or giving of money, or anything else of value, to any Person in violation of any Anti-Corruption Laws, (B) for the purpose of funding, financing or facilitating any activities, business or transaction of or with any Sanctioned Person or in any Sanctioned Country, or (C) in any manner that would result in the violation of any Sanctions applicable to any party hereto.

EX-IV-10

EXHIBIT V

TERMINATION EVENTS
Each of the following shall be a “Termination Event”:
(a)    Any Person which is the Servicer shall fail to (1) make when due any payment or deposit to be made by it under the Agreement or any other Transaction Document or (2) set aside or allocate all accrued and unpaid Program Fee, Discount or Servicing Fee in accordance with Section 1.4(b) and in each case, such failure shall remain unremedied for two Business Days after the earlier of (i) the Servicer’s knowledge of such failure and (ii) notice to the Servicer of such failure; or
(b)    The Seller shall fail (i) to transfer to any successor Servicer when required any rights, pursuant to the Agreement, which the Seller then has with respect to the servicing of the Pool Receivables, or (ii) to make any payment required under the Agreement or any other Transaction Document, and in either case such failure shall remain unremedied for two Business Days after notice or discovery thereof; or
(c)    Any representation or warranty made or deemed made by the Seller or the Servicer (or any of their respective officers) under or in connection with the Agreement or any other Transaction Document or any information or report delivered by the Seller or the Servicer pursuant to the Agreement or any other Transaction Document shall prove to have been incorrect, incomplete (with respect to such information or report delivered) or untrue in any material respect when made or deemed made or delivered; provided, however, if the violation of this paragraph (c) by the Seller or the Servicer may be cured without any potential or actual detriment to any Purchaser, the Agent, any Purchaser Agent, the Backup Servicer or any Program Support Provider, the Seller or the Servicer, as applicable, shall have 30 days from the earlier of (i) such Person’s knowledge of such failure and (ii) notice to such Person of such failure to so cure any such violation before a Termination Event shall occur so long as such Person is diligently attempting to effect such cure; or
(d)    The Seller or the Servicer shall fail to perform or observe any other material term, covenant or agreement contained in the Agreement or any other Transaction Document on its part to be performed or observed and any such failure shall remain unremedied for 30 days after the earlier of (i) such Person’s knowledge of such failure and (ii) notice to such Person of such failure (or, with respect to a failure to deliver the Servicer Report or the Portfolio Certificate pursuant to the Agreement, such failure shall remain unremedied for five days); or
(e)    (i) A default shall occur in the payment when due (subject to any applicable grace period), whether by acceleration or otherwise, of any Debt of the Seller, AFC or KAR or (ii) a default shall occur in the performance or observance of any obligation or condition with respect to such Debt if the effect of such default is to accelerate the maturity of any such Debt, and, in the case of either clause (i) or clause (ii), the Debt with respect to which non-payment and/or non-performance shall have occurred exceeds, at any point in time, with respect to the Seller or AFC, $1,000,000 in the aggregate for all such occurrences or, with respect to KAR, $35,000,000, in the aggregate for all such occurrences; or

EX-V-1

(f)    The Agreement or any purchase or any reinvestment pursuant to the Agreement shall for any reason (other than pursuant to the terms hereof) (i) cease to create, or the Aggregate Participation shall for any reason cease to be, a valid and enforceable perfected undivided percentage ownership interest to the extent of the Aggregate Participation in each Pool Receivable free and clear of any Adverse Claim, excepting only Permitted Liens and the Collections with respect thereto and the Seller’s right, title and interest in, to and under the Related Security and the proceeds thereof, or (ii) cease to create with respect to all of Seller’s right, title and interest in, to and under the items described in Section 1.2(d)(A) – (F), or the interest of the Agent (for the benefit of the Secured Parties) with respect to such items shall cease to be, a valid and enforceable first priority perfected security interest, and in the case of the Pool Receivables, free and clear of any Adverse Claim, excepting only Permitted Liens; or
(g)    The Originator, KAR or Seller shall generally not pay its debts as such debts become due, or shall admit in writing its inability to pay its debts generally, or shall make a general assignment for the benefit of creditors; or any proceeding shall be instituted by or against the Originator, KAR or Seller seeking to adjudicate it a bankrupt or insolvent, or seeking liquidation, winding up, reorganization, arrangement, adjustment, protection, relief, or composition of it or its debts under any law relating to bankruptcy, insolvency or reorganization or relief of debtors, or seeking the entry of an order for relief or the appointment of a receiver, trustee, custodian or other similar official for it or for any substantial part of its property and, in the case of any such proceeding instituted against it (but not instituted by it), either such proceeding shall remain undismissed or unstayed for a period of 45 days, or any of the actions sought in such proceeding (including, without limitation, the entry of an order for relief against, or the appointment of a receiver, trustee, custodian or other similar official for, it or for any substantial part of its property) shall occur; or the Originator, KAR or Seller shall take any corporate action to authorize any of the actions set forth above in this paragraph (g); or
(h)    As of the last day of any calendar month, the arithmetic average of the Default Ratios for the most recent [**] shall exceed [**] or the Default Ratio as of the last day of any calendar month shall exceed [**]; or
(i)    As of the last day of any calendar month, the arithmetic average of the Delinquency Ratios for the most recent [**] shall exceed [**] or the Delinquency Ratio as of the last day of any calendar month shall exceed [**]; or
(j)    as of the last day of any calendar month, the arithmetic average of the Net Spread for the most recent [**] shall be less than [**]; or
(k)    at any time, the Aggregate Participation exceeds 100% and such condition shall continue unremedied for five days after any date any Servicer Report or Portfolio Certificate is required to be delivered; or
(l)    A Change in Control shall occur; or
(m)    (i) Any “accumulated funding deficiency” (within the meaning of Section 412 of the Internal Revenue Code or Section 302 of ERISA), whether or not waived, shall exist with respect to any Plan, (ii) a Reportable Event shall occur with respect to, or proceedings shall

EX-V-2

commence to have a trustee appointed, or a trustee shall be appointed, to administer or to terminate, any Single Employer Plan, which Reportable Event or commencement of proceedings or appointment of a trustee is, in the reasonable opinion of the Majority Purchasers, likely to result in the termination of such Plan for purposes of Title IV of ERISA, (iii) the Seller or any ERISA Affiliate shall, or in the reasonable opinion of the Majority Purchasers, is likely to, incur any liability in connection with a withdrawal from, or the Insolvency or Reorganization of, a Multiemployer Plan, (iv) the Internal Revenue Service shall file notice of a lien pursuant to Section 6323 of the Internal Revenue Code with regard to any assets of the Seller or any ERISA Affiliate and such lien shall not have been released within ten Business Days, or the Pension Benefit Guaranty Corporation shall, or shall indicate its intention to, file notice of a lien pursuant to Section 4068 of ERISA or perfect a lien under Section 302(f) of ERISA with regard to any of the assets of Seller or any ERISA Affiliate, or (v) any other adverse event or condition shall occur or exist with respect to a Plan; and in each case in clauses (i), (ii), (iii), (iv) and (v) above, such event or condition, together with all other such events or conditions, if any, could reasonably be expected to involve an aggregate amount of liability to the Seller or an ERISA Affiliate in excess of $10,000,000; or
(n)    The Tangible Net Worth of the Seller shall be less than [**] or the Tangible Net Worth of the Originator shall be less than [**] (provided that if GAAP is adjusted such that leases that were previously treated as operating leases are treated as debt, the parties shall negotiate in good faith to adjust this provision to reflect a level which takes into consideration such change); or
(o)    Any material adverse change shall occur in the reasonable business judgment of the Agent or the Majority Purchasers in the collectibility of the Pool Receivables or the business, operations, property or financial condition of the Originator or the Seller; or
(p)    The Termination Date shall occur or any Purchase and Sale Termination Event (as defined in the Purchase and Sale Agreement) shall occur (whether or not waived by the Seller); or
(q)    The Performance Guaranty shall cease to be in full force and effect with respect to KAR, KAR shall fail to comply with or perform any provision of the Performance Guaranty, or KAR (or any Person by, through or on behalf of KAR) shall contest in any manner the validity, binding nature or enforceability of the Performance Guaranty with respect to KAR; or
(r)    the sum of all of AFC’s Debt (i) excluding intercompany loans between AFC and KAR, (ii) excluding any guarantee of KAR’s Debt under the KAR Credit Facility, and (iii) including the outstanding balance of any other recourse transactions (which excludes the Investment of the Aggregate Participation under this Agreement and any Canadian securitization obligations) exceeds the sum of [**] plus the aggregate unfulfilled purchases of all Deferring Purchasers at such time (provided that if GAAP is adjusted such that leases that were previously treated as operating leases are treated as debt, the parties shall negotiate in good faith to adjust this provision to reflect a level which takes into consideration such change); or

EX-V-3

(s)    AFC’s Debt (excluding guarantees) to equity ratio is greater than [**] (provided that if GAAP is adjusted such that leases that were previously treated as operating leases are treated as debt, the parties shall negotiate in good faith to adjust this provision to reflect a level which takes into consideration such change); or
(t)    The aggregate Outstanding Balances of Eligible Receivables shall be less than $100,000,000; or
(u)    The amount on deposit in the Cash Reserve Account shall at any time fail to equal or exceed the Cash Reserve for a period of [**]; or
(v)    (i) any of the Originator, the Seller or the Servicer shall have asserted that any of the Transaction Documents to which it is a party is not valid and binding on the parties thereto; or (ii) any court, governmental authority or agency having jurisdiction over any of the parties to any of the Transaction Documents or any property thereof shall find or rule that any material provisions of any of the Transaction Documents is not valid and binding on the parties thereto and all appeals therefrom have been decided or the time to appeal has run; or
(w)    the Backup Servicer shall resign or be terminated and no successor Backup Servicer reasonably acceptable to the Agent shall have been appointed pursuant to a replacement Backup Servicing Agreement within 90 days of such resignation or termination; unless on or prior to the first day in which a Backup Servicer is required to be appointed pursuant to this paragraph (w) KAR’s senior unsecured debt shall be rated at least “BBB-” by S&P and “Baa3” by Moody’s; provided, that a Termination Event shall be deemed to occur if no Backup Servicer reasonably acceptable to the Agent shall have been appointed within 90 days following any subsequent withdrawal, suspension or downgrade of such senior unsecured debt ratings of KAR below “BBB-” by S&P or below “Baa3” by Moody’s or, if the applicable rating is “BBB-” by S&P or “Baa3” by Moody’s, the placement of such ratings on credit watch or similar notation; or
(x)    the occurrence of a KAR Financial Covenant Termination Event; or
(y)    as of the last day of any calendar month, the arithmetic average of the Payment Rate for the most recent [**] shall be less than [**]; or
(z)    As reported on its consolidated balance sheet, AFC shall fail to maintain (as measured as of the last Business Day of each calendar week) cash and cash equivalents (including, without limitation, any intercompany receivable payable by KAR to AFC upon demand) of at least [**], at least [**] of which must constitute unrestricted cash (i.e., cash that is neither (i) pledged to a third party unrelated to this facility, nor (ii) in an account in which a third party unrelated to this facility has a perfected security interest).

EX-V-4

EXHIBIT VI

PORTFOLIO CERTIFICATE
On file with the Agent

EX-VI-1

EXHIBIT VII

PERFECTION REPRESENTATIONS, WARRANTIES AND COVENANTS
In addition to the representations, warranties and covenants contained in the Agreement, to induce Purchasers and Agent to enter into the Agreement and, in the case of Purchasers, to purchase the Participation hereunder, the Seller hereby represents, warrants and covenants to Agent and the Purchasers as to itself as follows on the Closing Date and on the date of each purchase and reinvestment in the Participation thereafter:
General
1.    The Agreement creates a valid and continuing security interest (as defined in the Indiana UCC) in the Pool Receivables in favor of the Agent, for the benefit of the Secured Parties, which security interest is prior to all other Adverse Claims, and is enforceable as such as against creditors of and purchasers from the Seller.
2.    The Pool Receivables constitute “accounts,” “payment intangibles,” “general intangibles,” “instruments” or “tangible chattel paper,” within the meaning of the Indiana UCC.
3.    The Cash Reserve Account, the Deposit Accounts and the Liquidation Account and all subaccounts of such accounts, constitute either a “deposit account” or a “securities account” within the meaning of the Indiana UCC.
4.    The Originator or the Originating Lender, as applicable, thereof has perfected its security interest against the Obligors in the property securing the Pool Receivables (to the extent that a security interest in such property can be perfected by the filing of a financing statement).
Creation
5.    The Seller owns and has good and marketable title to the Pool Receivables free and clear of any Adverse Claim, claim or encumbrance of any Person, excepting only Permitted Liens.
6.    Originator has received all consents and approvals to the sale of the Pool Receivables to the Seller required by the terms of the Receivables that constitute instruments or payment intangibles.
Perfection
7.    Each of the Originator and the Seller has caused or will have caused, within ten days after the effective date of the Agreement, the filing of all appropriate financing statements in the proper filing office in the appropriate jurisdictions under applicable law in order to perfect the sale of the Receivables from Originator to the Seller pursuant to the Purchase and Sale Agreement and the security interest therein granted by the Seller to the Agent, for the benefit of the Secured Parties, hereunder; and Originator or Originating Lender has in its possession the original

EX-VII-1

copies of such instruments or tangible chattel paper that constitute or evidence the Pool Receivables, and all financing statements referred to in this paragraph contain a statement to the effect that: A purchase of or security interest in any collateral described in this financing statement will violate the rights of the Agent, for the benefit of the Secured Parties.
8.    With respect to Pool Receivables that constitute an instrument or tangible chattel paper:
Such instruments or tangible chattel paper is in the possession of the Servicer and the Agent has received a written acknowledgment from the Servicer that the Servicer is holding such instruments or tangible chattel paper solely on behalf and for the benefit of the Agent, on behalf of the Secured Parties, and each of the Originator and the Seller has caused or will have caused, within ten days after the effective date of the Agreement, the filing of all appropriate financing statements in the proper filing office in the appropriate jurisdictions under applicable law, and all financing statements referred to in this paragraph contain a statement to the effect that: A purchase of or security interest in any collateral described in this financing statement will violate the rights of the Agent, for the benefit of the Secured Parties.
9.    With respect to the Cash Reserve Account, the Deposit Accounts and the Liquidation Account and all subaccounts of such accounts that constitute deposit accounts, either:
(i) The Seller has delivered to the Agent, for the benefit of the Secured Parties, a fully executed agreement pursuant to which the bank maintaining the deposit accounts has agreed to comply with all instructions originated by the Agent, for the benefit of the Secured Parties, directing disposition of the funds in such accounts without further consent by the Seller; or
(ii) The Seller has taken all steps necessary to cause the Agent, on behalf of the Secured Parties, to become the account holder of such accounts.
10.    With respect to the Cash Reserve Account, the Deposit Accounts and the Liquidation Account or subaccounts of such accounts that constitute “securities accounts” or “securities entitlements” within the meaning of the Indiana UCC:
(i) The Seller has delivered to the Agent, for the benefit of the Secured Parties, a fully executed agreement pursuant to which the securities intermediary has agreed to comply with all instructions originated by the Agent, for the benefit of the Secured Parties, relating to such account without further consent by the Seller; or
(ii) The Seller has taken all steps necessary to cause the securities intermediary to identify in its records the Agent, for the benefit of the Secured Parties, as the person having a security entitlement against the securities intermediary in each of such accounts.

EX-VII-2

Priority
11.    Other than the transfer of the Receivables to the Seller under the Purchase and Sale Agreement and the security interest granted to the Agent, for the benefit of the Secured Parties, pursuant to this Agreement, neither the Seller nor the Originator has pledged, assigned, sold, granted a security interest in, or otherwise conveyed any of the Pool Receivables or the Cash Reserve Account, the Deposit Accounts, the Liquidation Account or any subaccount of such accounts. Neither the Seller nor the Originator has authorized the filing of, or is aware of any financing statements against the Seller or the Originator that include a description of collateral covering the Pool Receivables or the Cash Reserve Account, the Deposit Accounts, the Liquidation Account or any subaccount of such accounts other than any financing statement relating to the security interest granted to the Agent, for the benefit of the Secured Parties, hereunder or that has been terminated.
12.    Neither the Seller nor the Originator is aware of any judgment, ERISA or tax lien filings against either the Seller or the Originator.
13.    None of the instruments or tangible chattel paper that constitute or evidence the Pool Receivables has any marks or notations indicating that they have been pledged, assigned or otherwise conveyed to any Person other than the Seller or the Agent, for the benefit of the Secured Parties.
14.    Neither the Cash Reserve Account, the Deposit Accounts, the Liquidation Account nor any subaccount of such accounts are in the name of any person other than the Seller or the Agent, on behalf of the Secured Parties. The Seller has not consented to the securities intermediary of any such account to comply with entitlement orders of any person other than the Agent, on behalf of the Secured Parties.
15.    Survival of Perfection Representations. Notwithstanding any other provision of the Agreement or any other Transaction Document, the Perfection Representations contained in this Exhibit VII shall be continuing, and remain in full force and effect (notwithstanding any termination of the commitments or any replacement of the Servicer or termination of Servicer’s rights to act as such) until such time as Investments and all other obligations under the Agreement have been finally and fully paid and performed.
16.    No Waiver. The parties to the Agreement: (i) shall not, without obtaining a confirmation of the then-current rating of the Facility, waive any of the Perfection Representations; and (ii) shall provide each Rating Agency rating the Facility with prompt written notice of any breach of the Perfection Representations, and shall not, without obtaining a confirmation of the then-current rating of the Facility (as determined after any adjustment or withdrawal of the ratings following notice of such breach), waive a breach of any of the Perfection Representations.
17.    Servicer to Maintain Perfection and Priority. The Servicer covenants that, in order to evidence the interests of the Agent, on behalf of the Secured Parties, under this Agreement, Servicer shall take such action, or execute and deliver such instruments (other than effecting a Filing (as defined below), unless such Filing is effected in accordance with this paragraph) as may be necessary or advisable including, without limitation, such actions as are

EX-VII-3

requested by the Agent, on behalf of the Secured Parties, to maintain and perfect, as a first priority interest (subject only to Permitted Liens), the Agent’s, on behalf of the Secured Parties’, security interest in the Pool Receivables and Collections with respect thereto and the Seller’s right, title and interest in, to and under the Related Security and the proceeds thereof. Servicer shall, from time to time and within the time limits established by law, prepare and present to the Agent, on behalf of the Secured Parties, for the Agent, on behalf of the Secured Parties, to authorize (based in reliance on the opinion of counsel hereinafter provided for) the Servicer to file, all financing statements, amendments, continuations, initial financing statements in lieu of a continuation statement, terminations, partial terminations, releases or partial releases, or any other filings necessary or advisable to continue, maintain and perfect the Agent’s, on behalf of the Secured Parties’, security interest in the Pool Receivables and Collections with respect thereto and the Seller’s right, title and interest in, to and under the Related Security and the proceeds thereof as a first-priority interest (subject only to Permitted Liens) (each a “Filing”). Servicer shall present each such Filing to the Agent, on behalf of the Secured Parties, together with (x) an opinion of counsel as to perfection and such other matters as the Agent may reasonably request with respect to such Filing, and (y) a form of authorization for the Agent’s, on behalf of the Secured Parties’ signature. Upon receipt of such opinion of counsel and form of authorization, the Agent, on behalf of the Secured Parties, shall promptly authorize in writing Servicer to, and Servicer shall, effect such Filing under the Uniform Commercial Code without the signature of Originator, the Seller, or the Agent, on behalf of the Secured Parties where allowed by applicable law. Notwithstanding anything else in the Agreement to the contrary, the Servicer shall not have any authority to effect a Filing without obtaining written authorization from the Agent, on behalf of the Secured Parties, in accordance with this paragraph (17).

EX-VII-4

SCHEDULE I

[RESERVED]

SCH-I-1

SCHEDULE II

DEPOSIT BANKS AND DEPOSIT ACCOUNTS
[**]

SCH-II

SCHEDULE III

NET RECEIVABLES POOL BALANCE CALCULATIONS
[**]

SCH-III-1

SCHEDULE IV

[RESERVED]

SCH-IV-1

SCHEDULE V

TAX MATTERS
[**]

SCH-V-1

SCHEDULE VI

COMPETITOR FINANCIAL INSTITUTIONS
[**]

SCH-VI-1

ANNEX A
FORM OF PURCHASE NOTICE
[**]

Annex A-1

ANNEX B

FORM OF SERVICER REPORT
[**]

ANNEX C
FORM OF JOINDER AGREEMENT
[**]